AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 2015

REGISTRATION NO. 333-189337

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DELMAR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	2834	99-0360497
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Suite 720-999 West Broadway

Vancouver, British Columbia

Canada V5Z 1K5

(604) 629-5989

(Address and telephone number of principal executive offices)

Jeffrey Bacha

Suite 720-999 West Broadway

Vancouver, British Columbia

Canada V5Z 1K5

(604) 629-5989

(Name, address and telephone number of agent for service)

Copies to:

Gregory Sichenzia, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

(COVER CONTINUES ON FOLLOWING PAGE)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer

☐ Accelerated filer

☐ Non-accelerated filer

☒ Smaller reporting company

Note Regarding Registration Fees:

All fees for the registration of the shares registered on this Post-Effective Amendment No. 3 were paid upon the initial filing of the previously filed registration statement covering such shares. No additional shares are registered and accordingly, no additional fees are payable.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement contains a prospectus that also relates to 4,371,575 shares of common stock issuable upon exercise of warrants registered on the Registration Statement on Form S-1 (Registration No. 333-203357) previously filed by the Registrant and declared effective on July 15, 2015. This Registration Statement constitutes Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-203357), and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act.

The information in this prospectus is not complete and may be changed. We and the selling stockholders may not sell these securities under this prospectus until the registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED NOVEMBER 20, 2015

DELMAR PHARMACEUTICALS, INC.

24,241,159 Shares of Common Stock Offered by Selling Stockholders

4,371,575 Shares of Common Stock Offered by the Company

This prospectus relates to the public offering of up to 24,241,159 shares of common stock of DelMar Pharmaceuticals, Inc. by the selling stockholders, including 16,418,289 outstanding shares, 7,622,870 shares issuable upon exercise of outstanding warrants, and 200,000 shares issuable upon exchange of Exchangeable Shares (as defined herein).

The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

We will not receive any of the proceeds from the sale of common stock by the selling stockholders. We will pay the expenses of registering these shares.

This prospectus also includes 4,371,575 shares of common stock issuable upon exercise of warrants issued by the Company pursuant to the Company’s public offering of common stock and common stock purchase warrants completed by the Company in the quarter ended September 30, 2015 (the “Public Offering”), including 4,277,667 shares issuable upon exercise of warrants issued to the investors under the Public Offering (the “Public Offering Warrants”) and 93,908 shares issued to the placement agents under the Public Offering (the “2015 Agent Warrants”). The Public Offering Warrants have an exercise price of $0.75 and expire on July 31, 2020. The 2015 Agent Warrants have an exercise price of $0.75 and expire on July 15, 2020.

Investing in our common stock involves a high degree of risk. You should consider carefully the risk factors beginning on page 3 of this prospectus before purchasing any of the shares offered by this prospectus.

Our common stock is quoted on the OTCQX and trades under the symbol “DMPI”. The last reported sale price of our common stock on the OTCQX on November 19, 2015, was $1.24 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is_________, 2015.

DELMAR PHARMACEUTICALS, INC.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

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EXPLANATORY NOTE

This registration statement is filed by the registrant as (i) post-effective amendment #3 on Form S-1 to update the Registration Statement on Form S-1 originally filed by the registrant with the Securities and Exchange Commission on June 14, 2013 and declared effective by the Securities and Exchange Commission on June 28, 2013, as amended by post-effective amendment #1 thereto, filed with the Securities and Exchange Commission on April 17, 2014, and declared effective by the Securities and Exchange Commission on April 29, 2014, and as amended by post-effective amendment #2 thereto, filed with the Securities and Exchange Commission on March 6, 2015, and declared effective by the Securities and Exchange Commission on March 13, 2015, and (ii) post-effective amendment #1 on Form S-1 to update the Registration Statement on Form S-1 originally filed by the registrant with the Securities and Exchange Commission on April 10, 2015 and declared effective by the Securities and Exchange Commission on July 15, 2015. The registrant is not seeking to register any additional shares pursuant to this Registration Statement.

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Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors”, before deciding to invest in our common stock.

About Us

DelMar Pharmaceuticals, Inc. (the “Company”) is a Nevada corporation formed on June 24, 2009 under the name Berry Only Inc. Prior to the Reverse Acquisition (discussed below), Berry did not have any significant assets or operations.

DelMar Pharmaceuticals, Inc. is the parent company of Del Mar Pharmaceuticals (BC) Ltd. (“DelMar (BC)”), a British Columbia, Canada corporation incorporated on April 6, 2010, which is a clinical and commercial stage drug development company with a focus on the treatment of cancer. We are conducting clinical trials in the United States with our lead product, VAL-083, as a potential new treatment for glioblastoma multiforme (“GBM”), the most common and aggressive form of brain cancer. We have also acquired certain exclusive commercial rights to VAL-083 in China where it is approved as a chemotherapy for the treatment of chronic myelogenous leukemia (“CML”) and lung cancer. We plan to seek marketing partnerships in China in order to potentially generate future royalty revenue.

References in this prospectus, and the registration statement of which it forms a part, to “we,” “us,” “our” and similar words refer to the Company and its wholly-owned subsidiaries, DelMar (BC), Callco (defined below) and Exchangeco (defined below), unless the context indicates otherwise, and, prior to the effectiveness of the Reverse Acquisition, these terms refer to DelMar (BC). References to “Berry” relate to the Company prior to the Reverse Acquisition.

We have incurred losses since our inception. Since our inception on April 6, 2010 through September 30, 2015, we have accumulated net losses of $20,236,771. We incurred net losses of $1,621,388 for the three months ended September 30, 2015, and net loss of $4,347,767 for the year ending June 30, 2015.

About this Offering

On January 25, 2013 (the “Closing Date”), the Company entered into and closed an exchange agreement (the “Exchange Agreement”), with DelMar (BC), 0959454 B.C. Ltd., a British Columbia corporation and a wholly-owned subsidiary of the Company (“Callco”), 0959456 B.C. Ltd., a British Columbia corporation and a wholly-owned subsidiary of the Company (“Exchangeco”), and securityholders of DelMar (BC). Pursuant to the Exchange Agreement, (i) the Company issued 4,340,417 shares of common stock (the “Parent Shares”) to the shareholders of DelMar (BC) who are United States residents (the “U.S. Holders”) in exchange for the transfer to Exchangeco of all 4,340,417 outstanding common shares of DelMar (BC) held by the U.S. Holders, (ii) the shareholders of DelMar (BC) who are Canadian residents (the “Canadian Holders”) received, in exchange for the transfer to Exchangeco of all 8,729,583 outstanding common shares of DelMar (BC) held by the Canadian Holders, 8,729,583 exchangeable shares (the “Exchangeable Shares”) of Exchangeco, and (iii) outstanding warrants to purchase 3,360,000 common shares of DelMar (BC) and outstanding stock options to purchase 1,020,000 common shares of DelMar (BC) were deemed to be amended such that, rather than entitling the holder to acquire common shares of DelMar (BC), such options and warrants (as amended, the “Exchange Agreement Warrants”) will entitle the holders to acquire shares of common stock of the Company. The Canadian Holders will be entitled to require Exchangeco to redeem (or, at the option of the Company or Callco, to have the Company or Callco purchase) the Exchangeable Shares, and upon such redemption or purchase to receive an equal number of shares of common stock of the Company.

Effective on the Closing Date, pursuant to the Exchange Agreement, DelMar (BC) became (indirectly through Exchangeco) a wholly-owned subsidiary of the Company. The acquisition of DelMar (BC) is treated as a reverse acquisition (the “Reverse Acquisition”), and the business of DelMar (BC) became the business of the Company. At the time of the Reverse Acquisition, Berry was not engaged in any active business.

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On January 25, 2013, January 31, 2013, February 8, 2013, February 21, 2013, February 28, 2013, March 1, 2013, and March 6, 2013, the Company entered into and closed a series of subscription agreements with accredited investors (the “Private Offering Investors”), pursuant to which the Company sold an aggregate of 13,125,002 Units, each Unit consisting of one share of common stock and one five-year warrant (the “Investor Warrants”) to purchase one share of common stock at an initial exercise price of $0.80, for a purchase price of $0.80 per Unit, for aggregate gross proceeds of $10,500,000 (the “Private Offering”). The exercise price of the Investor Warrants is subject to adjustment in the event that the Company sells common stock at a price lower than the exercise price, subject to certain exceptions. The Investor Warrants are redeemable by the Company at a price of $0.001 per Warrant at any time subject to the conditions that (i) the Company’s common stock has traded for twenty (20) consecutive trading days with a closing price of at least $1.60 per share with an average trading volume of 50,000 shares per day and (ii) the underlying shares of common stock are registered.

In connection with the completion by the Company of its public offering of common stock and common stock purchase warrants completed in the quarter ended September 30, 2015 (the “Public Offering”), the exercise price of the Investor Warrants was reduced to $0.786.

Effective January 24, 2013, the Company effected a warrant dividend (the “Warrant Dividend”) pursuant to which the Company issued one five-year warrant to purchase one share of common stock at an exercise price of $1.25 for each outstanding share of common stock. Effective October 31, 2014, the Company entered into amendments (the “Dividend Warrant Amendments”) with holders of such warrants (as amended, the “Dividend Warrants”). Pursuant to the Dividend Warrant Amendments, 3,250,007 Dividend Warrants were amended to remove the provision requiring the Company to net cash settle the Dividend Warrants in the event the Company fails to timely deliver shares of common stock upon exercise, and to remove the Company’s right to redeem the Dividend Warrants.

Pursuant to the Warrant Dividend, the Company issued an aggregate of 3,250,007 Dividend Warrants. The Dividend Warrants have the same material terms as the Investor Warrants except as follows:

●	The exercise price of the Dividend Warrants is $1.25, which will not be adjustable in the event of subsequent equity sales by the Company at a lower price.

●	The Dividend Warrants will only be exercisable at such times as the underlying shares of common stock are registered.

This prospectus includes the resale of (i) 15,536,749 shares of common stock issued in the Private Offering or issued upon exercise of warrants issued in the Private Offering, (ii) 4,372,863 shares of common stock underlying the Investor Warrants issued in the Private Offering, (iii) 3,250,007 shares of common stock underlying the Dividend Warrants, (iv) 481,490 shares of common stock issued to certain selling stockholders for services, (v) 200,000 shares of common stock issuable upon exchange of Exchangeable Shares held by certain selling stockholders, (vii) 150,050 Parent Shares held by certain selling stockholders, (viii) 200,000 shares of common stock issued upon the exchange of Exchangeable Shares, and (ix) 50,000 shares of common stock issued upon the exercise of Exchange Agreement Warrants.

Summary of the Shares offered by the Selling Stockholders.

The following is a summary of the shares being offered by the selling stockholders:

Common Stock offered by the selling stockholders	Up to 24,241,159 shares of common stock, of which 7,622,870 shares are issuable upon exercise of warrants and 200,000 shares are issuable upon exchange of Exchangeable Shares.

Common Stock outstanding prior to the offering	39,477,556 (1)

Common Stock to be outstanding after the offering	47,300,426 assuming the full exercise of the warrants and full exchange of the Exchangeable Shares the underlying shares of which are included in this prospectus.

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

(1)	Based upon the total number of issued and outstanding shares as of November 16, 2015.

This prospectus also includes 4,371,575 shares of common stock issuable upon exercise of warrants issued by the Company pursuant to the Company’s Public Offering, including 4,277,667 shares issuable upon exercise of warrants issued to the investors under the Public Offering (the “Public Offering Warrants”) and 93,908 shares issued to the placement agents under the Public Offering (the “2015 Agent Warrants”). The Public Offering Warrants have an exercise price of $0.75 and expire on July 31, 2020. The 2015 Agent Warrants have an exercise price of $0.75 and expire on July 15, 2020.

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RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. Our business, operating results and financial condition could be harmed and the value of our stock could go down as a result of these risk factors. This means you could lose all or a part of your investment.

Risks Related to Our Business

Our independent registered auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the fiscal year ended June 30, 2015, include an explanatory paragraph that such financial statements were prepared assuming that we would continue as a going concern. As discussed in Note 1 to the consolidated financial statements for the year ended June 30, 2015, included with this prospectus, because we have not begun to generate revenues and do not have the prospect of generating revenues in the near future, have reported a net loss of $4,347,767 and negative cash flow from operations of $3,853,069 for the year ended June 30, 2015, and have an accumulated deficit of $18,613,294 as of June 30, 2015, there is substantial doubt about our ability to continue as a going concern. In addition, as of September 30, 2015, we have an accumulated deficit of $20,236,771 and we incurred a net loss of $1,621,388 for the three months ended September 30, 2015. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. If we are unable to continue as a going concern, shareholders may lose their entire investments.

We have a limited operating history and a history of operating losses, and expect to incur significant additional operating losses.

We are an early stage company and there is limited historical financial information upon which to base an evaluation of our performance. Our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operations. We expect to incur substantial additional net expenses over the next several years as our research, development and commercial activities increase. The amount of future losses and when, if ever, we will achieve profitability are uncertain. Our ability to generate revenue and achieve profitability will depend on, among other things, successful completion of the preclinical and clinical development of our product candidate; obtaining necessary regulatory approvals from the U.S. Food and Drug Administration (“FDA”) and international regulatory agencies; successful manufacturing, sales and marketing arrangements; and raising sufficient funds to finance our activities. If we are unsuccessful at some or all of these undertakings, our business, prospects and results of operations may be materially adversely affected.

Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to technologies or product candidates.

Until such time, if ever, as we can generate substantial product revenues, we expect to finance our cash needs through a combination of public or private equity offerings, debt financings and/or license and development agreements with collaboration partners. We do not have any committed external source of funds. To the extent that we raise additional capital through the sale of equity or convertible debt securities, then-existing stockholders’ interests may be materially diluted, and the terms of such securities could include liquidation or other preferences that adversely their rights as common stockholders. Debt financing and preferred equity financing, if available, may involve agreements that include restrictive covenants that limit our ability to take specified actions, such as incurring additional debt, making capital expenditures or declaring dividends. In addition, debt financing would result in fixed payment obligations.

If we raise funds through collaborations, strategic partnerships or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

We are an early-stage company with an unproven business strategy and may never achieve commercialization of our candidate products or profitability.

We are at an early stage of development and commercialization of our technologies and product candidate. We have not yet begun to market any products and, accordingly, have not begun or generate revenues from the commercialization of our product. Our product will require significant additional clinical testing and investment prior to commercialization. A commitment of substantial resources by ourselves and, potentially, our partners to conduct time-consuming research and clinical trials will be required if we are to complete the development of our product candidate. There can be no assurance that our product candidate will meet applicable regulatory standards, obtain required regulatory approvals, be capable of being produced in commercial quantities at reasonable costs or be successfully marketed. Our product candidate is not expected to be commercially available for several years, if at all.

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We are currently focused on the development of a single product candidate.

Our product development efforts are currently focused on a single product, VAL-083, for which we are researching multiple indications. If VAL-083 fails to achieve clinical endpoints or exhibits unanticipated toxicity or if a superior product is developed by a competitor, our prospects for obtaining regulatory approval and commercialization may be negatively impacted. In the long term, we hope to establish a pipeline of product candidates, and we have identified additional product candidates that we may be able to acquire or license in the future. However, at this time we do not have any formal agreements granting us any rights to such additional product candidates.

Even if we are able to commercialize any product candidate that we develop, the product may become subject to unfavorable pricing regulations, third party payor reimbursement practices or healthcare reform initiatives that could harm our business.

The commercial success of our product candidate will depend substantially, both domestically and abroad, on the extent to which the costs of our product candidate will be paid by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or reimbursed by government health administration authorities (such as Medicare and Medicaid), private health coverage insurers and other third party payors. If reimbursement is not available, or is available only to limited levels, we may not be able to successfully commercialize our product candidate. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish and maintain pricing sufficient to realize a meaningful return on our investment.

There is significant uncertainty related to third party payor coverage and reimbursement of newly approved drugs. Marketing approvals, pricing and reimbursement for new drug products vary widely from country to country. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In some non-U.S. markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we might obtain marketing approval for a product in a particular country, but then be subject to price regulations that delay commercial launch of the product, possibly for lengthy time periods, which may negatively impact the revenues we are able to generate from the sale of the product in that country. Adverse pricing limitations may hinder our ability to recoup our investment in one or more product candidates, even if our product candidates obtain marketing approval.

Our ability to commercialize VAL-083 or any other product candidate will depend in part on the extent to which coverage and reimbursement for these products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Government authorities and third party payors, such as private health insurers and health maintenance organizations, decide which medications they will cover and establish reimbursement levels. The healthcare industry is acutely focused on cost containment, both in the United States and elsewhere. Government authorities and third party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medications, which could affect our ability to sell our product candidate profitably. These payors may not view our products, if any, as cost-effective, and coverage and reimbursement may not be available to our customers, or may not be sufficient to allow our products, if any, to be marketed on a competitive basis. Cost-control initiatives could cause us to decrease the price we might establish for products, which could result in lower than anticipated product revenues. If the prices for our products, if any, decrease or if governmental and other third party payors do not provide adequate coverage or reimbursement, our prospects for revenue and profitability will suffer.

There may also be delays in obtaining coverage and reimbursement for newly approved drugs, and coverage may be more limited than the indications for which the drug is approved by the FDA or comparable non-U.S. regulatory authorities. Moreover, eligibility for reimbursement does not imply that any drug will be paid for in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. Reimbursement rates may vary, by way of example, according to the use of the drug and the clinical setting in which it is used. Reimbursement rates may also be based on reimbursement levels already set for lower cost drugs or may be incorporated into existing payments for other services.

In addition, increasingly, third party payors are requiring higher levels of evidence of the benefits and clinical outcomes of new technologies and are challenging the prices charged. We cannot be sure that coverage will be available for any product candidate that we, or they, commercialize and, if available, that the reimbursement rates will be adequate. Further, the net reimbursement for drug products may be subject to additional reductions if there are changes to laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. An inability to promptly obtain coverage and adequate payment rates from both government-funded and private payors for any our product candidates for which we obtain marketing approval could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products and our overall financial condition.

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We are dependent on obtaining certain patents and protecting our proprietary rights.

Our success will depend, in part, on our ability to obtain patents, maintain trade secret protection and operate without infringing on the proprietary rights of third parties or having third parties circumvent our rights. We have filed and are actively pursuing patent applications for our products. The patent positions of biotechnology, biopharmaceutical and pharmaceutical companies can be highly uncertain and involve complex legal and factual questions. Thus, there can be no assurance that any of our patent applications will result in the issuance of patents, that we will develop additional proprietary products that are patentable, that any patents issued to us or those that already have been issued will provide us with any competitive advantages or will not be challenged by any third parties, that the patents of others will not impede our ability to do business or that third parties will not be able to circumvent our patents. Furthermore, there can be no assurance that others will not independently develop similar products, duplicate any of our products not under patent protection, or, if patents are issued to us, design around the patented products we developed or will develop.

We may be required to obtain licenses from third parties to avoid infringing patents or other proprietary rights. No assurance can be given that any licenses required under any such patents or proprietary rights would be made available, if at all, on terms we find acceptable. If we do not obtain such licenses, we could encounter delays in the introduction of products or could find that the development, manufacture or sale of products requiring such licenses could be prohibited.

A number of pharmaceutical, biopharmaceutical and biotechnology companies and research and academic institutions have developed technologies, filed patent applications or received patents on various technologies that may be related to or affect our business. Some of these technologies, applications or patents may conflict with our technologies or patent applications. Such conflict could limit the scope of the patents, if any, that we may be able to obtain or result in the denial of our patent applications. In addition, if patents that cover our activities are issued to other companies, there can be no assurance that we would be able to obtain licenses to these patents at a reasonable cost or be able to develop or obtain alternative technology. If we do not obtain such licenses, we could encounter delays in the introduction of products, or could find that the development, manufacture or sale of products requiring such licenses could be prohibited. In addition, we could incur substantial costs in defending ourselves in suits brought against us on patents it might infringe or in filing suits against others to have such patents declared invalid.

Patent applications in the U.S. are maintained in secrecy and not published if either: i) the application is a provisional application or, ii) the application is filed and we request no publication, and certify that the invention disclosed “has not and will not” be the subject of a published foreign application. Otherwise, U.S. applications or foreign counterparts, if any, publish 18 months after the priority application has been filed. Since publication of discoveries in the scientific or patent literature often lag behind actual discoveries, we cannot be certain that we or any licensor were the first creator of inventions covered by pending patent applications or that we or such licensor was the first to file patent applications for such inventions. Moreover, we might have to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine priority of invention, which could result in substantial cost to us, even if the eventual outcome were favorable to us. There can be no assurance that our patents, if issued, would be held valid or enforceable by a court or that a competitor’s technology or product would be found to infringe such patents.

Moreover, we may be subject to third party preissuance submissions of prior art to the USPTO, or become involved in opposition, derivation, reexamination, inter partes review, post-grant review or interference proceedings challenging our patent rights or the patent rights of others. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, our patent rights, allow third parties to commercialize our technology or products and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third party patent rights.

Even if our patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us, or otherwise provide us with any competitive advantage. Our competitors may be able to circumvent our patents by developing similar or alternative technologies or products in a non-infringing manner.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our patents may be challenged in courts or patent offices in the United States and abroad. Such challenges may result in loss of exclusivity or freedom to operate, or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our technology and products. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

In addition, the protection of intellectual property rights in China (where our clinical product candidate, VAL-083, is manufactured pursuant to a collaboration agreement with the only manufacturer presently licensed by the China Food and Drug Administration to produce the product for the China market, and where VAL-083 is approved for the treatment of CML and lung cancer) is relatively weak compared to the United States, which may negatively affect our ability to generate royalty revenue from sales of VAL-083 in China.

Much of our know-how and technology may not be patentable. To protect our rights, we require employees, consultants, advisors and collaborators to enter into confidentiality agreements. There can be no assurance, however, that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. Further, our business may be adversely affected by competitors who independently develop competing technologies, especially if we obtain no, or only narrow, patent protection.

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Recent patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.

On September 16, 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law. The Leahy-Smith Act includes a number of significant changes to United States patent law. The Leahy-Smith Act includes provisions that affect the way patent applications are prosecuted and affect patent litigation. The United States Patent and Trademark Office, or PTO, recently developed new regulations and procedures to govern administration of the Leahy-Smith Act. However, many of the substantive changes to patent law associated with the Leahy-Smith Act, and in particular, the first to file provisions, only became effective on March 16, 2013. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

We may be unable to protect our patents and proprietary rights.

Our future success will depend to a significant extent on our ability to:

●	obtain and keep patent protection for our products and technologies on an international basis;

●	enforce our patents to prevent others from using our inventions;

●	maintain and prevent others from using our trade secrets; and

●	operate and commercialize products without infringing on the patents or proprietary rights of others.

We can provide no assurance that our patent rights will afford any competitive advantages and these rights may be challenged or circumvented by third parties. Further, patents may not be issued on any of our pending patent applications in the U.S. or abroad. Because of the extensive time required for development, testing and regulatory review of a product candidate, it is possible that before a product candidate can be commercialized, any related patent may expire, or remain in existence for only a short period following commercialization, reducing or eliminating any advantage of the patent.

If we sue others for infringing our patents, a court may determine that such patents are invalid or unenforceable. Even if the validity of our patent rights is upheld by a court, a court may not prevent the alleged infringement of our patent rights on the grounds that such activity is not covered by our patent claims.

In addition, third parties may sue us for infringing their patents. In the event of a successful claim of infringement against us, we may be required to:

●	defend litigation or administrative proceedings;

●	pay substantial damages;

●	stop using our technologies and methods;

●	stop certain research and development efforts;

●	develop non-infringing products or methods; and

●	obtain one or more licenses from third parties.

If required, we can provide no assurance that we will be able to obtain such licenses on acceptable terms, or at all. If we are sued for infringement, we could encounter substantial delays in development, manufacture and commercialization of our product candidates. Any litigation, whether to enforce our patent rights or to defend against allegations that we infringe third party rights, will be costly, time consuming, and may distract management from other important tasks.

As is commonplace in the biotechnology and pharmaceutical industry, we employ individuals who were previously employed at other biotechnology or pharmaceutical companies, including our competitors or potential competitors. To the extent our employees are involved in research areas which are similar to those areas in which they were involved at their former employers, we may be subject to claims that such employees and/or we have inadvertently or otherwise used or disclosed the alleged trade secrets or other proprietary information of the former employers. Litigation may be necessary to defend against such claims, which could result in substantial costs and be a distraction to management and which may have a material adverse effect on us, even if we are successful in defending such claims.

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We are subject to various government regulations.

The manufacture and sale of human therapeutic and diagnostic products in the U.S., Canada and foreign jurisdictions are governed by a variety of statutes and regulations. These laws require approval of manufacturing facilities, controlled research and testing of products and government review and approval of a submission containing manufacturing, preclinical and clinical data in order to obtain marketing approval based on establishing the safety and efficacy of the product for each use sought, including adherence to current cGMP during production and storage, and control of marketing activities, including advertising and labeling.

The product we are currently developing will require significant development, preclinical and clinical testing and investment of substantial funds prior to its commercialization. The process of obtaining required approvals can be costly and time-consuming, and there can be no assurance that future products will be successfully developed and will prove to be safe and effective in clinical trials or receive applicable regulatory approvals. Markets other than the U.S. and Canada have similar restrictions. Potential investors and shareholders should be aware of the risks, problems, delays, expenses and difficulties which we may encounter in view of the extensive regulatory environment which controls our business.

If we are unable to keep up with rapid technological changes in our field or compete effectively, we will be unable to operate profitably.

We are engaged in a rapidly changing field. Other products and therapies that will compete directly with the products that we are seeking to develop and market currently exist or are being developed. Competition from fully integrated pharmaceutical companies and more established biotechnology companies is intense and is expected to increase. Most of these companies have significantly greater financial resources and expertise in discovery and development, manufacturing, preclinical and clinical testing, obtaining regulatory approvals and marketing than us. Smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large pharmaceutical and established biopharmaceutical or biotechnology companies. Many of these competitors have significant products that have been approved or are in development and operate large, well-funded discovery and development programs. Academic institutions, governmental agencies and other public and private research organizations also conduct research, seek patent protection and establish collaborative arrangements for therapeutic products and clinical development and marketing. These companies and institutions compete with us in recruiting and retaining highly qualified scientific and management personnel. In addition to the above factors, we will face competition based on product efficacy and safety, the timing and scope of regulatory approvals, availability of supply, marketing and sales capability, reimbursement coverage, price and patent position. There is no assurance that our competitors will not develop more effective or more affordable products, or achieve earlier patent protection or product commercialization, than our own.

Other companies may succeed in developing products earlier than ourselves, obtaining Health Canada, European Medicines Agency (“EMA”) and FDA approvals for such products more rapidly than we will, or in developing products that are more effective than products we propose to develop. While we will seek to expand our technological capabilities in order to remain competitive, there can be no assurance that research and development by others will not render our technology or products obsolete or non-competitive or result in treatments or cures superior to any therapy we develop, or that any therapy we develop will be preferred to any existing or newly developed technologies.

We may request priority review for our product candidate in the future. The FDA may not grant priority review for our product candidate. Moreover, even if the FDA designated such product for priority review, that designation may not lead to a faster regulatory review or approval process and, in any event, would not assure FDA approval.

We may be eligible for priority review designation for our product candidate if the FDA determines such product candidate offers major advances in treatment or provides a treatment where no adequate therapy exists. A priority review designation means that the goal for the FDA to review an application is six months, rather than the standard review period of ten months. The FDA has broad discretion with respect to whether or not to grant priority review status to a product candidate, so even if we believe a particular product candidate is eligible for such designation or status, the FDA may decide not to grant it. Thus, while the FDA has granted priority review to other oncology disease products, our product candidate, should we determine to seek priority review, may not receive similar designation. Moreover, even if our product candidate is designated for priority review, such a designation does not necessarily mean a faster regulatory review process or necessarily confer any advantage with respect to approval compared to conventional FDA procedures. Receiving priority review from the FDA does not guarantee approval within an accelerated timeline or thereafter.

We believe we may in some instances be able to secure approval from the FDA or comparable non-U.S. regulatory authorities to use accelerated development pathways. If we are unable to obtain such approval, we may be required to conduct additional preclinical studies or clinical trials beyond those that we contemplate, which could increase the expense of obtaining, and delay the receipt of, necessary marketing approvals.

We anticipate that we may seek an accelerated approval pathway for our product candidate. Under the accelerated approval provisions in the Federal Food, Drug, and Cosmetic Act, or FDCA, and the FDA’s implementing regulations, the FDA may grant accelerated approval to a product designed to treat a serious or life-threatening condition that provides meaningful therapeutic benefit over available therapies upon a determination that the product has an effect on a surrogate endpoint or intermediate clinical endpoint that is reasonably likely to predict clinical benefit. The FDA considers a clinical benefit to be a positive therapeutic effect that is clinically meaningful in the context of a given disease, such as irreversible morbidity or mortality. For the purposes of accelerated approval, a surrogate endpoint is a marker, such as a laboratory measurement, radiographic image, physical sign, or other measure that is thought to predict clinical benefit, but is not itself a measure of clinical benefit. An intermediate clinical endpoint is a clinical endpoint that can be measured earlier than an effect on irreversible morbidity or mortality that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit. The accelerated approval pathway may be used in cases in which the advantage of a new drug over available therapy may not be a direct therapeutic advantage, but is a clinically important improvement from a patient and public health perspective. If granted, accelerated approval is usually contingent on the sponsor’s agreement to conduct, in a diligent manner, additional post-approval confirmatory studies to verify and describe the drug’s clinical benefit. If such post-approval studies fail to confirm the drug’s clinical benefit, the FDA may withdraw its approval of the drug.

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Prior to seeking such accelerated approval, we will seek feedback from the FDA and will otherwise evaluate our ability to seek and receive such accelerated approval. There can also be no assurance that after our evaluation of the feedback and other factors we will decide to pursue or submit a Biologics License Application, or BLA, or a New Drug Application, or NDA, for accelerated approval or any other form of expedited development, review or approval. Similarly, there can be no assurance that after subsequent FDA feedback that we will continue to pursue or apply for accelerated approval or any other form of expedited development, review or approval, even if we initially decide to do so. Furthermore, if we decide to submit an application for accelerated approval or under another expedited regulatory designation (e.g., breakthrough therapy designation), there can be no assurance that such submission or application will be accepted or that any expedited development, review or approval will be granted on a timely basis, or at all. The FDA or other non-U.S. authorities could also require us to conduct further studies prior to considering our application or granting approval of any type. A failure to obtain accelerated approval or any other form of expedited development, review or approval for any of our product candidates that we determine to seek accelerated approval for would result in a longer time period to commercialization of such product candidate, could increase the cost of development of such product candidate and could harm our competitive position in the marketplace.

Clinical drug development involves a lengthy and expensive process with an uncertain outcome. We may incur additional costs or experience delays in completing, or ultimately be unable to complete the development and commercialization of our product candidate.

Our only current product candidate is in clinical development and the risk of failure of our product candidate is high. It is impossible to predict when or if our product candidate will prove effective or safe in humans or will receive regulatory approval. Before obtaining marketing approval from regulatory authorities for the sale of any product candidate, we must complete preclinical development and then conduct extensive clinical trials to demonstrate the safety and efficacy of our product candidate in humans. Clinical testing is expensive, difficult to design and implement, can take many years to complete and is uncertain as to outcome. A failure of one or more clinical trials can occur at any stage of testing. The clinical development of our product candidate is susceptible to the risk of failure inherent at any stage of drug development, including failure to demonstrate efficacy in a clinical trial or across a broad population of patients, the occurrence of severe or medically or commercially unacceptable adverse events, failure to comply with protocols or applicable regulatory requirements and determination by the FDA or any comparable non-U.S. regulatory authority that a drug product is not safe or effective for its intended uses. It is possible that even if our product candidate has a beneficial effect, that effect will not be detected during clinical evaluation as a result of one or more of a variety of factors, including the size, duration, design, measurements, conduct or analysis of our clinical trials. Conversely, as a result of the same factors, our clinical trials may indicate an apparent positive effect of a product candidate that is greater than the actual positive effect, if any. Similarly, in our clinical trials we may fail to detect toxicity of or intolerability caused by our product candidate, or mistakenly believe that our product candidate is toxic or not well tolerated when that is not in fact the case.

The outcome of preclinical studies and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials after achieving positive results in earlier development, and we cannot be certain that we will not face additional setbacks.

The design of a clinical trial can determine whether its results will support approval of a product; however, flaws in the design of a clinical trial may not become apparent until the clinical trial is well advanced or completed. We have limited experience in designing clinical trials and may be unable to design and execute a clinical trial to support marketing approval. In addition, preclinical and clinical data are often susceptible to varying interpretations and analyses. Many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval for the product candidates. Even if we believe that the results of clinical trials for our product candidate warrant marketing approval, the FDA or comparable non-U.S. regulatory authorities may disagree and may not grant marketing approval of our product candidate.

In some instances, there can be significant variability in safety or efficacy results between different clinical trials of the same product candidate due to numerous factors, including changes in trial procedures set forth in protocols, differences in the size and type of the patient populations, changes in and adherence to the clinical trial protocols and the rate of dropout among clinical trial participants. Any Phase 2, Phase 3 or other clinical trials that we may conduct may not demonstrate the efficacy and safety necessary to obtain regulatory approval to market our product candidate.

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We have conducted, and may in the future conduct, clinical trials for certain of our product candidate at sites outside the United States, and the FDA may not accept data from trials conducted in such locations.

We have conducted and may in the future choose to conduct one or more of our clinical trials outside the United States. Although the FDA may accept data from clinical trials conducted outside the United States, acceptance of this data is subject to certain conditions imposed by the FDA. For example, the clinical trial must be well designed and conducted and performed by qualified investigators in accordance with ethical principles. The trial population must also adequately represent the U.S. population, and the data must be applicable to the U.S. population and U.S. medical practice in ways that the FDA deems clinically meaningful. Generally, the patient population for any clinical trials conducted outside of the United States must be representative of the population for whom we intend to seek approval in the United States. In addition, while these clinical trials are subject to the applicable local laws, FDA acceptance of the data will be dependent upon its determination that the trials also complied with all applicable U.S. laws and regulations. There can be no assurance that the FDA will accept data from trials conducted outside of the United States. If the FDA does not accept the data from any of our clinical trials that we determine to conduct outside the United States, it would likely result in the need for additional trials, which would be costly and time-consuming and delay or permanently halt our development of the product candidate.

In addition, the conduct of clinical trials outside the United States could have a significant impact on us. Risks inherent in conducting international clinical trials include:

●	foreign regulatory requirements that could restrict or limit our ability to conduct our clinical trials;

●	administrative burdens of conducting clinical trials under multiple foreign regulatory schema;

●	foreign exchange fluctuations; and

●	diminished protection of intellectual property in some countries.

If clinical trials of our product candidate fail to demonstrate safety and efficacy to the satisfaction of the FDA and comparable non-U.S. regulators, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidate.

We are not permitted to commercialize, market, promote or sell any product candidate in the United States without obtaining marketing approval from the FDA. Comparable non-U.S. regulatory authorities, such as the EMA, impose similar restrictions. We may never receive such approvals. We must complete extensive preclinical development and clinical trials to demonstrate the safety and efficacy of our product candidate in humans before we will be able to obtain these approvals.

Clinical testing is expensive, difficult to design and implement, can take many years to complete and is inherently uncertain as to outcome. We have not previously submitted a BLA or an NDA to the FDA or similar drug approval filings to comparable non-U.S. regulatory authorities for any product candidate.

Any inability to successfully complete preclinical and clinical development could result in additional costs to us and impair our ability to generate revenues from product sales, regulatory and commercialization milestones and royalties. In addition, if (1) we are required to conduct additional clinical trials or other testing of our product candidate beyond the trials and testing that we contemplate, (2) we are unable to successfully complete clinical trials of our product candidate or other testing, (3) the results of these trials or tests are unfavorable, uncertain or are only modestly favorable, or (4) there are unacceptable safety concerns associated with our product candidate, we, in addition to incurring additional costs, may:

●	be delayed in obtaining marketing approval for our product candidates;

●	not obtain marketing approval at all;

●	obtain approval for indications or patient populations that are not as broad as we intended or desired;

●	obtain approval with labeling that includes significant use or distribution restrictions or significant safety warnings, including boxed warnings;

●	be subject to additional post-marketing testing or other requirements; or

●	be required to remove the product from the market after obtaining marketing approval.

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If we experience any of a number of possible unforeseen events in connection with clinical trials of our product candidate, potential marketing approval or commercialization of our product candidate could be delayed or prevented.

We may experience numerous unforeseen events during, or as a result of, clinical trials that could delay or prevent marketing approval of our product candidate, including:

●	clinical trials of our product candidate may produce unfavorable or inconclusive results;

●	we may decide, or regulators may require us, to conduct additional clinical trials or abandon product development programs;

●	the number of patients required for clinical trials of our product candidate may be larger than we anticipate, patient enrollment in these clinical trials may be slower than we anticipate or participants may drop out of these clinical trials at a higher rate than we anticipate;

●	data safety monitoring committees may recommend suspension, termination or a clinical hold for various reasons, including concerns about patient safety;

●	regulators or IRBs may suspend or terminate the trial or impose a clinical hold for various reasons, including noncompliance with regulatory requirements or concerns about patient safety;

●	patients with serious, life-threatening diseases included in our clinical trials may die or suffer other adverse medical events for reasons that may not be related to our product candidate;

●	participating patients may be subject to unacceptable health risks;

●	patients may not complete clinical trials due to safety issues, side effects, or other reasons;

●	changes in regulatory requirements and guidance may occur, which require us to amend clinical trial protocols to reflect these changes;

●	our third party contractors, including those manufacturing our product candidate or components or ingredients thereof or conducting clinical trials on our behalf, may fail to comply with regulatory requirements or meet their contractual obligations to us in a timely manner or at all;

●	regulators or institutional review boards, or IRBs may not authorize us or our investigators to commence a clinical trial or conduct a clinical trial at a prospective trial site;

●	we may experience delays in reaching or fail to reach agreement on acceptable clinical trial contracts or clinical trial protocols with prospective trial sites;

●	patients who enroll in a clinical trial may misrepresent their eligibility to do so or may otherwise not comply with the clinical trial protocol, resulting in the need to drop the patients from the clinical trial, increase the needed enrollment size for the clinical trial or extend the clinical trial’s duration;

●	we may have to suspend or terminate clinical trials of our product candidate for various reasons, including a finding that the participants are being exposed to unacceptable health risks, undesirable side effects or other unexpected characteristics of a product candidate;

●	regulators or IRBs may require that we or our investigators suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements or their respective standards of conduct, a finding that the participants are being exposed to unacceptable health risks, undesirable side effects or other unexpected characteristics of the product candidate or findings of undesirable effects caused by a chemically or mechanistically similar drug or drug candidate;

●	the FDA or comparable non-U.S. regulatory authorities may disagree with our clinical trial design or our interpretation of data from preclinical studies and clinical trials;

●	the FDA or comparable non-U.S. regulatory authorities may fail to approve or subsequently find fault with the manufacturing processes or facilities of third party manufacturers with which we enter into agreements for clinical and commercial supplies;

●	the supply or quality of raw materials or manufactured product candidate or other materials necessary to conduct clinical trials of our product candidate may be insufficient, inadequate, delayed, or not available at an acceptable cost, or we may experience interruptions in supply; and

●	the approval policies or regulations of the FDA or comparable non-U.S. regulatory authorities may significantly change in a manner rendering our clinical data insufficient to obtain marketing approval.

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Product development costs for us will increase if we experience delays in testing or pursuing marketing approvals and we may be required to obtain additional funds to complete clinical trials and prepare for possible commercialization of our product candidate. We do not know whether any preclinical tests or clinical trials will begin as planned, will need to be restructured or will be completed on schedule, or at all. Significant preclinical or clinical trial delays also could shorten any periods during which we may have the exclusive right to commercialize our product candidate or allow our competitors to bring products to market before we do and impair our ability to successfully commercialize our product candidate and may harm our business and results of operations. In addition, many of the factors that cause, or lead to, clinical trial delays may ultimately lead to the denial of marketing approval of our product candidate.

If we experience delays or difficulties in the enrollment of patients in clinical trials, we may not achieve our clinical development on our anticipated timeline, or at all, and our receipt of necessary regulatory approvals could be delayed or prevented.

We may not be able to initiate or continue clinical trials for VAL-083 or any other product candidate if we are unable to locate and enroll a sufficient number of eligible patients to participate in clinical trials. Patient enrollment is a significant factor in the timing of clinical trials, and is affected by many factors, including:

●	the size and nature of the patient population;

●	the severity of the disease under investigation;

●	the proximity of patients to clinical sites;

●	the eligibility criteria for the trial;

●	the design of the clinical trial;

●	efforts to facilitate timely enrollment;

●	competing clinical trials; and

●	clinicians’ and patients’ perceptions as to the potential advantages and risks of the drug being studied in relation to other available therapies, including any new drugs that may be approved for the indications we are investigating.

Our inability to enroll a sufficient number of patients for our clinical trials could result in significant delays or may require us to abandon one or more clinical trials altogether. Enrollment delays in our clinical trials may result in increased development costs for our product candidate, delay or halt the development of and approval processes for our product candidate and jeopardize our ability to achieve our clinical development timeline and goals, including the dates by which we will commence, complete and receive results from clinical trials. Enrollment delays may also delay or jeopardize our ability to commence sales and generate revenues from our product candidate. Any of the foregoing could cause the value of the Company to decline and limit our ability to obtain additional financing, if needed.

Positive results in previous clinical trials of VAL-083 may not be replicated in future clinical trials, which could result in development delays or a failure to obtain marketing approval.

Positive results in previous clinical studies of VAL-083 may not be predictive of similar results in future clinical trials. Also, interim results during a clinical trial do not necessarily predict final results. A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials even after achieving promising results in early-stage development. Accordingly, the results from the completed preclinical studies and clinical trials for VAL-083 may not be predictive of the results we may obtain in later stage trials. Our clinical trials may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical trials. Moreover, clinical data are often susceptible to varying interpretations and analyses, and many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain FDA or EMA, or other regulatory agency, approval for their products.

FDA approval of VAL-083 may be denied.

There can be no assurance that the FDA will ultimately approve our NDA. The FDA may deny approval of VAL-083 for many reasons, including:

●	we may be unable to demonstrate to the satisfaction of the FDA that VAL-083 is safe and effective for its intended uses;

●	the FDA may disagree with our interpretation of data from the clinical trials;

●	we may be unable to demonstrate that any clinical or other benefits of VAL-083 outweigh any safety or other perceived risks; or

●	we may not be able to successfully address any other issues raised by the FDA.

If VAL-083 fails to receive FDA approval, our business and prospects will be materially adversely impacted.

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We expect to rely on orphan drug status to develop and commercialize our product candidate, but our orphan drug designations may not confer marketing exclusivity or other expected commercial benefits as anticipated.

Market exclusivity afforded by orphan drug designation is generally offered as an incentive to drug developers to invest in developing and commercializing products for unique diseases that impact a limited number of patients. The FDA may grant orphan drug designation to drugs intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the United States. Qualification to maintain orphan drug status is generally monitored by the regulatory authorities during the orphan drug exclusivity period, currently seven years from the date of approval in the United States.

We have been granted orphan drug designation in the United States for GBM and we expect to rely on orphan drug exclusivity for our product candidate. It is possible that with the approval of VAL-083 in the United States, that the incidence and prevalence numbers for GBM could change. Should the incidence and prevalence of GBM patients materially increase, it is possible that the orphan drug designation, and related market exclusivity, in the United States could be lost. Further, while we have been granted this orphan designation, the FDA can still approve different drugs for use in treating the same indication or disease, which would create a more competitive market for us and our revenues will be diminished.

Further, for our product candidate, it is possible that another company also holding orphan drug designation for the same product candidate will receive marketing approval for the same indication before we do. If that were to happen, our applications for that indication may not be approved until the competing company’s period of exclusivity expires. Even if we are the first to obtain marketing authorization for an orphan drug indication, there are circumstances under which a competing product may be approved for the same indication during the seven-year period of marketing exclusivity, such as if the later product is shown to be clinically superior to the orphan product, or if the later product is deemed a different product than ours. Further, the seven-year marketing exclusivity would not prevent competitors from obtaining approval of the same product candidate as ours for indications other than those in which we have been granted orphan drug designation, or for the use of other types of products in the same indications as our orphan product.

If the market opportunities for our product candidate are smaller than we believe they are, our revenues may be adversely affected and our business may suffer. Because the target patient populations of our product candidate are small, we must be able to successfully identify patients and capture a significant market share to achieve and maintain profitability.

We focus our research and product development on treatments for orphan cancer indications. Our projections of both the number of people who have failed other therapies or have limited medical options, are based on estimates. These estimates may prove to be incorrect and new studies may change the estimated incidence or prevalence. The number of patients in the United States, Europe and elsewhere may turn out to be lower than expected or may not be otherwise amenable to treatment with our products, or new patients may become increasingly difficult to identify or gain access to, all of which would adversely affect our results of operations and our business. Additionally, because our target patient populations are small, we will be required to capture a significant market share to achieve and maintain profitability.

We may be required to suspend or discontinue clinical trials due to unexpected side effects or other safety risks that could preclude approval of our product candidate.

Our clinical trials may be suspended at any time for a number of reasons. For example, we may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable risk to the clinical trial patients. In addition, the FDA or other regulatory agencies may order the temporary or permanent discontinuation of our clinical trials at any time if they believe that the clinical trials are not being conducted in accordance with applicable regulatory requirements or that they present an unacceptable safety risk to the clinical trial patients.

Administering any product candidate to humans may produce undesirable side effects. These side effects could interrupt, delay or halt clinical trials of our product candidates and could result in the FDA or other regulatory authorities denying further development or approval of our product candidates for any or all targeted indications. Ultimately, some or all of our product candidates may prove to be unsafe for human use. Moreover, we could be subject to significant liability if any volunteer or patient suffers, or appears to suffer, adverse health effects or even death as a result of participating in our clinical trials.

We may not receive regulatory approvals for our product candidate or there may be a delay in obtaining such approvals.

Our product and our ongoing development activities are subject to regulation by regulatory authorities in the countries in which we or our collaborators and distributors wish to test, manufacture or market our products. For instance, the FDA will regulate the product in the U.S. and equivalent authorities, such as the EMA, will regulate in Europe. Regulatory approval by these authorities will be subject to the evaluation of data relating to the quality, efficacy and safety of the product for its proposed use, and there can be no assurance that the regulatory authorities will find our data sufficient to support product approval of VAL-083.

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The time required to obtain regulatory approval varies between countries. In the U.S., for products without “Fast Track” status, it can take up to eighteen (18) months after submission of an application for product approval to receive the FDA's decision. Even with Fast Track status, FDA review and decision can take up to twelve (12) months. At present, we do not have Fast Track status for our clinical product candidate, VAL-083.

Different regulators may impose their own requirements and may refuse to grant, or may require additional data before granting, an approval, notwithstanding that regulatory approval may have been granted by other regulators. Regulatory approval may be delayed, limited or denied for a number of reasons, including insufficient clinical data, the product not meeting safety or efficacy requirements or any relevant manufacturing processes or facilities not meeting applicable requirements as well as case load at the regulatory agency at the time.

We may fail to comply with regulatory requirements.

Our success will be dependent upon our ability, and our collaborative partners’ abilities, to maintain compliance with regulatory requirements, including cGMP, and safety reporting obligations. The failure to comply with applicable regulatory requirements can result in, among other things, fines, injunctions, civil penalties, total or partial suspension of regulatory approvals, refusal to approve pending applications, recalls or seizures of products, operating and production restrictions and criminal prosecutions.

Even if our product candidate receives marketing approval, it may fail to achieve the degree of market acceptance by physicians, patients, third party payors and others in the medical community necessary for commercial success and the market opportunity for the product candidate may be smaller than we estimate.

We have never commercialized a product. Even if VAL-083 or any other product candidate is approved by the appropriate regulatory authorities for marketing and sale, it may nonetheless fail to gain sufficient market acceptance by physicians, patients, third party payors and others in the medical community. For example, physicians are often reluctant to switch their patients from existing therapies even when new and potentially more effective or convenient treatments enter the market. Further, patients often acclimate to the therapy that they are currently taking and do not want to switch unless their physicians recommend switching products or they are required to switch therapies due to lack of reimbursement for existing therapies.

Efforts to educate the medical community and third party payors on the benefits of our product candidate may require significant resources and may not be successful. If our product candidate is approved but does not achieve an adequate level of market acceptance, we may not generate significant revenues and we may not become profitable. The degree of market acceptance of VAL-083 or any other product candidate, if approved for commercial sale, will depend on a number of factors, including:

●	the efficacy and safety of the product;

●	the potential advantages of the product compared to alternative treatments;

●	the prevalence and severity of any side effects;

●	the clinical indications for which the product is approved;

●	whether the product is designated under physician treatment guidelines as a first-line therapy or as a second- or third-line therapy;

●	limitations or warnings, including distribution or use restrictions, contained in the product’s approved labeling;

●	our ability to offer the product for sale at competitive prices;

●	our ability to establish and maintain pricing sufficient to realize a meaningful return on our investment;

●	the product’s convenience and ease of administration compared to alternative treatments;

●	the willingness of the target patient population to try, and of physicians to prescribe, the product;

●	the strength of sales, marketing and distribution support;

●	the approval of other new products for the same indications;

●	changes in the standard of care for the targeted indications for the product;

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●	the timing of market introduction of our approved products as well as competitive products and other therapies;

●	availability and amount of reimbursement from government payors, managed care plans and other third party payors;

●	adverse publicity about the product or favorable publicity about competitive products; and

●	potential product liability claims.

The potential market opportunities for our product candidate are difficult to estimate precisely. Our estimates of the potential market opportunities are predicated on many assumptions, including industry knowledge and publications, third party research reports and other surveys. While we believe that our internal assumptions are reasonable, these assumptions involve the exercise of significant judgment on the part of our management, are inherently uncertain and the reasonableness of these assumptions has not been assessed by an independent source. If any of the assumptions proves to be inaccurate, the actual markets for our product candidate could be smaller than our estimates of the potential market opportunities.

If our product candidate receives marketing approval and we, or others, later discover that the drug is less effective than previously believed or causes undesirable side effects that were not previously identified, our ability to market the drug could be compromised.

Clinical trials of our product candidate are conducted in carefully defined subsets of patients who have agreed to enter into clinical trials. Consequently, it is possible that our clinical trials may indicate an apparent positive effect of a product candidate that is greater than the actual positive effect, if any, or alternatively fail to identify undesirable side effects. If, following approval of our product candidate, we, or others, discover that the drug is less effective than previously believed or causes undesirable side effects that were not previously identified, any of the following adverse events could occur:

●	regulatory authorities may withdraw their approval of the drug or seize the drug;

●	we may be required to recall the drug or change the way the drug is administered;

●	additional restrictions may be imposed on the marketing of, or the manufacturing processes for, the particular drug;

●	we may be subject to fines, injunctions or the imposition of civil or criminal penalties;

●	regulatory authorities may require the addition of labeling statements, such as a “black box” warning or a contraindication;

●	we may be required to create a Medication Guide outlining the risks of the previously unidentified side effects for distribution to patients;

●	we could be sued and held liable for harm caused to patients;

●	the drug may become less competitive; and

●	our reputation may suffer.

Any of these events could have a material and adverse effect on our operations and business and could adversely impact our stock price.

Any product candidate for which we obtain marketing approval, along with the manufacturing processes, qualification testing, post-approval clinical data, labeling and promotional activities for such product, will be subject to continual and additional requirements of the FDA and other regulatory authorities.

These requirements include submissions of safety and other post-marketing information, reports, registration and listing requirements, good manufacturing practices, or GMP requirements relating to quality control, quality assurance and corresponding maintenance of records and documents, and recordkeeping. Even if marketing approval of our product candidate is granted, the approval may be subject to limitations on the indicated uses for which the product may be marketed or to conditions of approval, or contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product. The FDA closely regulates the post-approval marketing and promotion of pharmaceutical products to ensure such products are marketed only for the approved indications and in accordance with the provisions of the approved labeling.

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In addition, later discovery of previously unknown problems with our products, manufacturing processes, or failure to comply with regulatory requirements, may lead to various adverse results, including:

●	restrictions on such products, manufacturers or manufacturing processes;

●	restrictions on the labeling or marketing of a product;

●	restrictions on product distribution or use;

●	requirements to conduct post-marketing clinical trials;

●	requirements to institute a risk evaluation mitigation strategy, or REMS, to monitor safety of the product post-approval;

●	warning letters issued by the FDA or other regulatory authorities;

●	withdrawal of the products from the market;

●	refusal to approve pending applications or supplements to approved applications that we submit;

●	recall of products, fines, restitution or disgorgement of profits or revenue;

●	suspension, revocation or withdrawal of marketing approvals;

●	refusal to permit the import or export of our products; and

●	injunctions or the imposition of civil or criminal penalties.

If we are unable to establish sales, marketing and distribution capabilities or enter into acceptable sales, marketing and distribution arrangements with third parties, we may not be successful in commercializing any product candidates that we develop, if and when those product candidates are approved.

We do not have a sales, marketing or distribution infrastructure and have limited experience in the sale, marketing or distribution of pharmaceutical products. To achieve commercial success for any approved product, we must either develop a sales and marketing organization, outsource these functions to third parties, or license our product candidates to others. If approved, we may seek to license VAL-083 to a large pharmaceutical company with greater resources and experience than us. We may not be able license the VAL-083 on reasonable terms, if at all. The development of sales, marketing and distribution capabilities will require substantial resources, will be time-consuming and could delay any product launch. We expect that we will commence the development of these capabilities prior to receiving approval of our product candidate. If the commercial launch of a product candidate for which we recruit a sales force and establish marketing and distribution capabilities is delayed or does not occur for any reason, we could have prematurely or unnecessarily incurred these commercialization costs. Such a delay may be costly, and our investment could be lost if we cannot retain or reposition our sales and marketing personnel. In addition, we may not be able to hire or retain a sales force in the United States that is sufficient in size or has adequate expertise in the medical markets that we plan to target. If we are unable to establish or retain a sales force and marketing and distribution capabilities, our operating results may be adversely affected. If a potential partner has development or commercialization expertise that we believe is particularly relevant to our product candidate, then we may seek to collaborate with that potential partner even if we believe we could otherwise develop and commercialize the product independently.

We expect to seek one or more strategic partners for commercialization of our product candidate outside the United States. As a result of entering into arrangements with third parties to perform sales, marketing and distribution services, our product revenues or the profitability of these product revenues may be lower, perhaps substantially lower, than if we were to directly market and sell products in those markets. Furthermore, we may be unsuccessful in entering into the necessary arrangements with third parties or may be unable to do so on terms that are favorable to us. In addition, we may have little or no control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively.

If we do not establish sales and marketing capabilities, either on our own or in collaboration with third parties, we will not be successful in commercializing our product candidate.

We face substantial competition from other pharmaceutical and biotechnology companies and our operating results may suffer if we fail to compete effectively.

The development and commercialization of new drug products is highly competitive. We expect that we will face significant competition from major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies worldwide with respect to VAL-083 and any other of our product candidates that we may seek to develop or commercialize in the future. Specifically, due to the large unmet medical need, global demographics and relatively attractive reimbursement dynamics, the oncology market is fiercely competitive and there are a number of large pharmaceutical and biotechnology companies that currently market and sell products or are pursuing the development of product candidates for the treatment of cancer and the immunization of infectious diseases. Our competitors may succeed in developing, acquiring or licensing technologies and drug products that are more effective, have fewer or more tolerable side effects or are less costly than any product candidates that we are currently developing or that we may develop, which could render our product candidates obsolete and noncompetitive.

15

All of the top ten global pharmaceutical companies and most of the mid-size pharmaceutical companies have a strong research and development and commercial presence in oncology. Smaller companies also focus on oncology, including companies such as ARIAD Pharmaceuticals, Inc., Agios Pharmaceuticals, Inc., BIND Therapeutics, Inc., Clovis Oncology, Inc., Endocyte, Inc., Epizyme, Inc., ImmunoGen, Inc., Incyte Corporation, Infinity Pharmaceuticals, Inc., MacroGenics, Inc., Merrimack Pharmaceuticals, Inc., OncoMed Pharmaceuticals, Inc., Onconova Therapeutics, Inc., Pharmacyclics, Inc., Puma Biotechnology, Inc., Seattle Genetics, Inc. and TESARO, Inc.

Several companies are marketing and developing oncology immunotherapy products. Companies with approved marketed oncology products for GBM are Merck (Temodar®) and Genentech (Avastin®). Companies with oncology immunotherapy product candidates in clinical development include Northwest Biotherapeutics (DCVax-L), Celldex Therapeutics (Rindopepimut (CDX-110)) and ImmunoCellular Therapeutics (ICT-107).

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. Our competitors also may obtain FDA or other marketing approval for their products before we are able to obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market.

Many of our existing and potential future competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining marketing approvals and marketing approved products than we do. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

If we are unable to or delayed in obtaining state regulatory licenses for the distribution of our product, we would not be able to sell our product candidate.

The majority of states require manufacturer and/or wholesaler licenses for the sale and distribution of drugs into that state. The application process is complicated, time consuming and requires dedicated personnel or a third party to oversee and manage. If we are delayed in obtaining these state licenses, or denied the licenses, even with FDA approval, we would not be able to sell or ship product into that state which would adversely affect our sales and revenues.

We rely on key personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

We are dependent on certain members of our management, scientific and drug development staff and consultants, the loss of services of one or more of whom could materially adversely affect us.

We currently have four full-time employees, and retain the services of approximately 15 persons on an independent contractor/consultant and contract-employment basis. Our ability to manage growth effectively will require us to continue to implement and improve our management systems and to recruit and train new employees. Although we have done so in the past and expect to do so in the future, there can be no assurance that we will be able to successfully attract and retain skilled and experienced personnel.

Our success depends in large part upon our ability to attract and retain highly qualified personnel. We compete in our hiring efforts with other pharmaceutical and biotechnology companies, as well as universities and nonprofit research organizations, and we may have to pay higher salaries to attract and retain personnel, which would be very costly.

We may be subject to foreign exchange fluctuation.

Our functional and reporting currency is the United States dollar. We maintain bank accounts in United States and Canadian dollars. A portion of our expenditures are in foreign currencies, most notably in Canadian dollars, and therefore we are subject to foreign currency fluctuations, which may, from time to time, impact our financial position and results. We may enter into hedging arrangements under specific circumstances, typically through the use of forward or futures currency contracts, to minimize the impact of increases in the value of the Canadian dollar. In order to minimize our exposure to foreign exchange fluctuations we may hold sufficient Canadian dollars to cover our expected Canadian dollar expenditures.

16

Product liability lawsuits against us could divert our resources, cause us to incur substantial liabilities and limit commercialization of any products that we may develop.

We face an inherent risk of product liability claims as a result of the clinical testing of our product candidate despite obtaining appropriate informed consents from our clinical trial participants. We will face an even greater risk if we commercially sell any product that we may develop. For example, we may be sued if any product we develop allegedly causes injury or is found to be otherwise unsuitable during clinical testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our product candidate. Regardless of the merits or eventual outcome, liability claims may result in:

●	decreased demand for our product candidate or products that we may develop;

●	injury to our reputation and significant negative media attention;

●	withdrawal of clinical trial participants;

●	significant costs to defend resulting litigation;

●	substantial monetary awards to trial participants or patients;

●	loss of revenue;

●	reduced resources of our management to pursue our business strategy; and

●	the inability to commercialize any products that we may develop.

Although we maintain general liability insurance, this insurance may not fully cover potential liabilities that we may incur. The cost of any product liability litigation or other proceeding, even if resolved in our favor, could be substantial. We will need to increase our insurance coverage if and when we begin selling any product candidate that receives marketing approval. In addition, insurance coverage is becoming increasingly expensive. If we are unable to obtain or maintain sufficient insurance coverage at an acceptable cost or to otherwise protect against potential product liability claims, it could prevent or inhibit the development and commercial production and sale of our product candidate, which could adversely affect our business, financial condition, results of operations and prospects.

Risks Related to Our Dependence on Third Parties

We rely on third parties to conduct clinical trials for our product candidate. Any failure by a third party to meet its obligations with respect to the clinical development of our product candidate may delay or impair our ability to obtain regulatory approval for our product candidate.

We rely on academic institutions and private oncology centers to conduct and sponsor clinical trials relating to VAL-083. Our reliance on third parties to conduct clinical trials could, depending on the actions of such third parties, jeopardize the validity of the clinical data generated and adversely affect our ability to obtain marketing approval from the FDA or other applicable regulatory authorities.

Such clinical trial arrangements provide us with information rights with respect to the clinical data, including access to and the ability to use and reference the data, including for our own regulatory filings, resulting from the clinical trials. If investigators or institutions breach their obligations with respect to the clinical trials of our product candidate, or if the data proves to be inadequate, then our ability to design and conduct any future clinical trials may be adversely affected.

We rely, and expect to continue to rely, on third parties to conduct our clinical trials, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials.

We currently rely on third party clinical research organizations, or CROs, to conduct our clinical trials. We expect to continue to rely on third parties, such as CROs, clinical data management organizations, medical institutions and clinical investigators, to conduct our clinical trials. Our agreements with these third parties generally allow the third party to terminate the agreement at any time. If we are required to enter into alternative arrangements because of any such termination the introduction of our product candidates to market could be delayed.

Our reliance on these third parties for research and development activities will reduce our control over these activities but will not relieve us of our responsibilities. For example, we design our clinical trials and will remain responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. Moreover, the FDA requires us to comply with standards, commonly referred to as good clinical practices, or GCPs, for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. Our reliance on third parties that we do not control does not relieve us of these responsibilities and requirements. We also are required to register ongoing clinical trials and post the results of completed clinical trials on a government-sponsored database, ClinicalTrials.gov, within specified timeframes. Failure to do so can result in fines, adverse publicity and civil and criminal sanctions.

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Furthermore, these third parties may also have relationships with other entities, some of which may be our competitors. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, marketing approvals for our product candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates.

We also expect to rely on other third parties to store and distribute drug supplies for our clinical trials. Any performance failure on the part of our distributors could delay clinical development or marketing approval of our product candidate or commercialization of our products, producing additional losses and depriving us of potential product revenue.

We may seek to enter into collaborations with third parties for the development and commercialization of our product candidate. If we fail to enter into such collaborations, or such collaborations are not successful, we may not be able to capitalize on the market potential of our product candidate.

We may seek third-party collaborators for development and commercialization of our product candidate. Our likely collaborators for any marketing, distribution, development, licensing or broader collaboration arrangements include large and mid-size pharmaceutical companies, regional and national pharmaceutical companies, non-profit organizations, government agencies, and biotechnology companies. We are currently party to a limited number of such arrangements and have limited control over the amount and timing of resources that our collaborators dedicate to the development or commercialization of our product candidate. Our ability to generate revenues from these arrangements will depend on our collaborators’ abilities to successfully perform the functions assigned to them in these arrangements.

●	Collaborations involving our product candidate currently pose, and will continue to pose, the following risks to us:

●	collaborators have significant discretion in determining the efforts and resources that they will apply to these collaborations;

●	collaborators may not pursue development and commercialization of our product candidate or may elect not to continue or renew development or commercialization programs based on preclinical or clinical trial results, changes in the collaborators’ strategic focus or available funding, or external factors such as an acquisition that diverts resources or creates competing priorities;

●	collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

●	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our product candidate if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours;

●	collaborators with marketing and distribution rights to one or more products may not commit sufficient resources to the marketing and distribution of such product or products;

●	collaborators may not properly maintain or defend our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation;

●	collaborators may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability;

●	disputes may arise between the collaborators and us that result in the delay or termination of the research, development or commercialization of our product candidate or that result in costly litigation or arbitration that diverts management attention and resources; and

●	collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates.

●	Collaboration agreements may not lead to development or commercialization of our product candidate in the most efficient manner or at all. If a collaborator of ours were to be involved in a business combination, the continued pursuit and emphasis on our product development or commercialization program could be delayed, diminished or terminated.

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If we are not able to establish collaborations, we may have to alter our development and commercialization plans.

Our drug development programs and the potential commercialization of our product candidate will require substantial additional cash to fund expenses. We may decide to collaborate with pharmaceutical and biotechnology companies for the development and potential commercialization of our product candidate.

We face significant competition in seeking appropriate collaborators. Whether we reach a definitive agreement for a collaboration will depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. Those factors may include the design or results of preclinical studies or clinical trials, the likelihood of approval by the FDA or similar regulatory authorities outside the United States, the potential market for the subject product candidate, the costs and complexities of manufacturing and delivering such product candidate to patients, the potential of competing products, the existence of uncertainty with respect to our ownership of technology, which can exist if there is a challenge to such ownership without regard to the merits of the challenge and industry and market conditions generally. The collaborator may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such a collaboration could be more attractive than the one with us for our product candidate. We may also be restricted under future license agreements from entering into agreements on certain terms with potential collaborators. Collaborations are complex and time-consuming to negotiate and document. In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators.

We may not be able to negotiate collaborations on a timely basis, on acceptable terms, or at all. If we are unable to do so, we may have to curtail the development of our product candidate, reduce or delay its development program, delay its potential commercialization or reduce the scope of any sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to increase our expenditures to fund development or commercialization activities on our own, we may need to obtain additional capital, which may not be available to us on acceptable terms or at all. If we do not have sufficient funds, we may not be able to further develop our product candidate or bring it to market and generate product revenue.

We manufacture our clinical supplies at a single location. Any disruption at this facility could adversely affect our business and results of operations.

We rely on our manufacturing partner, Guangxi Wuzhou Pharmaceuticals (Group) Co. Ltd., for the manufacture of clinical supply of VAL-083. If our partner’s facility were damaged or destroyed, or otherwise subject to disruption, it would require substantial lead-time to replace our clinical supply. In such event, we would be forced to rely entirely on other third-party contract manufacturers for an indefinite period of time. We have established a relationship with a back-up manufacturer, which has produced quantities of the active pharmaceutical ingredient contained in VAL-083. However, at this time no drug product has been manufactured by a third-party back-up manufacturer. Any disruptions or delays by Guangxi Wuzhou Pharmaceuticals or their failure to meet regulatory compliance could impair our ability to develop VAL-083, which would adversely affect our business and results of operations.

We may become subject to liabilities related to risks inherent in working with hazardous materials.

Our discovery and development processes involve the controlled use of hazardous and radioactive materials. We are subject to federal, provincial and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and certain waste products. Although we believe that our safety procedures for handling and disposing of such materials comply with the standards prescribed by such laws and regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result and any such liability could exceed our resources. We are not specifically insured with respect to this liability. Although we believe that we are in compliance in all material respects with applicable environmental laws and regulations and currently do not expect to make material capital expenditures for environmental control facilities in the near-term, there can be no assurance that we will not be required to incur significant costs to comply with environmental laws and regulations in the future, or that our operations, business or assets will not be materially adversely affected by current or future environmental laws or regulations.

Risks Related to Our Common Stock

Because our common stock is not listed on any national securities exchange, investors may find it difficult to buy and sell our shares.

Our common stock is not listed on any national securities exchange. Accordingly, investors may find it more difficult to buy and sell our shares than if our common stock was traded on an exchange. Although our common stock is traded on the OTCQX it is an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than the NASDAQ Capital Market or other national securities exchange. These factors may have an adverse impact on the trading and price of our common stock.

The market price of our common stock is, and is likely to continue to be, highly volatile and subject to wide fluctuations.

The market price of our common stock is highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

●	variations in our quarterly operating results;

19

●	announcements that our revenue or income are below analysts’ expectations;

●	general economic slowdowns;

●	sales of large blocks of our common stock; and

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments.

Because we became public by means of a reverse acquisition, we may not be able to attract, or maintain, the attention of brokerage firms.

Because we became public through a “reverse acquisition”, securities analysts of brokerage firms may not provide or continue to provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any follow-on offerings on behalf of the Company in the future.

Our common stock is considered a “penny stock” and is subject to additional sale and trading regulations that may make it more difficult to buy or sell.

Our common stock, which is traded on the OTCQB is considered to be a “penny stock” and securities broker-dealers participating in sales of common stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Voting power of our shareholders is highly concentrated by insiders.

Our officers and directors control, either directly or indirectly, a substantial portion of our voting securities. Therefore, our management may significantly affect the outcome of all corporate actions and decisions for an indefinite period of time including election of directors, amendment of charter documents and approval of mergers and other significant corporate transactions.

We do not intend to pay dividends on our common stock for the foreseeable future.

We have paid no dividends on our common stock to date and we do not anticipate paying any dividends to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, we currently anticipate that any earnings will be retained to finance our future expansion and for the implementation of our business plan. Investors should take note of the fact that a lack of a dividend can further affect the market value of our common stock, and could significantly affect the value of any investment in the Company.

Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors has the authority to issue up to 5,000,000 shares of our preferred stock (of which 1 share has been designated Special Voting Preferred Stock and is issued and outstanding, and 278,530 shares have been designated Series A Preferred Stock and are issued and outstanding) without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our Board of Directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders. Although we have no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, we may issue such shares in the future.

Our issuance of common stock upon exercise of warrants or options or exchange of Exchangeable Shares may depress the price of our common stock.

As of November 16, 2015, we have 39,477,556 shares of common stock issued and outstanding, 4,256,042 shares of common stock issuable upon exchange of the Exchangeable Shares, outstanding warrants to purchase 17,904,445 shares of common stock, and outstanding options to purchase 3,545,000 shares of common stock. The issuance of shares of common stock upon exercise of outstanding warrants or options or exchange of Exchangeable Shares could result in substantial dilution to our stockholders, which may have a negative effect on the price of our common stock.

Additional stock offerings in the future may dilute then-existing shareholders’ percentage ownership of the Company.

Given our plans and expectations that we may need additional capital and personnel, we may need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders.

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FORWARD-LOOKING STATEMENTS

Statements in this prospectus may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to:

●	our ability to raise funds for general corporate purposes and operations, including our clinical trials;

●	our ability to recruit qualified management and technical personnel;

●	the success of our clinical trials;

●	our ability to obtain and maintain required regulatory approvals for our products; and

●	the other factors discussed in the “Risk Factors” section and elsewhere in this prospectus.

Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus.

USE OF PROCEEDS

We will receive no proceeds from the sale of shares of common stock offered by the selling stockholders. However, we will generate proceeds from the cash exercise of the Investor Warrants by the selling stockholders or from the cash exercise of the Public Offering Warrants or the 2015 Agent Warrants, if any. We intend to use those proceeds for general corporate purposes.

SELLING SECURITY HOLDERS

This prospectus relates to the offering by the selling stockholders of up to 24,241,159 shares of common stock, including 7,622,870 shares issuable upon exercise of warrants and 200,000 shares issuable upon exchange of Exchangeable Shares. Common stock issued upon exchange of Exchangeable Shares and upon the exercise of Exchange Agreement Warrants held by Canadian residents may be subject to statutory hold periods in accordance with applicable Canadian securities laws.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the name of each selling stockholder, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Except as set forth below, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

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We have assumed all shares of common stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholders may offer all or any portions of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will be held by the selling stockholders upon the termination of the offering.

Howard K. Fuguet	2,500,000	2,000,000	(1)	0	0
DCG & T TTEE Howard K. Fuguet IRA	500,000	500,000	(1)	0	0
Justin K. McCormick	250,000	250,000	(1)	0	0
Greg Waisanen	31,500	31,500	(2)	0	0
John Menna	250,000	250,000	(3)	0	0
Michael Leiter	437,500	437,500	(4)	0	0
Don Bahouth	1,390,000	1,042,500	(34)	347,500	*
Robert M. Newsome	1,220,000	1,220,000	(1)	0	0
John C. Ramsay	367,500	367,500	(1)	0	0
Renald & Catherine C. Anelle JTTEN	392,500	392,500	(1)	0	0
John D. Marx	74,692	54,945	(34)	19,747	*
William R. LeFever	574,000	574,000	(1)	0	0
Michael & Sophie Mannarino JTTEN	125,000	125,000	(5)	0	0
William H. Heilferty	96,250	96,250	(1)	0	0
Martin Johnston	39,408	39,212	(34)	196	*
DCG & T TTEE David A. King IRA	167,500	167,500	(1)	0	0
Scott Anderson	166,667	125,000	(34)	41,667	*
Raymond L. Vollintine	1,015,500	500,000	(5)	0	0
RL Vollintine Construction Inc. (35)	515,500	515,500	(5)	0	0
Richard Grossbard	375,000	375,000	(1)	0	0
William C. Stone & Megan N. Williams JTTEN	220,000	220,000	(1)	0	0
George C. Christensen	199,000	57,625	(34)	19,208	*
DCG & T TTEE George C. Christensen IRA	104,167	78,125	(34)	26,042	*
Carey Christensen Inc. (36)	18,000	13,500	(34)	4,500	*
Lance Siegall	50,000	50,000	(1)	0	0
David Barry	91,667	83,750	(34)	7,917	*
Sean Joseph Cunningham	33,333	25,000	(34)	8,333	*
Janet Gargiulo	17,692	14,038	(34)	3,654	*
Michael Ravallo	333,334	125,000	(34)	41,667	*
W. Ron Raecker	40,626	40,626	(1)	0	0
Steve M. Payne	500,000	500,000	(6)	0	0

Lawrence Grossbard	482,250	482,250	(7)	0	0
Michael L. & Ann J. Hetzner JTTEN	30,000	30,000	(1)	0	0
Feldman Rev Inter Vivos Tr. Howard Feldman TTEE	62,500	62,500	(1)	0	0
Mayra Acevedo	13,333	10,000	(34)	3,333	*
Marc S. Sidoti	166,667	83,334	(34)	83,333	*
DCG & T TTEE FBO Raymond Coppede R/O IRA	500,000	500,000	(1)	0	0
ECPC Capital LLC (37)	500,000	500,000	(6)	0	0
Mark F. Adams	93,500	93,500	(8)	0	0
John A. Medica III	35,200	35,200	(1)	0	0
Ryan Modesto	500,000	375,000	(34)	125,000	*
Keith Goodman	50,000	50,000	(9)	0	0
William C. & Debra B. Purdon JTTEN	90,000	90,000	(1)	0	0
DCG & T TTEE FBO William C. Stone SEP IRA	97,500	97,500	(1)	0	0
DCG & T TTEE FBO Michael Ravallo ROTH IRA	166,667	125,000	(34)	41,667	*
Anthony Lightman	12,500	12,500	(1)	0	0
Tim Slifkin	12,500	12,500	(10)	0	0
Jerry L. Derflinger	112,500	112,500	(1)	0	0
Space Maker Marketing Ltd (38)	10,833	8,125	(34)	2,708	*
Richard Todd Gross	80,000	38,333	(34)	41,667	*
Ronald C. Astrup	10,000	7,500	(34)	2,500	*
S. Kent Adams	415,000	415,000	(11)	0	0
IRA FBO Keith Goodman Pershing LLC as Custodian	50,000	50,000	(12)	0	0
Bradley Emms	72,000	72,000	(13)	0	0
Ralph D. Bias	200,000	200,000	(1)	0	0
Lennin Cepeda	5,000	3,750	(34)	1,250	*
James W. Fugate	250,000	250,000	(1)	0	0

22

Fermo C. Jaeckle	25,000	25,000	(14)	0	0
Manish Desai & Patricia Yeomans JTTEN	50,000	50,000	(5)	0	0
Joseph E. & Christine D. Heller JTTEN	110,000	102,500	(15)	7,500	*
Deepak H. Aggarwal	100,000	100,000	(16)	0	0
Eugene H. & Ellen R. Winter JTTEN	27,500	27,500	(17)	0	0
Akita Capital LLC (39)	62,500	62,500	(1)	0	0
Robert W. Lawrence	14,000	7,750	(34)	6,250	*
Charles Hill	856,000	546,000	(18)	0	0
COR Clearing FBO Charles Hill Roth IRA	299,750	299,750	(19)	0	0
COR Clearing FBO Sherri Hill Roth IRA	120,250	120,250	(20)	0	0
Jennifer Warneke	3,333	2,500	(1)	833	*
Bradley Dale Wardlaw Revocable Trust UAD 8/16/94-Virginia J. Wardlaw and Samuel J. Wardlaw TTEE’s	17,500	17,500	(21)	0	0
William Nowlin	64,167	48,125	(34)	16,042	*
Salvatore Gaglio	26,667	20,000	(34)	6,667	*
Thomas J. & Norva H. Gormley JTTEN	41,667	31,250	(34)	10,417	*
Rex Foley	14,000	14,000	(22)	0	0
Veidt Research LLC Profit Sharing Plan Michael Anthony TTEE	250,000	250,000	(3)	0	0
Jesse W. Yeomans	74,175	74,175	(23)	0	0
Michael Bonevento	125,000	125,000	(1)	0	0
Ronald J. Kapphahn	15,000	15,000	(5)	0	0
Daniel Coiro	125,000	125,000	(1)	0	0
Barry Magnus	50,000	50,000	(1)	0	0

Shawn MacArthur	43,750	43,750	(5)	0	0
Empire Stock Transfer Inc. (40)	62,500	62,500	(5)	0	0
Joseph B. Byrum	500,000	500,000	(1)	0	0
DCG & T TTEE FBO John Dempsey IRA	100,000	100,000	(1)	0	0
DCG & T TTEE FBO Charles Hill IRA	10,250	10,250	(41)	0	0
Michael A. Price	141,490	141,490	(24)	0	0
Allan P. Steffes	250,000	250,000	(3)	0	0
Laura Kozlowski	25,000	25,000	(14)	0	0
Robert J. Hoffman & Angela C. Mattiace	25,000	25,000	(14)	0	0
Brian & Debbie Keller	53,000	48,250	(34)	4,750	*
Doug Terry	133,500	133,500	(25)	0	0
Stourbridge Investments LLC (42)	33,800	33,800	(1)	0	0
Mark B. Reed	62,500	62,500	(26)	0	0
Deck F. Couch	172,170	160,170	(34)	12,000	*
Paul Schumacher	177,500	177,500	(27)	0	0
MFO Management Co Pension Trust FBO C. Edward White	25,000	25,000	(14)	0	0
DCG & T TTEE FBO Philip J. Benz IRA	36,750	36,750	(28)	0	0
Rajo Corp (43)	31,250	31,250	(5)	0	0
DCG & T TTEE FBO Sherrie Hill IRA	25,250	25,250	(29)	0	0
DCG & T TTEE FBO Sherrie Hill SEP IRA	426,250	426,250	(30)	0	0
Dubon Investments LLC (43)	31,250	31,250	(5)	0	0
SuperEight International Fund LTD (43)	93,750	93,750	(5)	0	0
Craig Fielder	400,000	350,000	(34)	50,000	*
John Ricotta	50,000	50,000	(1)	0	0
Kent F. Osborne	12,500	12,500	(10)	0	0
Arun Virick	12,000	12,000	(1)	0	0
DCG & T TTEE FBO Jared Sender IRA	62,500	62,500	(5)	0	0
Harris Berenholz	16,667	12,500	(34)	4,167	*
Max Poynor	60,000	60,000	(31)	0	0
Rafique Sheikh	6,667	5,000	(34)	1,667	*

23

Robert Crocitto	40,000	40,000	(1)	0	0
Grigoriy Levitskiy	12,500	12,500	(10)	0	0
John Muccino	62,500	62,500	(1)	0	0
Tyler Meierotto	75,000	75,000	(1)	0	0
Karen M. Allen	25,000	25,000	(14)	0	0
Scott Marshall	200,000	200,000	(32)	0	0
Stephanie Gillespie	22,576	22,576	(33)	0	0
OMNIBUS S.A. (44)	299,963	299,963	(1)	0	0
Susan L. Martin	62,500	62,500	(26)	0	0
Dale Associates (45)	1,600,003	1,600,003	(46)	0	0
Lisa Guise (47)	50,000	50,000	(46)	0	*
Alison T. Winter	1,600,004	1,600,004	(46)
Michael Rice (48)	41,490	41,490		0	0
Gerald Amato (48)	200,000	200,000		0	0
Sol Barer (48)	240,000	80,000		0	0
SJ Barer Consulting LLC (49)	160,000	160,000		0	0
NBCN Inc. ITF Peter Feldman & Debra Cahan, Acct: 4EDG67A	110,000	110,000	(50)	0	0
Claire A. Feldman TTEE Feldman Revocable InterVivos Trust	55,000	55,000	(51)	0	0
Onbelay Capital Inc. (52)	110,000	110,000	(53)	0	0
Gundyco ITF Alan Ezrin	55,000	55,000	(54)	0	0
Macquarie Private Wealth ITF Edwin & Julia Levy	55,000	55,000	(55)	0	0
RBC Dominion Securities Inc. ITF Cathy Steiner 421-51351-22	55,000	55,000	(55)	0	0
NFS/FMTC IRA-BDA NSPS James A. Tuffield	50,050	50,050		0	0
Johanne Paquet	55,000	55,000	(54)	0	0
C. Lowell Parsons	55,000	55,000	(51)	0	0

* Less than 1%.

(1)	Represents outstanding shares purchased in the Private Offering or issued upon exercise of warrants purchased in the Private Offering.
(2)	Includes 15,750 outstanding shares and 15,750 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(3)	Includes 125,000 outstanding shares and 125,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(4)	Includes 362,750 outstanding shares and 74,750 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(5)	Represents shares issuable upon exercise of warrants purchased in the Private Offering.
(6)	Includes 250,000 outstanding shares and 250,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(7)	Includes 372,125 outstanding shares and 110,125 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(8)	Includes 62,050 outstanding shares and 31,450 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(9)	Includes 25,000 outstanding shares and 25,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(10)	Includes 6,250 outstanding shares and 6,250 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(11)	Includes 207,500 outstanding shares and 207,500 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(12)	Includes 25,000 outstanding shares and 25,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(13)	Includes 36,000 outstanding shares and 36,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(14)	Includes 12,500 outstanding shares and 12,500 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

24

(15)	Includes 82,500 outstanding shares and 20,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(16)	Includes 80,000 outstanding shares and 20,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(17)	Includes 13,750 outstanding shares and 13,750 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(18)	Includes 273,000 outstanding shares and 273,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(19)	Includes 149,875 outstanding shares and 149,875 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(20)	Includes 60,125 outstanding shares and 60,125 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(21)	Includes 8,750 outstanding shares and 8,750 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(22)	Includes 7,000 outstanding shares and 7,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(23)	Includes 50 outstanding shares and 74,125 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(24)	Includes 41,490 outstanding shares and 100,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(25)	Includes 42,750 outstanding shares and 90,750 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(26)	Includes 31,250 outstanding shares and 31,250 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(27)	Includes 88,750 outstanding shares and 88,750 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(28)	Includes 12,000 outstanding shares and 24,750 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(29)	Includes 12,625 outstanding shares and 12,625 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(30)	Includes 213,125 outstanding shares and 213,125 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(31)	Includes 30,000 outstanding shares and 30,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(32)	Includes 100,000 outstanding shares and 100,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(33)	Includes 16,288 outstanding shares and 6,288 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(34)	Represents outstanding shares purchased in the Private Offering.
(35)	Raymond L. Vollintine has voting and investment power over the securities held by the selling stockholder.
(36)	George C. Christensen has voting and investment power over the securities held by the selling stockholder.
(37)	Alfred Allen has voting and investment power over the securities held by the selling stockholder.
(38)	Ronald C. Astrup has voting and investment power over the securities held by the selling stockholder.
(39)	Gary Gotto has voting and investment power over the securities held by the selling stockholder
(40)	Patrick Morros has voting and investment power over the securities held by the selling stockholder.
(41)	Includes 5,125 outstanding shares and 5,125 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(42)	Steven Schnipper has voting and investment power over the securities held by the selling stockholder.
(43)	Richard Calta has voting and investment power over the securities held by the selling stockholder.
(44)	Anthony Killarney and Kenneth Ciapala have voting and investment power over the securities held by the selling stockholder.
(45)	Lasha Jones has voting and investment power over the securities held by the selling stockholder.
(46)	Represents shares issuable upon exercise of Dividend Warrants.
(47)	The selling stockholder is the former chief executive officer and director of the Company.
(48)	The selling stockholder is a consultant to the Company.
(49)	The selling stockholder is a consultant to the Company. Sol Barer has voting and dispositive power over the securities of the Company owned by the selling stockholder.
(50)	Includes 100,000 shares issued upon the exchange of Exchangeable Shares and 10,000 shares issued upon the exercise of Exchange Agreement Warrants.
(51)	Includes 50,000 Parent Shares and 5,000 shares issued upon the exercise of Exchange Agreement Warrants.
(52)	John K. Bell, a director of the Company, has voting and dispositive power over the securities of the Company owned by the selling stockholder.
(53)	Includes 10,000 shares issued upon the exercise of Exchange Agreement Warrants and 100,000 shares issuable upon exchange of Exchangeable Shares
(54)	Includes 5,000 shares issued upon the exercise of Exchange Agreement Warrants and 50,000 shares issuable upon exchange of Exchangeable Shares.
(55)	Includes 50,000 shares issued upon the exchange of Exchangeable Shares and 5,000 shares issued upon the exercise of Exchange Agreement Warrants.

25

PLAN OF DISTRIBUTION

This prospectus includes 24,241,159 shares of common stock offered by the selling stockholders.

Each selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on the OTCQX or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

26

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

This prospectus also includes 4,371,575 shares of common stock issuable upon exercise of warrants issued by the Company pursuant to the Company’s public offering of common stock and common stock purchase warrants pursuant to the Company’s Public Offering, including 4,277,667 shares issuable upon exercise of warrants issued to the investors under the Public Offering (the “Public Offering Warrants”) and 93,908 shares issued to the placement agents under the Public Offering (the “2015 Agent Warrants”). The Public Offering Warrants have an exercise price of $0.75 and expire on July 31, 2020. The 2015 Agent Warrants have an exercise price of $0.75 and expire on July 15, 2020.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The Company’s authorized capital stock consists of 200,000,000 shares of common stock, par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which 1 share has been designated Special Voting Preferred Stock. As of November 16, 2015, there were 39,477,556 shares of the Company’s common stock, 1 share of Special Voting Preferred Stock, and 278,530 shares of Series A Preferred Stock issued and outstanding.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

The Company’s articles of incorporation authorize the issuance of 5,000,000 shares of “blank check” preferred stock, par value $0.001 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Pursuant to the Certificate of Designation of the Company’s Special Voting Preferred Stock, one share of the Company’s blank check preferred stock has been designated as Special Voting Preferred Stock. The Special Voting Preferred Stock votes as a single class with the common stock and is entitled to a number of votes equal to the number of Exchangeable Shares of Exchangeco outstanding as of the applicable record date (i) that are not owned by the Company or any affiliated companies and (ii) as to which the holder has received voting instructions from the holders of such Exchangeable Shares in accordance with the Trust Agreement.

27

The Special Voting Preferred Stock is not entitled to receive any dividends or to receive any assets of the Company upon any liquidation, and is not convertible into common stock of the Company.

The voting rights of the Special Voting Preferred Stock will terminate pursuant to and in accordance with the Trust Agreement. The Special Voting Preferred Stock will be automatically cancelled at such time as the share of Special Voting Preferred Stock has no votes attached to it.

Common stock issued upon exchange of Exchangeable Shares and upon the exercise of Exchange Agreement Warrants held by Canadian residents may be subject to statutory hold periods in accordance with applicable Canadian securities laws.

Pursuant to the Company’s Certificate of Designation of Series A Preferred Stock, the Company designated 278,530 shares of preferred stock as Series A Preferred Stock. The shares of Series A Preferred Stock have a stated value of $1.00 per share and are not convertible into common stock. The holder of the Series A Preferred Stock will be entitled to dividends at the rate of 3% of the Stated Value per year, payable quarterly in arrears. Upon any liquidation of the Company, the holder of the Series A Preferred Stock will be entitled to be paid, out of any assets of the Company available for distribution to stockholders, the Stated Value of the shares of Series A Preferred Stock held by such holder, plus any accrued but unpaid dividends thereon, prior to any payments being made with respect to the common stock.

DESCRIPTION OF BUSINESS

Background

We are a clinical stage drug development company with a focus on the treatment of cancer. Our mission is to benefit patients and create shareholder value by rapidly developing and commercializing anti-cancer therapies in orphan cancer indications where patients have failed or are unlikely to respond to modern therapy. In October 2011 we initiated clinical trials with our drug candidate, VAL-083, in the United States as a potential new treatment for glioblastoma multiforme (“GBM”), the most common and aggressive form of brain cancer. We have presented interim data from our clinical trial at peer reviewed scientific meetings demonstrating that VAL-083 can shrink or halt the growth of tumors in some brain cancer patients who have failed other approved treatments. Currently, there is no approved therapy for these patients.

In addition to our clinical development activities in the United States, we have obtained certain exclusive commercial rights to VAL-083 in China where it is approved as a chemotherapy for the treatment of chronic myelogenous leukemia (“CML”) and lung cancer. In October 2012, we announced that we had entered into a collaboration agreement with the only manufacturer presently licensed by the China Food and Drug Administration (“CFDA”) to produce the product for the China market. This agreement potentially positions us to generate future revenue through product sales or royalties for its approved indications in China while we seek global approval in new indications.

We have filed a broad portfolio of patent applications to protect our intellectual property. Our patent applications claim compositions and methods related to the use of VAL-083 and related compounds as well as methods of synthesis and quality controls for the manufacturing process of VAL-083. In addition, VAL-083 has been granted orphan drug status by the United States Food and Drug Administration (“FDA”) and the European Medicines Agency (“EMA”). We believe that our portfolio of intellectual property rights provides a defensible market position for the commercialization of VAL-083.

Our drug discovery research focuses on identifying well-validated clinical and commercial-stage compounds and establishing a scientific rationale for development in modern orphan drug indications. Through our relationship with Valent Technologies, LLC (“Valent”), a company owned by Dr. Dennis Brown, our Chief Scientific Officer, we are able to utilize Valent’s proprietary ChemEstate bioinformatics tools which are used to screen and identify potential candidates. Promising candidates are further researched through our network of consultants and contract research organizations. This approach allows us to rapidly identify and advance potential drug candidates without significant investment in “wet lab” infrastructure. Based on this strategy, we acquired the initial VAL-083 intellectual property and prototype drug product from Valent and have identified additional drug candidates that we may have the opportunity to license or acquire in the future.

We also believe the experience of our clinical development team will position us to acquire or license additional product candidates to establish a pipeline of product opportunities. We plan to seek marketing partnerships to supplement our own commercialization efforts and potentially generate future royalty revenue. We have secured four non-refundable financial contributions from the National Research Council of Canada for total financial contributions of approximately CDN $420,000 to date.

28

Recent Highlights

We continued to make progress with our drug development programs:

●	We reported the completion of enrollment in the 14-patient expansion cohort of our Phase II clinical study of VAL-083 in patients with refractory GBM. In addition, we confirmed 40mg/m 2 as the maximum tolerated dose (“MTD”) for advancement into registration-directed clinical trials. This optimized dosing regimen delivers substantially higher doses compared to previous clinical trials conducted by the National Cancer Institutes (“NCI”) in the United States. We believe that such higher doses may enhance the potential of VAL-083 to impact a patient’s tumor and as well as to improve patient outcomes;

●	We reported the observation of a promising dose-response trend in the Phase I portion of the clinical trial. A subset analysis of patients in dose cohorts receiving ≥30mg/m 2 had a median survival of approximately nine (9) months vs. approximately five (5) months in dose cohorts <10mg/m 2 ;

●	We reported additional non-clinical data supporting the favorable differentiation of VAL-083 versus standard of care in the treatment of GBM, non-small cell lung cancer (“NSCLC”) and other solid tumors. We believe these data support the potential of VAL-083 to address the modern unmet medical needs in the treatment of a range of cancers, especially where other therapies have failed or are predicted to give sub-optimal outcomes;

●	We announced that the Mayo Clinic Cancer Center in Rochester, Minnesota and the Sarah Cannon Cancer Research Center at HealthOne, Denver, Colorado have been added as new clinical trial sites in our ongoing, multicenter Phase I/II clinical trial study of VAL-083 in patients with refractory GBM. We now have five clinical sites involved in our study;

●	At the American Association for Cancer Research (“AACR”) - Advances in Pediatric Research: From Mechanisms and Models to Treatment and Survivorship, we presented data indicating that VAL-083 offers potential therapeutic alternatives in difficult-to-treat pediatric brain tumor;

●	At AACR’s Advances in Ovarian Cancer Research: Exploiting Vulnerabilities Conference, we presented data supporting the effectiveness of VAL-083 against cisplatin-resistant ovarian cancers and raised the potential for VAL-083 as a treatment for ovarian cancers as a single-agent against platinum-resistant tumors or in combination with platinum-based chemotherapeutic regimens; and

●	We announced that we have launched a suite of online corporate communication channels to maintain ongoing and direct communication with shareholders and other interested parties. The Company now hosts official digital portals on social medial channels including Twitter, LinkedIn, Facebook, Google+ and The Chairman's Blog.

●	We raised additional capital through completion of a public offering of common stock and common stock purchase warrants for gross proceeds of $2.6 million.

●	We continued to strengthen our intellectual property portfolio. DelMar Pharmaceuticals now holds five issued US patents and two issued international patents. In addition, we have filed eleven patent applications across eight patent families.

VAL-083

Our product candidate,VAL-083, represents a “first-in-class” small molecule chemotherapeutic which means that the molecular structure of VAL-083 is not an analogue or derivative of other small molecule chemotherapeutics approved for the treatment of cancer. VAL-083 was originally discovered in the 1960’s and has been assessed in 42 Phase 1 and Phase 2 clinical trials sponsored by the NCI in the United States as a treatment against various cancers including lung, brain, cervical, ovarian tumors and leukemia. Published pre-clinical and clinical data suggest that VAL-083 may be active against a range of tumor types. VAL-083 is approved as a cancer chemotherapeutic in China for the treatment of CML and lung cancer. VAL-083 has not been approved for any indications outside of China.

Upon obtaining regulatory approval, we intend to commercialize VAL-083 for the treatment of orphan and other cancer indications where patients have failed other therapies or have limited medical options. Orphan diseases are defined in the United States under the Rare Disease Act of 2002 as “any disease or condition that affects fewer than 200,000 persons in the United States”. The Orphan Drug Act of 1983 is a federal law that provides financial and other incentives including a seven year period of market exclusivity in the United States to encourage the development of new treatments for orphan diseases. In February 2012, we announced that VAL-083 has been granted protection under the Orphan Drug Act by the U.S. Food and Drug Administration (“FDA”) for the treatment of glioma, including GBM. In January 2013, the European Medicines Agency (“EMA”) also granted orphan drug protection to VAL-083 for the treatment of glioma. In Europe, the period of market exclusivity is for a 10 year period.

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We research the mechanism of action of potential product candidates to determine the clinical indications best suited for therapy and seek to rapidly advance into human clinical trials and toward commercialization. The mechanism of action of VAL-083 is understood to be a bi-functional alkylating agent. Alkylating agents are a commonly used class of chemotherapy drugs. They work by binding to DNA and interfering with normal processes within the cancer cell, which prevents the cell from making the proteins needed to grow and survive. After exposure to alkylating agents, the cancer cell becomes dysfunctional and dies. There are a number of alkylating agents on the market that are used by physicians to treat different types of cancer.

Based on published research and our own data, the cytotoxic functional groups and the mechanism of action of VAL-083 are understood to be functionally different from alkylating agents commonly used in the treatment of cancer. VAL-083 has previously demonstrated activity in cell-lines that are resistant to other types of chemotherapy. No evidence of cross-resistance has been reported in published clinical studies. Therefore, we believe that VAL-083 may be effective in treating tumors that have failed or become resistant to other chemotherapies.

We have presented new research at peer-reviewed scientific meetings demonstrating that VAL-083 is active in patient-derived tumor cell lines and cancer stem cells that are resistant to other chemotherapies.

VAL-083 readily crosses the blood brain barrier where it maintains a long half-life in comparison to the plasma. Published pre-clinical and clinical research demonstrates that VAL-083 is selective for brain tumor tissue.

The main dose-limiting toxicity (“DLT”) related to the administration of VAL-083 in previous NCI-sponsored clinical studies was myelosuppression. Myelosuppression is the decrease in cells responsible for providing immunity, carrying oxygen, and those responsible for normal blood clotting. Myelosuppression is a common side effect of chemotherapy. There is no evidence of lung, liver or kidney toxicity even with prolonged treatment by VAL-083. Commercial data from the Chinese market where the drug has been approved for more than 15 years supports the safety findings of the NCI studies.

We note that the DLT of VAL-083 at the NCI was established prior to the development of various types of medications and other forms of therapy now available for management of myelosuppressive side effects. We believe this offers the potential for increasing the dose of VAL-083 in the modern patient population thereby providing a potential opportunity to improve the drug’s already established efficacy profile.

Background on GBM

Worldwide, there are an estimated 240,000 new cases of brain and central nervous system (“CNS”) tumors each year. Gliomas are a type of CNS tumor that arises from glial cells in the brain or spine. Glial cells are the cells surrounding nerves. Their primary function is to provide support and protection for neurons in the CNS.

GBM, also known as Grade IV astrocytoma, is the most common and the most lethal form of glioma. According to the World Health Organization, GBM occurs with an incidence of 3.17 per 100,000 person-years. Approximately 15,000 new cases of GBM are expected to be diagnosed in the United States during 2015.

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GBM progresses quickly and patients deteriorate rapidly. Common symptoms include headaches, seizures, nausea, weakness, paralysis and personality or cognitive changes such as loss of speech or difficulty in thinking clearly.

The majority of GBM patients do not survive for more than two years following diagnosis, and the median survival in newly diagnosed patients with best available treatments is 14.6 months.

Standard treatment following diagnosis includes surgical resection to remove as much of the tumor as possible (“debulking”) followed by radiotherapy with concomitant and adjuvant chemotherapy with Temodar® (temozolomide, “TMZ”). Nearly all patients diagnosed with GBM will relapse following first-line treatment, with a 1-year survival rate of approximately 25% following failure of front-line therapy, with average 5-year survival rate less than 3%.

Avastin® (bevacizumab - an anti-VEGF antibody) is approved as a single agent for patients with recurrent GBM following prior therapy as an alternative to corticosteroids to relieve disease symptoms in the US, Canada, Australia and Japan. Avastin® carries a “black-box warning” related to severe, sometimes fatal, side effects related to gastrointestinal perforations, wound healing complications and hemorrhage. There are no data demonstrating an improvement in disease-related symptoms or increased survival in refractory GBM with Avastin®.

TMZ and the nitrosoureas, including carmustine, lomustine, and nimustine, are alkylating agents that readily cross the blood-brain-barrier (“BBB”) and are used in the treatment of CNS cancers, including GBM. Alkylating agents are among the oldest type of cancer chemotherapies in use today. Alkylating agents bind to DNA to cause damage to cancer cells. Their anti-tumor mechanism is via alkylation of DNA resulting in base-pair mismatch or strand-mediated cross links between base pairs. The DNA damage caused by alkylating agents mimics naturally occurring errors, resulting in apoptosis and tumor cell death.

The primary anti-cancer mechanism of TMZ and the nitrosoureas is to attack the tumor’s DNA via alkylation of the O6 position of the DNA base residue, guanine. TMZ treatment causes DNA damage mainly by methylation at the O6 position of guanine resulting in guanine-thymine base pair mismatches during replication. Nitrosoureas mediate their cytotoxic effect by ethylation at the O position of guanine which produces a cross-link to cytosine residues resulting in double-strand DNA breaks during mitosis.

A majority of GBM patients’ tumors are resistant to TMZ or nitrosourea therapy due to high expression of a naturally occurring enzyme called O6-DNA methylguanine methyl-transferase (“MGMT”) enzyme which repairs O6-guanine lesions. MGMT repair in turn inhibits the activity of TMZ and nitrosoureas and allows a patients’ GBM tumor to continue to grow in spite of treatment.

Consistent with the importance of its repair activity, high expression of MGMT is strongly correlated with poor patient outcomes. Several clinical studies have established that MGMT is an important prognostic indicator of response to TMZ and patient survival.

Probability of GBM Patient Survival Correlated to Expression of MGMT Enzyme

(Unmethylated promoter = High MGMT Expression and Significantly Shorter Survival)

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VAL-083 in GBM

VAL-083 is an alkylating agent which readily crosses the BBB. Its primary cytotoxic mechanism, epoxide derived DNA cross-links at the N 7 position of guanine, is distinct from TMZ or the nitrosoureas.

Our research demonstrates that VAL-083’s N7 targeting mechanism retains cytotoxic activity independent of MGMT expression in vitro. We have presented new research at peer-reviewed scientific meetings demonstrating that VAL-083 is active in patient-derived tumor cell lines and cancer stem cells that are resistant to other chemotherapies. Of particular importance is resistance to Temodar ® due to activity of the repair enzyme known as MGMT, which results in chemoresistance in many GBM patients. At AACR in 2012, we presented data demonstrating that VAL-083 is active independent of MGMT resistance in laboratory studies. VAL-083 has more potent activity against brain tumor cells in comparison to TMZ and overcome resistance associated with MGMT suggesting the potential to surpass the current standard-of-care in the treatment of GBM.

A Summary of Our Data Demonstrating that VAL-083’s Anti-Tumor Mechanism is Distinct from, and can Overcome, MGMT-Related Chemoresistance in the Treatment of GBM

VAL-083 has been assessed in multiple historical NCI-sponsored clinical studies as chemotherapy in the treatment of newly diagnosed and recurrent brain tumors and other cancers. In general, tumor regression in brain cancer was achieved following therapy in greater than 40% of patients treated and stabilization was achieved in an additional 20% to 30%. In published clinical studies VAL-083 has previously been shown to have a statistically significant impact on median survival in high grade glioma brain tumors when combined with radiation versus radiation alone with results similar or superior to other chemotherapies approved for use in GBM.

A Summary of Published Data adapted from Separate Sources Comparing the Efficacy of VAL-083 and

Other Therapies in the Treatment of GBM

	Comparative Therapy		Median Survival Benefit
Chemotherapy	Radiation (XRT)	Radiation + Chemotherapy	vs. XRT alone
Temodar	12.1 months	58 weeks (14.6 months)	2.5 months
VAL-083	8.8 months	67 weeks (16.8 months)	8.0 months
Lomustine		52 weeks
Carmustine		40-50 weeks
Semustine		35 weeks
Avastin	n.a.

Additional support for the differentiated profile of VAL-083 and TMZ comes from the results of studies with GBM cancer stem cells (“CSCs”). GBM CSCs display strong resistance to TMZ, even where MGMT expression is low. However, our data demonstrates that GBM CSCs are susceptible to VAL-083 independent of MGMT expression.

Based on historical data and our own research, we believe that VAL-083 has the potential to offer physicians and patients a new paradigm in the treatment of GBM that will address significant unmet medical needs. In addition, the profile of VAL-083 offers the potential of additive or synergistic benefit as a future combination therapy with existing chemotherapeutic agents or novel vaccines or immunotherapy approaches currently under investigation.

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Interim Phase I/II Results in Refractory GBM

We filed an investigational new drug (“IND”) application with the FDA and initiated human clinical trials with VAL-083 as a potential treatment for GBM in 2011. Details of the study, including enrollment estimates, are available at http://www.clinicaltrials.gov/ct2/show/NCT01478178?term=VAL-083&rank=1)

Our clinical trial is a Phase I/II, open-label, single arm dose-escalation study designed to evaluate the safety, tolerability, pharmacokinetics and anti-cancer activity of VAL-083 in patients with GBM. To be eligible for our clinical trial, patients must have been previously treated for GBM with surgery and/or radiation, if appropriate, and must have failed both bevacizumab (Avastin®) and temozolomide (Temodar ®), unless either or both are contra-indicated.

Response to treatment with VAL-083 is measured prior to each treatment cycle. An initial phase of the study involves dose escalation cohorts until a maximum tolerated dose (“MTD”) is established in the context of modern care. The goal of our Phase I/II clinical trial is to determine a modernized dosing regimen for advancement into a registration directed clinical trial.

In August 2013, we received a notice of allowance from the FDA enabling the Company to implement a revised dose-escalation scheme in our Phase I/II clinical trial. The revised dosing regimen was allowed by the FDA following an extensive safety review of patients treated prior to that date. In comparison to the original dose-escalation scheme, the revised plan enabled us to skip two interim doses and reach higher doses than originally contemplated.

We have presented interim data from our Phase I/II clinical trial at peer-reviewed scientific meetings including most recently at the annual meetings of ASCO in June 2015, AACR in April 2015 and SNO in November 2014. We anticipate presenting additional data at upcoming scientific meetings during 2015.

In summary, at doses tested to date, our interim clinical data is as follows:

Enrollment and dosing

In the MTD portion of the study, we confirmed that 30 GBM patients were enrolled across 8 dose cohorts ranging from 1.5 to 50 mg/m2/d. Dose limiting toxicity (“DLT”) consisting of thrombocytopenia (low platelet counts) was observed at 50 mg/m2/d. The low point of platelet counts (nadir) occurred around day 20 and generally DLT-related symptoms resolved rapidly and spontaneously without concomitant treatment. Based on these observations, we defined 40 mg/m2/d in accordance with the protocol and initiated a 14-patient Phase II expansion cohort at that dose. In addition, we enrolled an addition three patients at an interim dose of 45 mg/m2/d to further explore the therapeutic window of our modern dosing regimen.

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The 14-patient Phase II expansion cohort is fully enrolled. In addition, we confirmed 40mg/m2 as the maximum tolerated dose (“MTD”) for advancement into registration-directed clinical trials. This optimized dosing regimen delivers substantially higher doses compared to previous clinical trials conducted by the NCI in the United States. We believe that such higher doses may enhance the potential of VAL-083 to impact a patent’s tumor and as well as to improve patient outcomes.

Efficacy results

We reported that the progression free survival following treatment with VAL-083 was short (1.2 - 1.4 months) as expected since patients were not re-resected. However, preliminary analysis shows favorable increasing dose-dependent median survival after only two cycles of treatment with VAL-083: Median overall survival (“OS”) of approximately nine (9) months for patients enrolled in cohorts 6 & 7 (VAL-083 dose ≥30 mg/m2/day) vs. approximately (5) months for patients enrolled in cohorts 1 - 3 (VAL-083 doses <10mg/m2/day).

Safety and Tolerability

We confirmed that no drug-related severe adverse events were reported and myelosuppression was mild at doses ≤40mg/ m2/d. One of three GBM patients in cohort 7 (40mg/m2) and one of three GBM patients in cohort 6 (30 mg/m2) exhibited stable disease after one or two cycles of treatment. In earlier cohorts, we reported that two patients exhibited a response (stable disease or partial response) with a maximum response of 84 weeks and improved clinical signs prior to discontinuing due to adverse events unrelated to the study.

Phase II Expansion Cohort

We have completed enrollment of a Phase II expansion cohort of our Phase I/II clinical trial the proposed therapeutic dose of 40 mg/m2/day. The goal of the cohort is to obtain additional safety and activity data at the dose proposed for advancement into registration-directed Phase II/III clinical trials

Doses Achieved

We confirmed that we achieved doses of VAL-083 that are substantially higher than were utilized in the original published NCI-sponsored clinical trials. A summary of doses completed in our dose-escalation phase of our clinical trial in comparison to the NCI’s historical regimen is as follows:

Dosing Regimen & Study	Single Dose	Acute Regimen (single cycle)		Comparative Cumulative Dose (@ 35 days)	Dose Intensity (dose per week)

NCI GBM historical regimen (Eagan etal) daily x 5 q 5wks (cycle = 35 days)	25 mg/m2	x5 days =	125 mg/m2	125 mg/m2	25mg/m2/wk

DelMar VAL-083 regimen daily x 3 q 3wks (cycle = 21 days)	30 mg/m2 40 mg/m2 50 mg/m2	x3 days =	90 mg/m2 120 mg/m2 150 mg/m2	180 mg/m2 240 mg/m 2 300 mg/m 2	30mg/m2/wk 40mg/m2/wk 50mg/m2/wk

Daily x 5 q 5wks refers to a dosing regimen of once per day for five consecutive days every five weeks (35 day cycle); while daily x 3 q 3wks refers to a dosing regimen of once per day for three consecutive days every three weeks (21 day cycle) .

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Pharmacokinetics

We reported that observed pharmacokinetics are linear and consistent with previous published data suggesting that concentrations of VAL-083 at a dose of 40mg/m 2 achieve tissue levels in the central nervous system that have shown to be effective against glioma cell lines in vitro.

Observed pharmacokinetics measured by plasma concentration over time in escalating dose cohorts compared to historically literature (Eagan 1982)	Relationship between plasma exposure measured by area under the curve (AUC) vs. dose of VAL-083)

The estimated tissue concentration in brain tumor tissue was calculated based on observed concentration of VAL-083 in the plasma and historical observations from the literature

Dose and Dosing Day of Each Cycle	Plasma Cmax	Estimated Maximum Tumor Concentration in Brain [b]		IC50 in GBM Cell Lines [d]
Current Trial	(g/mL) [a]	(g/g tissue)	µM [c]	µM
40mg/m2 Day-1	0.781	0.344	2.36
40mg/m2 Day-2	0.781	0.503	3.45	~2 - 4
40mg/m2 Day-3	0.781	0.563	3.86

[a]	PK was conducted only on Day 1, given the short t-1/2 of ~1h Cmax is assumed to be same for day 2 & 3*Volume of 1 g tissue assumed to be 1 mL
[b]	Percent of plasma drug concentration in brain tumor = 44%, Eckhardt, 1977
[c]	Half-life of drug in human brain tumor tissue = 20h, Eckhardt, 1977
[d]	IC50 range for low MGMT (U251 and SF188) and high MGMT (T98G) GBM cells treated with VAL-083 in vitro

Patient History

We confirmed that GBM patients enrolled in our Phase I/II clinical trial failed prior treatment with standard front-line (temozolomide plus radiation) and 92% also failed Avastin®. In addition, 77% percent of GBM patients enrolled had also failed one or more courses of additional salvage therapy beyond temozolomide and Avastin® prior to treatment with VAL-083. Patients were not re-resected prior to treatment with VAL-083 and therefore had a growing refractory GBM tumor at the time of enrollment in our clinical trial and were considered salvage patients with an expected poor prognosis.

MGMT Independence

We presented additional data demonstrating that the cytotoxic activity of VAL-083 is distinct from standard-of-care in GBM. Specifically, our data shows that the tumor-killing activity of VAL-083 is independent of MGMT-mediated resistance. MGMT is believed to cause resistance to the current front-line therapy in the treatment of GBM, and is correlated with poor patient outcomes. We also reported all patients in our current trial whose tumors were characterized exhibited high expression of MGMT, suggesting that these patients would be expected to have a poor prognosis and further highlighting the promising dose-dependent survival trend observed in the Phase I dose escalation portion of our clinical trial.

Based on these interim results, we believe that our modernized dosing regimen takes advantage of improved side-effect management and new knowledge of the pharmacokinetic, toxicity profile and anti-cancer mechanism of VAL-083. Our strategy to “hit the tumor harder more often” has allowed us to achieve higher levels of drug at the tumor-site, which we believe will result in significant and meaningful clinical benefit for GBM patients who have failed both temozolomide and Avastin® and increased survival via slowed tumor growth or tumor regression. These patients currently have no viable treatment options.

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Observed Survival based on sub-group analysis

Dose Cohort Subgroups	6 months	9 months	12 months
High (30 & 40 mg/m2 n=6)	67%	67%	33%
Low (up to 5mg/m2 n=10)	44%	33%	22%

Observed survival in the dose escalation phase of our Phase I/II clinical trial in comparison to historical outcomes for GBM patients following Avastin® failure as described in the scientific literature

While these data are interim in nature and based on a small number of patients, we believe they support the further development of VAL-083. We anticipate presenting additional data, including data from the Phase II expansion cohort of our current clinical trial at scientific meetings in the remainder of 2015. The purpose of the 14 patient Phase II expansion is to gather further safety data at our chosen therapeutic dose and to further clarify median overall survival in this patient population.

We are currently conducting our clinical trial at five centers: the Mayo Clinic in Rochester, Minnesota (“Mayo”), the Brain Tumor Center at University of California, San Francisco (“UCSF”), the Sarah Cannon Cancer Research Center (“SCRI”) in Nashville, Tennessee, Denver, Colorado, and the SCRI affiliate site at the Florida Cancer Specialist Research Institute in Sarasota, Florida. We plan to add additional clinical sites in order to accelerate enrollment as the trial progresses.

Patients being enrolled in our current Phase I/II clinical trial have a growing brain tumor that has failed to respond to any other approved treatment. The correlation between tumor progression and impending death in this patient population is well-documented. Therefore we believe that our interim results demonstrating that VAL-083 can either stabilize disease progression by slowing or halting tumor growth or by shrinking the tumor is expected to result in longer patient survival and improved quality of life.

We plan to continue our clinical trials with VAL-083 as a potential treatment for GBM patients who have failed other therapies. Currently, there is no approved therapy for these patients. The goal of our current Phase I/II clinical trial is to establish a modernized dosing regimen for advancement into registration directed trials in the United States as a potential new therapy for the treatment of refractory GBM.

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Registration-directed Trial

We anticipate that the registration-directed Phase II/III trial will be an open-label trial with overall survival as the primary endpoint. We plan to request a guidance meeting with the FDA to discuss our proposed clinical trial design. The dose chosen, size, design and timing of initiation of the registration-directed clinical trial will depend on review of the data from the Phase II expansion phase of our current study and discussions with the FDA and our clinical advisors. Having announced full enrollment of the 14-patient expansion portion of the study and taking into account guidance from the FDA and our expected timelines, subject to funding, we believe it is possible that we will initiate registration-directed Phase II/III studies within the next 9 - 12 months. We will provide a formal update, including any adjustment to our projected timelines based on our discussions with the FDA and our clinical advisors.

Based on historical development of other products in GBM, we believe that we may be able to obtain FDA approval to commercialize VAL-083 to treat patients who have failed other therapies from an open-label registration-directed Phase II/III clinical trial, which will save significant costs of a large randomized Phase III clinical trial. We also believe that the FDA may grant Breakthrough Therapy, Fast Track, Accelerated Approval and/or Priority Review status to VAL-083, which will enable us to begin filing for commercial approval during the clinical trial process. Breakthrough Therapy, Fast Track, Accelerated Approval and Priority Review are expedited drug development designations established by the FDA that are intended to make therapeutically important drugs available at an earlier time.

Data from our planned registration-directed Phase II/III trial will form the basis of our application for FDA approval. Our overall goal remains to complete registration-directed clinical trial with VAL-083 and to seek FDA approval as a new therapy for refractory glioblastoma in the timeliest manner possible. Based on our current financial resources, initiation of the registration-directed trial will require additional funding to support the expanded clinical operations necessary to conduct and manage the study.

We also believe that VAL-083 may be a potentially superior alternative to currently approved chemotherapies used in the treatment of newly diagnosed GBM patients. Subject to the availability of financial resources, we plan to investigate VAL-083 in clinical trials for newly diagnosed GBM patients whose tumors exhibit molecular features suggesting that they are unlikely to respond to currently available chemotherapies.

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In February 2012, VAL-083 was granted protection under the Orphan Drug Act by the FDA for the treatment of glioma. In January 2013, the European Union also granted orphan drug protection to VAL-083. Orphan drugs generally follow the same regulatory development path as any other pharmaceutical product. However, incentives such as scientific advice and reduction or waiver of registration fees and access to specialized grant funding may be available to support and accelerate development of orphan drug candidates. In addition, we may sell VAL-083 as a treatment for glioma without competition for seven years in the U.S. and for ten years in the EU following market approval, due to the orphan drug protection afforded - meaning that the neither the FDA nor the EU regulatory authority will approve a medicinal product containing a similar active substance for the same indication during that time.

As part of our ASCO presentation on June 1, 2013, we also announced that we plan to split our current Phase I/II clinical trial protocol into two separate studies: one focusing solely on refractory GBM and the other focusing on secondary brain cancers caused by other tumors that have spread to the brain. Due to prior chemotherapy and radiation therapy, patients with secondary brain tumors are likely more prone to myelosuppression and may have a different toxicity and MTD than patients with GBM. We believe the strategy of splitting the trial into two separate studies will enable us to focus on accelerating the development of VAL-083 as a potential new treatment for GBM while appropriately exploring the potential of the drug to treat patients with solid tumors that have spread to the brain. In the future, we may develop a separate protocol for the continued exploration of VAL-083 in patients with secondary brain cancer caused by a solid tumor spreading to the brain.

VAL-083 in Lung Cancer

Lung cancer is a leading cause of cancer-related mortality around the world and effective treatment for lung cancer remains a significant global unmet need despite advances in therapy. In general, prognosis for lung cancer patients remains poor, with 5-year relative survival less than 14% among males and less than 18% among females in most countries. Globally, the market for lung cancer treatment may exceed $7 billion by 2019 according to a report published by Transparency Market research.

Non-small cell lung cancer (“NSCLC”) is the most common type of lung cancer. There are three common forms of NSCLC: adenocarcinomas are often found in an outer area of the lung; squamous cell carcinomas are usually found in the center of the lung next to an air tube (bronchus); and large cell carcinomas , which can occur in any part of the lung and tend to grow and spread faster than adenocarcinoma. NSCLC accounts for 85% of all lung cancer cases in the United States and approximately 90% of lung cancer cases diagnosed in China.

Smoking is the most important risk factor in the development of lung cancer. According to the World Cancer Report (2008), 21% of cancer deaths are related to smoking, especially lung cancer. Additionally, high levels of air pollution have been implicated as significant causes of lung cancer. Incidence of lung cancer in the United States is approximately 59 per 100,000 with the majority (52:100,000) being NSCLC.

According to The Nationwide Nutrition and Health Survey (2002), China has the world’s largest smoking population, with a smoking rate of 24.0% on average (50.2% for men and 2.8% for women), and a total number of 350 million smokers. The World Health Organization reports that the incidence of lung cancer in China is 34 per 100,000 population. However, some estimates are much higher exceeding 120 per 100,000 population for males aged 55-60 in urban areas.

According to a survey conducted by the Chinese Ministry of Health and the Ministry of Science and Technology, smoking, poor diet, water pollution and environmental problems have caused the nation's cancer death rate to rise 80 percent in the past 30 years and cancer is now accountable for 25 percent of all urban deaths and 21 percent of all rural deaths. Based on these trends, the World Health Organization projects that the incidence of lung cancer in China is expected to exceed one million (1,000,000) new cases per year by 2025.

The activity of VAL-083 against solid tumors, including lung cancer, has been established in both pre-clinical and human clinical trials conducted by the NCI. VAL-083 has been approved by the CFDA for the treatment of lung cancer. However, sales of VAL-083 in China have been limited by a lack of modern data, poor distribution, and preference for targeted therapies such as tyrosine kinase inhibitors (“TKIs”) in the modern era.

The current standard of care for newly diagnosed NSCLC is platinum-based combination therapy or TKI therapy for patients whose cancer exhibits epidermal growth factor receptor (“EGFR”) mutations. Patients exhibiting EGFR mutations have shown an initial response rate to TKIs which exceeds the response rate for conventional chemotherapy. However, TKI resistance has emerged as an important unmet medical need.

We believe VAL-083’s unique bi-functional alkylating mechanism of action could make it a valuable drug of choice in NSCLC patients who are or become resistant to TKI therapy. In addition, VAL-083 readily crosses the blood brain barrier suggesting that it may be possible for VAL-083 to treat patients whose lung cancer has spread to the brain.

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Based on these beliefs, we have acquired certain commercial rights to VAL-083 in China where it is approved for the treatment of lung cancer. We have begun to establish a strong scientific and clinical rationale to support the development of VAL-083 as a potential treatment for NSCLC in the modern era.

We plan to work with leading oncologists to develop new clinical and non-clinical data which will demonstrate the clinical utility of VAL-083 in NSCLC patients who are resistant to TKIs. We believe this strategy will result in sales growth for VAL-083 in China and generate future revenue for the Company through sales and marketing partnerships as well as position VAL-083 for global development in lung cancer.

In April 2014 at AACR we announced results of a pre-clinical study designed to evaluate the activity of VAL-083 in in vivo models of drug-resistant NSCLC in comparison to cisplatin. In an established murine xenograft model of NSCLC, the activity of VAL-083 was compared to standard platinum-based therapy with cisplatin against human NSCLC cell lines A549 (TKI-sensitive) and H1975 (TKI-resistant). In the study, VAL-083 demonstrated superior efficacy and safety in the treatment of TKI-susceptible (A549) tumors and in TKI-resistant (H1975) tumors.

●	Treatment of TKI-sensitive (A549) NSCLC with 3 mg/kg of VAL-083 resulted in tumor growth delay of 26 days compared to untreated controls. Cisplatin (5 mg/kg) resulted in tumor growth delay of just four days. In addition, mean tumor volume on day 68 was significantly reduced in animals treated with 3 mg/kg VAL-083 (p=0.001) compared to untreated controls.

●	Treatment of TKI-resistant (H1975) NSCLC with 4 mg/kg of VAL-083 resulted in a statistically significant reduction in tumor volume (p=0.01) versus untreated control after 27 days. In the same model, treatment with 5 mg/kg of cisplatin failed to achieve statistically significant reduction in tumor volume (p=0.23) versus untreated control after 27 days. Longer-term safety assessments are ongoing in this model.

In April 2015, we presented new non-clinical data at the AACR annual meeting. These data demonstrated that VAL-083’s mechanism is distinct from platinum-based chemotherapy, the current standard of care for NSCLC. VAL-083 retains its high level of anti-cancer activity in p53 mutated NSCLC cell lines compared to cisplatin or oxaliplatin.

The p53 gene plays a central role in the protection of the human body from cancer and is responsible for initiating the process of programmed cell death, or apoptosis, which directs a cell to commit suicide if it becomes damaged or cancerous. The p53 pathway is also integral to the activity of many chemotherapy drugs. p53 is frequently mutated in NSCLC and p53 mutations are highly correlated with resistance to chemotherapy and poor patient outcomes in NSCLC.

In addition, we demonstrated that the combination of VAL-083 with either cisplatin or oxaliplatin demonstrated a superadditive (synergistic) effect against NSCLC cell lines, including those resistant to TKI therapy in vitro.

In October 2014, we presented non-clinical data at the AACR New Horizon’s in Cancer Research Meeting. These data also support superior activity of VAL-083 compared to standard platinum-based treatment in both TKI-sensitive and TKI-resistant tumor models. Further, our data demonstrate that VAL-083 may have a synergistic effect in combination with cisplatin. These data suggest the potential of VAL-083 to be used in combination with platinum-based chemotherapy and to address modern unmet medical needs in the treatment of TKI-resistant NSCLC, especially where platinum-based therapy has already failed or is predicted to give sub-optimal outcomes.

These results may have immediate implications in the treatment of NSCLC in China, where VAL-083 is approved for as a chemotherapy for the treatment of lung cancer. The data also support exploring future clinical development of VAL-083 as a lung cancer therapy in the rest of the world thereby providing DelMar with a potential opportunity to expand our clinical development focus beyond glioblastoma.

As a next step in the investigation of VAL-083 as a potential treatment for NSCLC, we have developed a protocol for a post-market clinical study to be conducted by a leading cancer clinician in the context of the current approval in China.

We plan to conduct this trial in collaboration with Guangxi Wuzhou Pharmaceutical Group Co. Ltd. (Guangxi Wuzhou Pharma). Under the terms of our collaboration agreement with Guangxi Wuzhou Pharma, we are responsible for establishing protocols for and conducting clinical trials and Guangxi Wuzhou Pharma is responsible for the costs associated with clinical trials conducted in China. Our goal is to initiate this clinical trial during 2015, with the aim to develop new data to support product growth in China and to establish clinical proof of concept to expand our drug development efforts with VAL-083.

Conducting this clinical trial in China under our collaboration agreement with Guangxi Wuzhou Pharma will allow us to enhance the potential value of VAL-083 without significantly increasing our own planned cash expenditures. We also believe that these new data will support the potential to establish global partnerships and collaborations with larger pharmaceutical companies who have the resources and commercial infrastructure to effectively develop and commercialize VAL-083 as a treatment for NSCLC on a world-wide basis.

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VAL-083 in Leukemia and Hematologic Cancers

The NCI studied VAL-083 extensively in laboratory and animal models of hematological malignancies (blood cancers). VAL-083 has been approved for the treatment of chronic myeloid leukemia, or CML, in China.

CML, also known as chronic myeloid leukemia is a cancer of the white blood cells. The incidence of CML in the United States is approximately two per 100,000 of population.

We believe that our pre-clinical research and data from NCI-sponsored studies and commercial evidence from the Chinese market support that there exists a substantive clinical benefit of VAL-083 in CML. We also believe that the unique mechanism of action of VAL-083, in combination with newly developed data positions the drug as a valuable therapy for patients who have failed other treatments, including TKIs. This represents a significant clinical and commercial opportunity for large subsets of patient populations in the existing-approved China market as well as for global development in CML.

Based on these beliefs, we have acquired certain commercial rights to VAL-083 in China, where it is approved for the treatment of CML and lung cancer. We have also developed new non-clinical data demonstrating that VAL-083 is active against TKI-resistant CML.

VAL-083 in Pediatric Brain Cancers

In November 2015 at AACR’s - Advances in Pediatric Research: From Mechanisms and Models to Treatment and Survivorship we presented data indicating that VAL-083 offers potential therapeutic alternatives in the treatment of pediatric brain tumors. At AACR’s Advances in Ovarian Cancer Research: exploiting Vulnerabilites Conference we also presented data

VAL-083 in Ovarian Cancers

In October 2015 at the AACR’s Advances in Ovarian Cancer Research: Exploiting Vulnerabilities Conference, the Company presented data from its collaboration with researchers at MD Anderson Cancer Center. The data demonstrate the effectiveness of VAL-083 against cisplatin-resistant ovarian cancers and raise the potential for VAL-083 as a treatment for ovarian cancers as a single-agent against platinum-resistant tumors or in combination with platinum-based chemotherapeutic regimens

Additional Indications

In historical studies sponsored by the NCI in the United States, VAL-083 exhibited clinical activity against a range of tumor types including central nervous system tumors, solid tumors and hematologic malignancies. We have established new non-clinical data supporting the activity of VAL-083 in different types of cancer that are resistant to modern targeted therapies and we believe that the unique cytotoxic mechanism of VAL-083 may provide benefit to patients in a range of indications. We intend to continue to research these opportunities, and if appropriate, expand our clinical development efforts to include additional indications.

VAL-083 Target Markets

We are targeting cancer indications which we believe represent market opportunities in the hundreds of millions of dollars in North America and potentially in the billions of dollars worldwide. The pharmaceutical industry, in general, is a highly profitable, highly innovative industry. According to a report published by Statistic, the global pharmaceutical industry generated nearly one trillion dollars in revenue during 2013. According to published reports, global pharmaceutical sales are highly stratified by region, with North America, the European Union and Japan accounting for 55% of global pharmaceutical sales in 2009. However, the most rapid growth in the sector is from developing countries, particularly China.

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Glioblastoma Multiforme: Newly diagnosed patients suffering from GBM are initially treated through invasive brain surgery, although disease progression following surgical resection is nearly 100%. Temozolomide (Temodar ®) in combination with radiation is the front-line therapy for GBM following surgery. Temodar ® currently generates more than $950 million annually in global revenues even though most patients fail to gain long-term therapeutic benefits. Approximately 60% of GBM patients treated with Temodar ® experience tumor progression within one year.

Bevacizumab (Avastin®) has been approved for the treatment of GBM in patients failing Temodar ®. In clinical studies, only about 20% of patients failing Temodar ® respond to Avastin ® therapy. In spite of these low efficacy results, treatment of GBM in North America alone is projected to add $200 million annually to the revenues of Avastin ® with projected growth in GBM to $650 million by 2016.

Approximately 48% of patients who are diagnosed with GBM will fail both front-line therapy and Avastin ®. Based on disease incidence, we believe the market for treating GBM patients the post-Avastin ® failure exceeds $200 million annually in North America. Subject to successfully completing clinical trials and obtaining approval by the FDA and other applicable regulatory agencies globally, we also believe that VAL-083 could potentially generate sales in excess of $1 billion worldwide as a potential front-line therapy for GBM.

Lung Cancer: The potential of VAL-083 in the treatment of NSLSC has been established in both human clinical trials conducted by the NCI and by the drug’s commercial approval in China. Lung cancer is the most common cancer in the world with 1.8 million cases in 2012, representing 13% of all cancers according to a report published by the World Cancer Research Fund International. Lung cancer has a higher mortality rate than the next top three cancers combined and it is responsible for 1.6 million deaths annually, representing 19% of all cancer deaths. NSCLC represents approximately 90% of newly diagnosed lung cancers. A report published by Transparency Market Research states that the global NSCLC drug market will increase from $4.3 billion in 2009 to $6.9 billion in 2019 and the market is growing with a CAGR of 4.84% during 2009 to 2019.

Leukemia: The potential of VAL-083 in the treatment of CML has been established in both human clinical trials conducted by the NCI and by the drug’s commercial approval in China. The Tyrosine Kinase Inhibitor Gleevec ® is currently used as front-line therapy in the treatment of CML achieved global revenue in excess of $4.7 billion annually in 2012. We believe that VAL-083 has potential to capture a portion of the CML market through demonstration of activity in TKI-resistant CML patients. We also believe that VAL-083 may offer significant commercial opportunities through the treatment of other types of blood cancer such as AML or ALL.

VAL-083 Manufacturing

VAL-083 is currently manufactured in accordance with CFDA and Chinese Pharmacopoeia guidelines to ensure drug quality control, drug use safety, and drug efficacy. Approval by the FDA will require VAL-083 and other products developed by us to be manufactured in accordance with United States Pharmacopeia (“USP”) in accordance with Good Manufacturing Practices (“cGMP”) regulations. cGMP provides for systems that assure proper design, monitoring, and control of manufacturing processes and facilities. Adherence to the cGMP regulations assures the identity, strength, quality, and purity of drug products by requiring that manufacturers of medications adequately control manufacturing operations.

We have established an exclusive purchasing relationship with a Chinese manufacturer that has enabled us to obtain drug product for human clinical trials in the United States and certain commercial rights in China. The Chinese manufacturer has established a commercial-scale manufacturing process based on the North American process originally developed for the NCI.

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Ensuring a viable long-term supply of the VAL-083 drug product suitable for registration and commercialization in North America and Europe will require investment in improved manufacturing and quality controls. We will seek to build upon our expertise and our intellectual property related to the existing manufacturing processes for VAL-083 in collaboration with the current manufacturer to allow compliance with cGMP. In addition, we have identified third party contract manufacturers with the capabilities to establish the processes, procedures and quality systems necessary to meet U.S., Canadian, E.U. and other international cGMP manufacturing requirements. Such requirements include strong quality management systems, obtaining appropriate quality raw materials, establishing robust operating procedures, detecting and investigating product quality deviations, and maintaining reliable testing laboratories.

Patents and Proprietary Rights

Our success will depend in part on our ability to protect our existing product candidate and the products we acquire or license by obtaining and maintaining a strong proprietary position. To develop and maintain our position, we intend to continue relying upon patent protection, orphan drug status, Hatch-Waxman exclusivity, trade secrets, know-how, continuing technological innovations and licensing opportunities.

We have filed patent applications covering VAL-083 where we have claimed the use of, and improvements related to VAL-083 and other novel aspects of our proposed treatment regimen, manufacturing process improvements and the formulation and composition of the active pharmaceutical ingredient and finished dosage form of VAL-083 products. We are prosecuting our patent applications in the United States and in international jurisdictions which we deem important for the potential commercial success of VAL-083.

Our patents and patent applications can be summarized in eight series as follows:

●	Series I is generally directed to synthesis of VAL-083.

Patent or Patent Application No.	Title	Expiry
United States Patent No. 8,563,758	Method Of Synthesis Of Substituted Hexitols Such As Dianhydrogalactitol	2031

United States Patent No. 8,921,585	Method Of Synthesis Of Substituted Hexitols Such As Dianhydrogalactitol	2031

United States Patent Application Serial No. 14/072,603 Notice of Allowance Received 1/22/15	Method Of Synthesis Of Substituted Hexitols Such As Dianhydrogalactitol	2031

United States Patent Application Serial No. 14/550,131	Method Of Synthesis Of Substituted Hexitols Such As Dianhydrogalactitol	2031

Mexican Patent No. 323310	Method Of Synthesis Of Substituted Hexitols Such As Dianhydrogalactitol	2031

PCT Patent Application Serial No. PCT/US2011/048032	Method Of Synthesis Of Substituted Hexitols Such As Dianhydrogalactitol National phase applications have published in countries including: Australia, Canada, Chile, China, European Union, Japan, Singapore and South Korea

	Additional Applications in Series I Not Yet Published

●	Series II is generally directed to use of VAL-083 to treat a range of diseases and conditions, including but not limited to malignancies.

Patent or Patent Application No.	Title	Expiry
United States Patent Application Serial No. 13/817,096 Notice of Allowance Received 2/25/15	Compositions And Methods To Improve The Therapeutic Benefit Of Suboptimally Administered Chemical Compounds Including Substituted Hexitols Such As Dianhydrogalactitol And Diacetyldianhydrogalactitol	2031

PCT Patent Application Serial No. PCT/US2011/048031	Compositions And Methods To Improve The Therapeutic Benefit Of Suboptimally Administered Chemical Compounds Including Substituted Hexitols Such As Dianhydrogalactitol And Diacetyldianhydrogalactitol National phase applications have published in countries including: Australia, Canada, Chile, China, European Union, Japan, Mexico, Singapore and South Korea

	Additional Applications in Series II Not Yet Published

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●	Series III is generally directed to analytical methods for VAL-083.

Patent or Patent Application No.	Title	Expiry
United States Patent Application Serial No. 13/933,844	Improved Analytical Methods For Analyzing And Determining Impurities In Dianhydrogalactitol	2032

United States Patent No. 9,029,164	Improved Analytical Methods For Analyzing And Determining Impurities In Dianhydrogalactitol	2032

PCT Patent Application Serial No. PCT/IB2013/000793	Improved Analytical Methods For Analyzing And Determining Impurities In Dianhydrogalactitol National phase applications have published in countries including: Australia, Canada, China, European Union, Japan and South Korea

	Additional Applications in Series III Not Yet Published

●	Series IV is generally directed to the use of VAL-083 to treat GBM or medulloblastoma.

Patent or Patent Application No.	Title	Expiry
United States Patent Application Serial No. 14/373,552	Use Of Substituted Hexitols Including Dianhydrogalactitol And Analogs To Treat Neoplastic Disease And Cancer Stem Cells Including Glioblastoma Multiforme And Medulloblastoma	2033

United States Patent Application Serial No. 14/245,738	Use Of Substituted Hexitols Including Dianhydrogalactitol And Analogs To Treat Neoplastic Disease And Cancer Stem Cells Including Glioblastoma Multiforme And Medulloblastoma	2033

PCT Patent Application Serial No. PCT/US2013/022505	Use Of Substituted Hexitols Including Dianhydrogalactitol And Analogs To Treat Neoplastic Disease And Cancer Stem Cells Including Glioblastoma Multiforme And Medulloblastoma National phase applications have published in countries including: Australia, Canada, China, European Union, Japan, and South Korea

	Additional Applications in Series IV Not Yet Published

●	Series V is generally directed to the veterinary use of VAL-083.

Patent or Patent Application No.	Title	Expiry
United States Patent Application Serial No. 14/400,271	Veterinary Use Of Dianhydrogalactitol, Diacetyldianhydrogalactitol, And Dibromodulcitol To Treat Malignancies	2033

PCT Patent Application Serial No. PCT/US2013/039549	Veterinary Use Of Dianhydrogalactitol, Diacetyldianhydrogalactitol, And Dibromodulcitol To Treat Malignancies

	Additional Applications in Series V Not Yet Published

●	Series VI is generally directed to the use of VAL-083 to treat tyrosine-kinase-inhibitor-resistant malignancies.

Patent or Patent Application No.	Title	Expiry
United States Patent Application Serial No. 14/409,909	Methods For Treating Tyrosine-Kinase-Inhibitor-Resistant Malignancies In Patients With Genetic Polymorphisms Or Ahi1 Dysregulations Or Mutations Employing Dianhydrogalactitol, Diacetyldianhydrogalactitol, Dibromodulcitol, Or Analogs Or Derivatives Thereof	2033

PCT Patent Application Serial No. PCT/US2013/047320	Methods For Treating Tyrosine-Kinase-Inhibitor-Resistant Malignancies In Patients With Genetic Polymorphisms Or Ahi1 Dysregulations Or Mutations Employing Dianhydrogalactitol, Diacetyldianhydrogalactitol, Dibromodulcitol, Or Analogs Or Derivatives Thereof National phase applications have published in countries including: Australia, Canada and Israel

	Additional Applications in Series VI Not Yet Published

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●	Series VII is generally directed to the use of VAL-083 to treat recurrent malignant glioma and progressive secondary brain tumor.

Patent or Patent Application No.	Title	Expiry
PCT Application Serial No. PCT/US2014/040461	Use Of Dianhydrogalactitol And Analogs And Derivatives Thereof To Treat Recurrent Malignant Glioma Or Progressive Secondary Brain Tumor

●	Series VIII is generally directed to the use of VAL-083 to treat non-small-cell lung cancer.

Patent or Patent Application No.	Title	Expiry
Two provisional U.S. patent applications have been filed. No patent application in Series VIII has been published

One of the inventors listed in one of our Series VIII provisional applications is an employee of the University of California, San Francisco. If a patent issues from that provisional application with a claim that the University of California employee conceived of, in whole or in part, than the Regents of the University of California will share ownership of any such patent with us. Our research agreements with the University of California address this issue by providing the Company with an exclusive option, for a limited period of time, to negotiate a royalty-bearing exclusive license for commercialization of the invention covered by that patent.

In addition to patent protection, we may also seek orphan drug status whenever it is available. If a product which has an orphan drug designation subsequently receives the first regulatory approval for the indication for which it has such designation, the product is entitled to orphan exclusivity, meaning that the applicable regulatory authority may not approve any other applications to market the same drug for the same indication, except in very limited circumstances, for a period of seven years in the U.S. and Canada, and 10 years in the E.U. Orphan drug designation does not prevent competitors from developing or marketing different drugs for the same indication or the same drug for a different clinical indication.

In February 2012, we announced that the FDA has granted orphan drug status to VAL-083. In January 2013, the EMA also granted orphan drug protection to VAL-083 for the treatment of glioma.

Under the Hatch-Waxman Amendments, newly approved drugs and indications benefit from a statutory period of non-patent marketing exclusivity. These amendments provide five-year data exclusivity to the first applicant to gain approval of an NDA for a new chemical entity, meaning that the FDA has not previously approved any other new drug containing the same active ingredient. The Hatch-Waxman Amendments prohibit the submission of an abbreviated new drug application, also known as an ANDA or generic drug application, during the five-year exclusive period if no patent is listed. If there is a patent listed and the ANDA applicant certifies that the NDA holder’s listed patent for the product is invalid or will not be infringed, the ANDA can be submitted four years after NDA approval. Protection under the Hatch-Waxman Amendments will not prevent the filing or approval of another full NDA; however, the applicant would be required to conduct its own pre-clinical studies and adequate and well-controlled clinical trials to demonstrate safety and effectiveness. The Hatch-Waxman Amendments also provide three years of data exclusivity for the approval of NDAs with new clinical trials for previously approved drugs and supplemental NDAs, for example, for new indications, dosages or strengths of an existing drug, if new clinical investigations were conducted by or on behalf of the sponsor and were essential to the approval of the application. This three-year exclusivity covers only the new changes associated with the supplemental NDA and does not prohibit the FDA from approving ANDAs for drugs containing the original active ingredient. We intend to rely on the Hatch-Waxman Amendments for five years of data exclusivity for VAL-083.

We also rely on trade secret protection for our confidential and proprietary information. We believe that the substantial costs and resources required to develop technological innovations, such as the manufacturing processes associated with VAL-083, will help us to protect the competitive advantage of our product candidate.

The protection of intellectual property rights in China (where our clinical product candidate, VAL-083, is manufactured pursuant to a collaboration agreement with the only manufacturer presently licensed by the CFDA to produce the product for the China market, and where VAL-03 is approved for the treatment of CML and lung cancer) is relatively weak compared to the United States, which may negatively affect our ability to generate revenue from VAL-083 in China.

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Our policy is to require our employees, consultants, outside scientific collaborators, sponsored researchers and other advisors to execute confidentiality agreements upon the commencement of employment or consulting relationships with us. These agreements provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific circumstances. In the case of employees, the agreements provide that all inventions conceived by the individual shall be our exclusive property.

Government Regulation and Product Approval

Regulation by governmental authorities in the U.S. and other countries is a significant factor, affecting the cost and time of our research and product development activities, and will be a significant factor in the manufacture and marketing of any approved products. All of our products require regulatory approval by governmental agencies prior to commercialization. In particular, our products are subject to rigorous pre-clinical and clinical testing and other approval requirements by the FDA and similar regulatory authorities in other countries. Various statutes and regulations also govern or influence the manufacturing, safety, reporting, labeling, transport and storage, record keeping and marketing of our products. The lengthy process of seeking these approvals, and the subsequent compliance with applicable statutes and regulations, require the expenditure of substantial resources. Any failure by us to obtain, or any delay in obtaining, the necessary regulatory approvals could harm our business.

The regulatory requirements relating to the testing, manufacturing and marketing of our products may change from time to time and this may impact our ability to conduct clinical trials and the ability of independent investigators to conduct their own research with support from us.

The clinical development, manufacturing and marketing of our products are subject to regulation by various authorities in the U.S., the E.U. and other countries, including, in the U.S., the FDA, in Canada, Health Canada, and, in the E.U., the EMA. The Federal Food, Drug, and Cosmetic Act, the Public Health Service Act in the U.S. and numerous directives, regulations, local laws and guidelines in Canada and the E.U. govern the testing, manufacture, safety, efficacy, labeling, storage, record keeping, approval, advertising and promotion of our products. Product development and approval within these regulatory frameworks takes a number of years and involves the expenditure of substantial resources.

Regulatory approval will be required in all the major markets in which we seek to develop our products. At a minimum, approval requires the generation and evaluation of data relating to the quality, safety, and efficacy of an investigational product for its proposed use. The specific types of data required and the regulations relating to this data will differ depending on the territory, the drug involved, the proposed indication and the stage of development.

In general, new chemical entities are tested in animals until adequate evidence of safety is established to support the proposed clinical study protocol designs. Clinical trials for new products are typically conducted in three sequential phases that may overlap. In Phase I, the initial introduction of the pharmaceutical into either healthy human volunteers or patients with the disease (20 to 50 subjects), the emphasis is on testing for safety (adverse effects), dosage tolerance, metabolism, distribution, excretion and clinical pharmacology. Phase II involves studies in a limited patient population (50 to 200 patients) to determine the initial efficacy of the pharmaceutical for specific targeted indications, to determine dosage tolerance and optimal dosage and to identify possible adverse side effects and safety risks. Once a compound shows preliminary evidence of some effectiveness and is found to have an acceptable safety profile in Phase II evaluations, Phase III trials are undertaken to more fully evaluate clinical outcomes in a larger patient population in adequate and well-controlled studies designed to yield statistically sufficient clinical data to demonstrate efficacy and safety.

In the U.S., specific pre-clinical data, manufacturing and chemical data, as described above, need to be submitted to the FDA as part of an IND application, which, unless the FDA objects, will become effective 30 days following receipt by the FDA. Phase I studies in human volunteers may commence only after the application becomes effective. Prior regulatory approval for human healthy volunteer studies is also required in member states of the E.U. Currently, in each member state of the E.U., following successful completion of Phase I studies, data are submitted in summarized format to the applicable regulatory authority in the member state in respect of applications for the conduct of later Phase II studies. The regulatory authorities in the E.U. typically have between one and three months in which to raise any objections to the proposed study, and they often have the right to extend this review period at their discretion. In the U.S., following completion of Phase I studies, further submissions to regulatory authorities are necessary in relation to Phase II and III studies to update the existing IND. Authorities may require additional data before allowing the studies to commence and could demand that the studies be discontinued at any time if there are significant safety issues. In addition to the regulatory review, a study involving human subjects has to be approved by an independent body. The exact composition and responsibilities of this body will differ from country to country. In the U.S., for example, each study will be conducted under the auspices of an independent institutional review board at each institution at which the study is conducted. This board considers among other things, the design of the study, ethical factors, the privacy of protected health information as defined under the Health Insurance Portability and Accountability Act, the safety of the human subjects and the possible liability risk for the institution. Equivalent rules to protect subjects’ rights and welfare apply in each member state of the E.U. where one or more independent ethics committees, which typically operate similarly to an institutional review board, will review the ethics of conducting the proposed research. Other regulatory authorities around the rest of the world have slightly differing requirements involving both the execution of clinical trials and the import/export of pharmaceutical products. It is our responsibility to ensure we conduct our business in accordance with the regulations of each relevant territory.

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By leveraging existing pre-clinical and clinical data, we are seeking build upon an existing pre-clinical and clinical safety and efficacy database to accelerate our research. In addition, our focus on end-stage population which has no current treatment options, commercialization may be achieved in an accelerated manner. Approval by the FDA in this category generally has been based on objective response rates and duration of responses rather than demonstration of survival benefit. As a result, trials of drugs to treat end-stage refractory cancer indications have historically involved fewer patients and generally have been faster to complete than trials of drugs for other indications. We are aware that the FDA and other similar agencies are regularly reviewing the use of objective endpoints for commercial approval and that policy changes may impact the size of trials required for approval, timelines and expenditures significantly.

In order to gain marketing approval we must submit a dossier to the relevant authority for review, which is known in the U.S. as an NDA and in the E.U. as a marketing authorization application, or MAA. The format is usually specific and laid out by each authority, although in general it will include information on the quality of the chemistry, manufacturing and pharmaceutical aspects of the product as well as the non-clinical and clinical data. Once the submitted NDA is accepted for filing by the FDA, it undertakes the review process that takes 10 months, unless an expedited priority review is granted which takes six months to complete. Approval can take several months to several years, if multiple 10-month review cycles are needed before final approval is obtained, if at all.

The approval process can be affected by a number of factors. The NDA may be approvable requiring additional pre-clinical, manufacturing data or clinical trials which may be requested at the end of the 10 month NDA review cycle, thereby delaying marketing approval until the additional data are submitted and may involve substantial unbudgeted costs. The regulatory authorities usually will conduct an inspection of relevant manufacturing facilities, and review manufacturing procedures, operating systems and personnel qualifications. In addition to obtaining approval for each product, in many cases each drug manufacturing facility must be approved. Further inspections may occur over the life of the product. An inspection of the clinical investigation sites by a competent authority may be required as part of the regulatory approval procedure. As a condition of marketing approval, the regulatory agency may require post-marketing surveillance to monitor for adverse effects or other additional studies as deemed appropriate. After approval for the initial indication, further clinical studies are usually necessary to gain approval for any additional indications. The terms of any approval, including labeling content, may be more restrictive than expected and could affect the marketability of a product.

The FDA offers a number of regulatory mechanisms that provide expedited or accelerated approval procedures for selected drugs in the indications on which we are focusing our efforts. These include accelerated approval under Subpart H of the agency’s NDA approval regulations, fast track drug development procedures and priority review. At this time, we have not determined whether any of these approval procedures will apply to our current drug candidate.

The U.S., E.U. and other jurisdictions may grant orphan drug designation to drugs intended to treat a “rare disease or condition,” which, in the U.S., is generally a disease or condition that affects no more than 200,000 individuals. In the E.U., orphan drug designation can be granted if: the disease is life threatening or chronically debilitating and affects no more than 50 in 100,000 persons in the E.U.; without incentive it is unlikely that the drug would generate sufficient return to justify the necessary investment; and no satisfactory method of treatment for the condition exists or, if it does, the new drug will provide a significant benefit to those affected by the condition. If a product that has an orphan drug designation subsequently receives the first regulatory approval for the indication for which it has such designation, the product is entitled to orphan exclusivity, meaning that the applicable regulatory authority may not approve any other applications to market the same drug for the same indication, except in very limited circumstances, for a period of seven years in the U.S. and 10 years in the E.U. Orphan drug designation does not prevent competitors from developing or marketing different drugs for the same indication or the same drug for different indications. Orphan drug designation must be requested before submitting an NDA or MAA. After orphan drug designation is granted, the identity of the therapeutic agent and its potential orphan use are publicly disclosed. Orphan drug designation does not convey an advantage in, or shorten the duration of, the review and approval process. However, this designation provides an exemption from marketing and authorization (NDA) fees.

We are also subject to numerous environmental and safety laws and regulations, including those governing the use and disposal of hazardous materials. The cost of compliance with and any violation of these regulations could have a material adverse effect on our business and results of operations. Although we believe that our safety procedures for handling and disposing of these materials comply with the standards prescribed by state and federal regulations, accidental contamination or injury from these materials may occur. Compliance with laws and regulations relating to the protection of the environment has not had a material effect on our capital expenditures or our competitive position. However, we are not able to predict the extent of government regulation, and the cost and effect thereof on our competitive position, which might result from any legislative or administrative action pertaining to environmental or safety matters.

Competition

The development and commercialization of new drugs is highly competitive and we may face competition from established pharmaceutical and biotechnology companies, as well as from academic institutions, government agencies and private and public research institutions worldwide.

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Various products currently are marketed for the treatment of GBM and other cancers that we may target with our product candidate and a number of companies are developing new treatments. Companies also developing products for GBM include but are not limited to Celgene Corp., Celldex Therapeutics, Northwest Biotherapeutics, Inc., Immunocellular Therapeutics Ltd., and many major pharmaceutical companies. Our success will be based in part on our ability to build and actively manage a portfolio of drugs that addresses unmet medical needs and create value in patient therapy.

Many of our competitors have significantly greater financial resources and expertise in research and development, manufacturing, pre-clinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Our commercial opportunity will be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer side effects or are less expensive than products that we may develop. These third parties compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies and technology licenses complementary to our programs or advantageous to our business.

We expect that our ability to compete effectively will depend upon our ability to:

●	successfully and rapidly complete adequate and well-controlled clinical trials that demonstrate statistically significant safety and efficacy and to obtain all requisite regulatory approvals in a cost-effective manner;

●	maintain a proprietary position for our manufacturing processes and other technology;

●	produce our products in accordance with United States FDA and international regulatory guidelines;

●	attract and retain key personnel; and

●	build an adequate sales and marketing infrastructure for any approved products.

●	Failure to do one or more of these activities could have an adverse effect on our business, financial condition or results of operations.

Corporate History

DelMar Pharmaceuticals, Inc. (the “Company”) is a Nevada corporation formed on June 24, 2009 under the name Berry Only Inc. Prior to the Reverse Acquisition (discussed below), Berry did not have any significant assets or operations. On January 21, 2013, the Company changed its name to DelMar Pharmaceuticals, Inc.

Effective on the Closing Date, pursuant to the Exchange Agreement, DelMar (BC) became (indirectly through Exchangeco) a wholly-owned subsidiary of the Company. The acquisition of DelMar (BC) is treated as a reverse acquisition (the “Reverse Acquisition”), and the business of DelMar (BC) became the business of the Company. At the time of the Reverse Acquisition, Berry was not engaged in any active business. See “Prospectus Summary”.

Research and Development

During the year ended June 30, 2015, we incurred $2,555,754 on research and development.

Employees

We have four full-time employees and retain the services of approximately 15 persons on an independent contractor/consultant and contract-employment basis. As such, we currently operate in a “virtual” corporate structure in order to minimize fixed personnel costs. Over time, we plan to establish a base of full time employees and corporate infrastructure.

DESCRIPTION OF PROPERTY

Our corporate headquarters are located at Suite 720-999 West Broadway, Vancouver, British Columbia, Canada. Our clinical operations are managed at 3475 Edison Way, Suite R, Menlo Park, California, 94025. Our current monthly base rent for our corporate headquarters is $3,082 (CDN $3,850) under a one-year lease which will expire in June 2016. In addition, Valent, which is owned by Dr. Dennis Brown, our Chief Scientific Officer, leases facilities in California and we have access to such facilities pursuant to an informal unwritten arrangement with Valent. Our leased premises, academic relationships, and access to the Valent facility are sufficient to meet the immediate needs of our business, research and operations.

LEGAL PROCEEDINGS

There are no legal proceedings to which the Company or any of its property is the subject.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Restatement of Previously Issued Consolidated Financial Statements

As discussed further in Note 2 in the Notes to Consolidated Financial Statements we have restated our consolidated financial statements for the years ended June 30, 2015 and June 30, 2014 and our unaudited interim financial information for each of the quarters in the years ended June 30, 2015 and June 30, 2014 and for the quarters ended March 31, 2013, and June 30, 2013. Refer to Note 2 and Note 14 to the Consolidated Financial Statements for additional details regarding the aforementioned restatement adjustments.

Overview

DelMar Pharmaceuticals, Inc. (the “Company”) is a clinical stage drug development company with a focus on the treatment of cancer.   We are conducting clinical trials in the United States with our product candidate, VAL-083, as a potential new treatment for glioblastoma multiforme (“GBM”), the most common and aggressive form of brain cancer.  We have also acquired certain exclusive commercial rights to VAL-083 in China where it is approved as a chemotherapy for the treatment of chronic myelogenous leukemia (“CML”) and lung cancer.  In order to accelerate our development timelines and reduce technical risk, we leverage existing clinical and commercial data from a wide range of sources.  We plan to seek marketing partnerships in China and elsewhere in order to supplement our own commercialization efforts and potentially generate future royalty revenue.

Corporate History

We are a Nevada corporation formed on June 24, 2009 under the name Berry Only, Inc. Prior to a reverse acquisition undertaken on January 25, 2013 (see note 1 to the June 30, 2015 consolidated financial statements) Berry did not have any significant assets or operations. The Company is the parent company of Del Mar Pharmaceuticals (BC) Ltd. (“DelMar (BC)”), a British Columbia, Canada corporation incorporated on April 6, 2010, that is focused on the development of drugs for the treatment of cancer. The Company is also the parent company to 0959454 B.C. Ltd., a British Columbia corporation (“Callco”), and 0959456 B.C. Ltd., a British Columbia corporation (“Exchangeco”). Callco and Exchangeco were formed to facilitate the reverse acquisition.

Pursuant to the reverse acquisition, the Company acquired (either directly or indirectly (through Exchangeco)) all of the issued and outstanding shares of DelMar (BC) on January 25, 2013. As a result of the shareholders of DelMar (BC) owning a controlling interest in the Company subsequent to the reverse acquisition, for accounting purposes the transaction is a capital transaction with DelMar (BC) being the accounting acquirer even though the legal acquirer is Berry. Therefore, the historic financial statements of DelMar (BC) are presented as the comparative balances for the periods prior to the reverse acquisition.

References to the Company, “we”, “us”, and “our” refer to the Company and its wholly-owned subsidiaries, DelMar (BC), Callco and Exchangeco.

We acquired intellectual property and prototype drug product related to our drug candidate, VAL-083, from Valent Technologies LLC (“Valent”) in September 2010 and initiated clinical trials in 2011.

Change in Fiscal Year End

On July 21, 2014, the Board of Directors of the Company approved a change in the Company’s fiscal year end from December 31 to June 30. As a result of this change, the Company has prepared consolidated financial statements for the years ended June 30, 2015 and 2014. References to any of the Company’s 2013 or earlier fiscal years mean the fiscal year ending December 31 of that calendar year.

Outstanding Securities

As of November 16, 2015, we have 39,477,556 shares of common stock issued and outstanding, 4,256,042 shares of common stock issuable upon exchange of the Exchangeable Shares of Exchangeco (which entitle the holder to require Exchangeco shares to redeem (or, at the option of the Company or Callco, to have the Company or Callco purchase) the Exchangeable Shares, and upon such redemption or purchase to receive an equal number of shares of common stock of the Company) (the Exchangeable Shares are recognized on an as-exchanged for common stock basis for financial statement purposes), outstanding warrants to purchase 17,904,445 shares of common stock, and outstanding options to purchase 3,545,000 shares of common stock. All Exchangeable Shares, warrants, and options are convertible or exercisable into one share of common stock.

Derivative Liability

The Company has issued common stock purchase warrants. Based on the terms of certain of these warrants the Company determined that the warrants were a derivative liability which is recognized at fair value at the date of the transaction and re-measured at fair value each reporting period with the changes in fair value recorded in the consolidated statement of operations and comprehensive loss.

CA$0.50 Unit Warrants

During the years ended December 31, 2012 and 2011 the Company issued a total of 5,410,000 units for services, settlement of accounts payable, and cash proceeds for an aggregate of $2,671,923 (CA$2,705,000). The proceeds from the issuance of 3,000,000 of these units were held in escrow pursuant to an exclusive option investment agreement with a strategic investor. Subsequently, the Company elected to allow the option to expire and the related units were cancelled and the funds returned from escrow to the subscriber in order for the Company to retain control over certain intellectual property and commercial rights.

During the year ended June 30, 2014, 241,000 of these warrants were exercised for no additional consideration for 241,000 shares of common stock with $259,315 of the derivative liability being reclassified to equity. The warrants that have been exercised were revalued at their exercise date and then the reclassification to equity was recorded. On January 25, 2014, the remaining 5,169,000 of these warrants expired.

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Investor Warrants

During the quarter ended March 31, 2013 the Company issued units consisting of one share of common stock and one five-year warrant (the “Investor Warrants”) to purchase one share of common stock at an exercise price of $0.80. The exercise price of the Investor Warrants is subject to adjustment in the event that the Company issues common stock at a price lower than the exercise price, subject to certain exceptions. As a result of the financing completed by the Company during the quarter ended September 30, 2015 the exercise price of the Investor Warrants was reduced from $0.80 to $0.786. As a result of the exercise price being reduced, the Company has recognized a loss of $8,098.

During the three months ended September 30, 2014 the Company concluded a tender offer whereby the holders of the Investor Warrants had the opportunity to exercise their warrants at an exercise price of $0.65. Under the tender offer, a total of 762,227 warrants were exercised for net proceeds of $470,676 after payment by the Company of a 5% warrant agent fee of $24,772. In addition, during the three months ended September 30, 2014, 87,500 warrants were exercised for 87,500 shares of common stock at an exercise price of $0.65 per warrant. The Company received proceeds of $56,875 from these exercises. As a result of all of the warrant exercises, the Company received net proceeds of $527,551 from the exercise of 849,727 warrants. The warrants that have been exercised were revalued at their exercise date and then the reclassification to equity was recorded.

The 4,372,863 Investor Warrants outstanding at September 30, 2015 all have an exercise price of $0.786 and have been re-valued at September 30, 2015 using the adjusted exercise price of $0.786 and using a probability valuation model using the following assumptions: dividend rate - 0%, volatility - 84.1%, risk free rate - 0.85% and a term of approximately 2.25 years

Investor warrant exercises

On June 6, 2014, pursuant to an Election to Exercise Warrants agreement, the Company reduced the Investor Warrant exercise price from $0.80 to $0.65 per share for warrants to purchase 3,652,211 shares of the Company’s common stock. In accordance with the agreements, the holders of the Investor Warrants exercised the Investor Warrants for cash at the foregoing reduced exercise price. The Company received net proceeds of $2,255,240 after paying a 5% warrant agent fee of $118,697. As a result, $984,484 of the derivative liability has been reclassified to equity.

In addition, during the year ended June 30, 2014, 277,313 warrants were exercised at $0.80 per share for 277,313 shares of common stock. The Company received proceeds of $221,850 from the exercise. As a result, $126,064 of the derivative liability has been reclassified to equity.

Tender offer - Investor Warrant exercise price reduction

On June 9, 2014, as amended on June 26, 2014, July 10, 2014, and July 29, 2014, the Company filed a tender offer statement with the Securities and Exchange Commission with respect to the Investor Warrants to provide the holders thereof with the opportunity to amend and exercise their warrants, upon the terms and subject to the conditions set forth in the Company’s tender offer statement. Pursuant to the tender offer, the Company offered to amend Investor Warrants to purchase an aggregate of 9,195,478 shares of common stock (the “Offer to Amend and Exercise”). There was no minimum participation requirement with respect to the Offer to Amend and Exercise.

Pursuant to the Offer to Amend and Exercise, the Investor Warrants subject to the tender offer were amended (the “Amended Warrants”) to: (i) reduce the exercise price of the Investor Warrants from $0.80 per share to $0.65 per share of common stock in cash, (ii) shorten the exercise period of the Investor Warrants so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Pacific Time) on August 8, 2014, as may be extended by the Company in its sole discretion (“Expiration Date”), (iii) delete the price-based anti-dilution provisions contained in the Investor Warrants, (iv) restrict the ability of the holder of shares issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of time twenty (20) days after the Expiration Date (the “ Lock-Up Period ”); and (v) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

Upon the expiry of the Offer to Amend and Exercise on August 8, 2014, 762,227 Amended Warrants were exercised for net proceeds of $470,676 after payment by the Company of a 5% warrant agent fee of $24,772. As a result, 8,433,251 Investor Warrants remained outstanding under their original terms subsequent to the tender offer.

In addition to the price reduction tender offer, during the year ended June 30, 2015, 1,223,847 Investor Warrants were exercised at $0.65 per share for 1,223,847 shares of common stock. The Company received proceeds of $795,501 from these exercises.

49

As a result of all of the Investor Warrants exercised for cash at $0.65 per warrant, including the tender offer relating to the price reduction to $0.65, a total of $391,422 of the derivative liability has been reclassified to equity. All Investor Warrants that have been exercised were revalued at their exercise date and then the reclassification to equity was recorded.

Investor Warrant exchange

On December 31, 2014, the Company issued 414,889 shares of common stock in exchange for 1,244,666 Investor Warrants. The Investor Warrants that have been exchanged were revalued at their exchange date and then a reclassification to equity was recorded. The reclassification to equity upon the exchange was $305,112. The Company recognized a loss of $92,843 at the time of the exchange.

Tender offer warrant exchange

On January 8, 2015, the Company filed a tender offer statement with the Securities and Exchange Commission, and on January 23, 2015, the Company filed an amendment thereto, with respect to certain Investor Warrants to purchase common stock of the Company. The tender offer provided the holders of the Investor Warrants with the opportunity to receive one share of common stock for every three Investor Warrants tendered. The tender offer was available to all 5,964,738 Investor Warrants outstanding on January 8, 2015. To participate in the tender offer the Investor Warrant holders were required to deliver completed exchange documents to the Company, prior to the expiration of the tender offer, which was 5:00 p.m. (Pacific Time) on February 9, 2015.

The tender offer expired on February 9, 2015. A total of 1,591,875 Investor Warrants were exchanged for 530,625 shares of common stock. The Investor Warrants that have been exchanged were revalued at their exchange date and then a reclassification to equity was recorded. The reclassification to equity upon the exchange was $423,723. The Company recognized a loss of $156,219 at the time of the exchange.

The remaining 4,372,863 Investor Warrants outstanding at June 30, 2015 have been re-valued at June 30, 2015 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility - 76.6%, risk free rate - 1.14% and a term of approximately 2.5 years.

All 4,372,863 Investor Warrants outstanding at June 30, 2015 have an exercise price of $0.80 at June 30, 2015. However, subsequent to June 30, 2015, the Company issued shares of common stock at $0.60 per share. As a result of the Investor Warrants being subject to adjustment in the event that the Company sells common stock at a price lower than the exercise price, subject to certain exceptions, the 4,372,863 Investor Warrants outstanding at June 30, 2015 now have an exercise price of $0.786.

Placement Agent Warrants

Also in connection with the reverse acquisition, on March 6, 2013 the Company issued 5,250,000 Placement Agent Warrants that are exercisable at $0.80 per share until March 6, 2018 but can be exercised on a cashless basis. During the year ended June 30, 2014, 200,000 Placement Agent Warrants were exercised on a cashless basis for 123,810 shares of common stock. The Placement Agent Warrants were revalued on the exercise date resulting in $102,800 being reclassified to equity. As a result of the financing completed by the Company during the quarter ended September 30, 2015, the exercise price of the Placement Agent Warrants was reduced from $0.80 to $0.786. As a result of the exercise price being reduced, the Company has recognized a loss of $10,965.

The 5,050,000 Placement Agent Warrants outstanding at September 30, 2015 all have an exercise price of $0.786 and have been re-valued at September 30, 2015 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility - 84.1%, risk free rate - 0.85% and a term of approximately 2.25 years.

Dividend warrants

In connection with the reverse acquisition, warrants that Berry issued pursuant to a warrant dividend became warrants of the Company (the “Dividend Warrants”). The Dividend Warrants are exercisable at $1.25 per share until January 24, 2018. The Dividend Warrants will only be exercisable at such times as the underlying shares of common stock are registered. The Dividend Warrants will be redeemable by the Company at a price of $0.001 per Dividend Warrant at any time commencing 18 months following the date of issuance subject to the conditions that (i) the Company’s common stock has traded for twenty (20) consecutive trading days with a closing price of at least $2.50 per share and (ii) the underlying shares of common stock are registered. Subject to the conditions set forth therein, the Dividend Warrants may be redeemed by the Company upon not less than sixty (60) days nor more than ninety (90) days prior written notice.

On October 31, 2014, the Company and all of its Dividend Warrant holders entered into amendments to the Dividend Warrants such that the Company’s redemption rights and certain provisions of the Dividend Warrant agreements relating to potential cash settlement of the Dividend Warrants were removed. The Dividend Warrants were revalued to the date of the amendment on October 31, 2014 which resulted in a reclassification to equity of $975,278.

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2015 Agent Warrants

As part of the Company’s financing completed during the quarter ended September 30, 2015, the Company issued 93,908 warrants to certain placement agents (“2015 Agent Warrants”). The 2015 Agent Warrants are exercisable at a per share price equal to $0.75 during the five-year period commencing six months from the effective date of the Offering, which period shall not extend further than five years from the effective date of the Offering. Therefore, all Agent Warrants expire on July 15, 2020.

The 93,908 2015 Agent Warrants outstanding at September 30, 2015 have been re-valued at September 30, 2015 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility - 80.6%, risk free rate - 1.35% and a term of approximately 5.0 years.

Warrants issued for services

During the year ended December 31, 2013, the Company issued 300,000 warrants for services. The warrants were issued on September 12, 2013 and are exercisable on a cashless basis at an exercise price of $1.76 for five years. The Company has recognized $124,020 in expense in the consolidated statement of operations.

The warrants have been measured at fair value at their issue date of June 30, 2015 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility - 76.7%, risk free rate - 1.31% and a term of approximately 3.25 years.

The warrants have been measured at September 30, 2015 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility - 84.2%, risk free rate - 0.97% and a term of approximately 3.0 years.

The Company’s derivative liability is summarized as follows:

	June 30, 2015 $	June 30, 2014 $
	(as restated)	(as restated)

Opening balance	5,111,007	18,100,327

Change in fair value of warrants	(627,433)	(11,529,498)
Change in fair value due to change in warrant terms	(23,658)	(111,179)
Reclassification to equity upon amendment of warrants	(975,278)	-
Warrants issued for services	-	124,020
Reclassification to equity upon exchange of warrants	(728,835)	-
Reclassification to equity upon exercise of warrants	(391,422)	(1,472,663)

Closing balance	2,364,381	5,111,007

	September 30, 2015 $	June 30, 2015 $
		(as restated)

Opening balance	2,364,381	5,111,007

Issuance of 2015 Agent Warrants	29,594	-
Change in fair value of warrants	539,446	(627,433)
Change in fair value due to change in warrant terms	21,565	(23,658)
Reclassification to equity upon amendment of warrants	-	(975,278)
Reclassification to equity upon exchange of warrants	-	(728,835)
Reclassification to equity upon exercise of warrants	-	(391,422)

Closing balance	2,954,986	2,364,381

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Selected Quarterly Information

The financial information reported here in has been prepared in accordance with accounting principles generally accepted in the United States. The Company’s functional currency at September 30, 2015 is the USD. The following table represents selected financial information for the Company as of September 30, 2015 and 2014.

Selected Balance Sheet Data

	September 30, 2015 $	June 30, 2015 $
		(as restated)

Cash and cash equivalents	2,804,096	1,754,433
Working capital	2,619,924	1,722,336
Total Assets	3,031,461	2,575,421
Derivative liability	2,954,986	2,364,381
Total stockholders’ deficit	(514,507)	(821,490)

Selected Statement of Operations Data

For the Three months Ended:

	September 30,	September 30,
	2015	2014
	$	$
		(as restated)

Research and development	603,845	671,627
General and administrative	474,025	445,000
Change in fair value of derivative liability	539,446	562,969
Change in fair value of derivative liability due to change in warrant terms	21,565	(167,190)
Foreign exchange loss (gain)	(17,473)	2,391
Interest expense	-	2,091
Interest income	(20)	(152)
Net loss from operations	1,621,388	1,516,736
Basic weighted average number of shares outstanding	42,481,875	36,451,014
Basic loss per share	0.04	0.04

Selected Annual Information

The financial information reported herein has been prepared in accordance with accounting principles generally accepted in the United States. The Company’s functional currency at June 30, 2015 is the USD. The following table represents selected financial information for the Company as of June 30, 2015 and June 30, 2014.

Selected Balance Sheet Data

	June 30, 2015 $	June 30, 2014 $
	(as restated)	(as restated)

Cash and cash equivalents	1,754,433	4,759,711
Working capital	1,722,336	4,704,044
Total assets	2,575,421	5,003,910
Derivative liability	2,364,381	5,111,007
Total stockholders’ accumulated deficit	(821,490)	(901,161)

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Selected Statement of Operations Data

For the years ended:

	June 30,	June 30,
	2015	2014
	$	$
	(as restated)	(as restated)

Research and development	2,555,754	2,119,217
General and administrative	2,168,899	3,134,409
Change in fair value of derivative liability	(627,433)	(11,529,498)
Change in fair value of derivative liability due to change in warrant terms	(23,658)	(111,179)
Loss on exchange of warrants	249,062	-
Foreign exchange loss	23,415	22,581
Interest expense	2,091	8,140
Interest income	(363)	(2,078)
Net and comprehensive loss (income)	4,347,767	(6,358,408)
Basic weighted average number of shares outstanding	38,067,516	31,969,595
Basic loss (income) per share	0.11	(0.20)
Diluted weighted average number of shares outstanding	38,067,516	39,090,331
Diluted loss (income) per share	0.11	0.00

Expenses net of share-based payments

The following tables disclose research and development, and general and administrative expenses net of share-based payment expenses.

Three months ended:

	September 30, 2015 $	September 30, 2014 $

Research and development	603,845	671,627
Share-based payments included in research and development	(6,455)	(21,133)
Research and development net of share-based compensation	597,390	650,494

General and administrative	474,025	445,000
Share-based payments included in general and administrative	(40,105)	(27,807)
General and administrative net of share-based compensation	433,920	417,193

For the years ended:

	June 30, 2015 $	June 30, 2014 $

Research and development	2,555,754	2,119,217
Share-based compensation expense included in research and development	(36,284)	(404,177)
Research and development net of share-based compensation	2,519,470	1,715,040

General and administrative	2,168,899	3,134,409
Share-based compensation expense included in general and administrative	(331,803)	(1,239,787)
General and administrative net of share-based compensation	1,837,096	1,894,622

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Results of Operations

Comparison of the three months ended September 30, 2015 and September 30, 2014

	Three Months Ended
	September 30, 2015 $	September 30, 2014 $	Change $	Change %
		(as restated)

Research and development	603,845	671,627	(67,782)	(10)
General and administrative	474,025	445,000	29,025	7
Change in fair value of derivative liability	539,446	562,969	(23,523)	(4)
Change in fair value of derivative liability due to change in warrant terms	21,565	(167,190)	188,755	113
Foreign exchange loss (gain)	(17,473)	2,391	(19,864)	(831)
Interest expense	-	2,091	(2,091)	100
Interest income	(20)	(152)	132	(87)
Net loss	1,621,388	1,516,736	104,652

Research and Development

Research and development expenses decreased to $603,845 for the three months ended September 30, 2015 from $671,627 for the three months ended September 30, 2014. The decrease was largely attributable to a decrease in intellectual property, pre-clinical research, and stock-based compensation expenses partially offset by higher clinical development, personnel, and travel costs during the three months ended September 30, 2015 compared to the three months ended September 30, 2014. Excluding the impact of share-based compensation expense, research and development expenses decreased to $597,390 during the current quarter from $650,494 for the prior quarter. For both periods, the stock-based compensation expense related to stock option expense only. The decrease to $6,455 during the three months ended September 30, 2015 from $21,133 during the three months ended September 30, 2014 was due to more stock options being fully vested in the current period compared to the prior period resulting in a lower expense due to revaluation as well as to a lower Company share price in the current period compared to the prior period.

Intellectual property costs have decreased in the three months ended September 30, 2015 compared to the three months ended September 30, 2014 as the Company had a very active patent period in the prior quarter compared to the current quarter. Patent costs can vary considerably depending on the timing of filing of new patents, conversion of the provisional applications to PCT applications, and actual filing costs. Pre-clinical research has decreased primarily due to claims made by the Company under its grant funding in Canada. Claims made for qualifying research studies have increased during the three months ended September 30, 2015 compared to the three months ended September 30, 2014. Clinical development costs have increased due to higher costs related to enrollment and monitoring of our Phase II clinical study. During the three months ended September 30, 2015 we announced full enrollment of the 14-patient expansion portion of our study. In addition, we are enrolling patients at five clinics which involves increased monitoring and data costs. In the prior period, we were enrolling single cohorts of three patients at a time which resulted in lower direct clinical, monitoring, and data costs. Partially offsetting the higher clinical costs in the three months ended September 30, 2015 compared to the three months ended September 30, 2014 were lower drug manufacturing costs as in the prior period the Company was completing its back-up drug batch. Personnel costs have increased in the current period due to the addition of research staff in the current period partially offset by a reduction in management fees being allocated to research and development in the current period compared to the prior period. Travel has increased due to the attendance at more conferences in the current period than the prior period.

General and Administrative

General and administrative expenses were $474,025 for the three months ended September 30, 2015 compared to $445,000 for the three months ended September 30, 2014. The increase was largely attributable to an increase in professional fees, travel, and stock-based compensation, partially offset by lower personnel costs. In relation to general and administrative expenses during the three months ended September 30, 2015, the Company incurred share-based payments related to stock option expenses and warrants issued for services while during the three months ended September 30, 2014 the Company incurred share-based payments relating to stock option expense only. The increase in stock option expense in the current quarter was due to certain stock options granted during the year ended June 30, 2015 that have not fully vested and as a result contribute to the expense in the current period. The impact if these unvested options offsets the impact of the Company’s lower share price.

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Excluding the impact of share-based payments, general and administrative expenses increased in the three months ended September 30, 2015 to $433,920 from $417,193 for the three months ended September 30, 2014. Professional fees have increased during the three months ended September 30, 2015 compared to the three months ended September 30, 2014 due to costs related to investor relations fees as the Company has prepared for and launched its digital communications channels and due to directors’ fees as the Company has added to its board of directors. Travel costs have increased in the three months ended September 30, 2015 compared to the three months ended September 30, 2014 due to attendance at conferences as well as increased partnering and business development efforts. Personnel costs decreased due to the allocation methodology as more personnel costs from the Company’s management was allocated to research and development in the prior period compared to the current period.

Change in fair value of derivative liability

Based on the terms of certain warrants issued by the Company, the Company determined that the warrants were a derivative liability which is recognized at fair value at the date of the transaction and re-measured at fair value every reporting period with gains or losses on the changes in fair value recorded in the consolidated condensed interim statement of loss and comprehensive loss. The balances recognized during the three months ended September 30, 2015 and 2014 were primarily due to an increase in the Company’s common stock price between the date the warrants were last valued on June 30, 2015 and 2014 respectively and September 30, 2015 and 2014 respectively which are the revaluation dates used during the quarters ended September 30.

The Company recognized a loss of $539,446 from the change in fair value of the derivative liability for the three months ended September 30, 2015. In addition, the Company also recognized a loss of $21,565 which resulted from the change in fair value of the Investor Warrants and the Placement Agent Warrants when their respective exercise prices decreased as a result of the Company issuing shares below $0.80 per share during the financing the Company completed during the quarter ended September 30, 2015. For the three months ended September 30, 2014 the Company recognized a loss of $562,969 due to the change in fair value of the derivative liability. In addition, the Company recognized a gain of $167,190 which resulted from revaluing exercised Investor Warrants between June 30, 2014 and the respective dates when the warrants were exercised. All warrants that have been exercised were revalued at their exercise date and then the reclassification to equity was recorded.

Changes in the Company’s common stock price can result in significant volatility in the Company’s reported net loss due to its impact on the fair value of the derivative liability. As a result of revaluation gains and losses, the Company expects that its reported net income or loss will continue to fluctuate widely.

Foreign Exchange Gain

The Company’s functional currency at September 30, 2015 is the USD but the Company incurs a portion of its expenses in CDN. The foreign exchange gains and losses are reported in other (income) loss in the Consolidated Condensed Interim Statement of Loss and Comprehensive Loss.

The Company recognized a foreign exchange gain of $17,473 for the quarter ended September 30, 2015 compared to a loss of $2,391 for the quarter ended September 30, 2014. The change was due to changes in the exchange rate between the CDN and the USD and to varying levels of CDN cash and accounts payable.

Interest Expense

For the three months ended September 30, 2015, the Company recorded $2,089 related to the dividend payable to Valent. The dividend of $2,089 has been recorded as a direct increase in accumulated deficit. For the three months ended September 30, 2014 the Company accrued $2,091 in interest expense on the loan payable.

Comparison of the years ended June 30, 2015 and June 30, 2014

	Years Ended
	(as restated)
	June 30, 2015 $	June 30, 2014 $	Change $	Change %

Research and development	2,555,754	2,119,217	436,537	21
General and administrative	2,168,899	3,134,409	(965,510)	(31)
Change in fair value of derivative liability	(627,433)	(11,529,498)	10,902,065	(95)
Change in fair value of derivative liability due to change in warrant terms	(23,658)	(111,179)	87,521	(79)
Loss on exchange of warrants	249,062	-	249,062	-
Foreign exchange loss	23,415	22,581	834	4
Interest expense	2,091	8,140	(6,049)	(74)
Interest income	(363)	(2,078)	1,715	(83)
Net and comprehensive loss (income)	4,347,767	(6,358,408)	10,706,175

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Research and Development

Research and development expenses increased to $2,555,754 for the year ended June 30, 2015 from $2,119,217 for the year ended June 30, 2014. The increase was largely attributable to an increase in clinical development and intellectual property costs partially offset by a decrease in share-based compensation expense. Share-based compensation expense included in research and development for the year ended June 30, 2015 totaled $36,284 compared to $404,177 for the year ended June 30, 2014. In relation to research and development expenses during the year ended June 30, 2015 the Company incurred share-based compensation expense relating to stock option expense only. During the year ended June 30, 2014 the Company incurred expenses for stock options and the issuance of shares for services. The decrease in stock option expense in the current year was largely due to a decrease in the Company’s share price between 2015 and 2014.

Excluding the impact of share-based compensation expense, research and development expenses increased to $2,519,470 for the year ended June 30, 2015 from $1,715,040 for the year ended June 30, 2014.

Clinical development costs have increased due to higher support costs related to regulatory activities, drug manufacturing and clinical set up costs as the Company prepares for the fourteen patient expansion portion of its Phase I/II clinical study, the registration trial, and for activities relating to the preparation of protocols for the lung cancer and GBM studies in China. Intellectual property costs have increased in the year ended June 30, 2015 compared to the year ended June 30, 2014 as the Company has been active in both submitting patent applications and advancing its previously filed patents.

General and Administrative

General and administrative expenses were $2,168,899 for the year ended June 30, 2015 compared to $3,134,409 for the year ended June 30, 2014. The decrease was partially attributable to a decrease in share-based compensation expense to $331,803 in the year ended June 30, 2015 from $1,239,787 for the year ended June 30, 2014. In relation to general and administrative expenses during the year ended June 30, 2015, the Company incurred share-based compensation expense related to stock options and shares issued for services while during the year ended June 30, 2014 the Company incurred share-based compensation expense relating to stock options, and for shares and warrants issued for services. The decrease in stock option expense in the current period was largely due to a decrease in the Company’s share price in the current year compared to the corresponding period in 2014.

Excluding the impact of share-based compensation expense, general and administrative expenses remained relatively consistent decreasing slightly to $1,837,096 during the year ended June 30, 2015 from $1,894,622 for the year ended June 30, 2014. The principal reasons for the small decrease were lower professional fees partially offset by higher personnel, and facilities, office, and sundry costs. Professional fees were lower during the year ended June 30, 2015 compared to the year ended June 30, 2014 due to lower business development and investor relations costs. Personnel costs increased due to higher management fees and benefits in the current year compared to the corresponding period in 2014. Facilities, office, and sundry costs increased for the year ended June 30, 2015 compared to the year ended June 30, 2014 largely due an increase in promotion and press releases, and filing and related fees. The filings fees related to the Company listing its common stock on the OTCQX.

Change in fair value of derivative liability

Based on the terms of certain warrants issued by the Company, the Company determined that the warrants were a derivative liability which is recognized at fair value at the date of the transaction and re-measured at fair value every reporting period with gains or losses on the changes in fair value recorded in the consolidated statement of loss and comprehensive loss. The balances recognized during the years ended June 30, 2015 and 2014 were primarily due to changes in the Company’s common stock price between the date the warrants were last valued and due to changes in assumptions used in the valuation model.

The Company recognized a gain of $627,433 during the year ended June 30, 2015 and a gain of $11,529,498 during the year ended June 30, 2014 from the revaluation of the derivative liability. In addition, as result of amending the Investor Warrants and Dividend Warrants during the periods ended June 30, 2015 and June 30, 2014, the Company also recognized gains of $23,658 and $111,179, respectively. All warrants that have been exercised or amended were revalued at their respective exercise or amendment dates and then the reclassification to equity was recorded. Also, during the year ended June 30, 2015, the Company exchanged certain Investor Warrants for shares of common stock resulting in the recognition of a loss of $249,062 on the exchange.

56

Changes in the Company’s common stock price and assumptions used in the valuation model can result in significant volatility in the Company’s reported net loss due to its impact on the fair value of the derivative liability. As a result of revaluation gains and losses, the Company expects that its reported net income or loss will continue to fluctuate significantly.

Foreign Exchange Gain

The Company’s functional currency at June 30, 2015 is the USD but the Company incurs a portion of its expenses in CDN. The foreign exchange gains and losses are reported in other loss (income) in the consolidated statement of loss and comprehensive loss.

The Company recognized a foreign exchange loss of $23,415 for the year ended June 30, 2015 compared to a loss of $22,581 for the year ended June 30, 2014. The change was due to changes in the exchange rate between the CDN and the USD and to varying levels of CDN cash and accounts payable.

Interest Expense

Pursuant to a loan agreement dated February 3, 2011, the Company received a loan from Valent in the amount of $250,000 for the purchase of the prototype drug product. The loan was payable on demand, unsecured and bore interest at 3% per year. Effective September 30, 2014 the loan balance, including accumulated interest to September 30, 2014, was exchanged for 278,530 shares of the Company’s Series A Preferred Stock. The Series A Preferred Stock pays dividends at the rate of 3% per year, payable quarterly in arrears.

For the year ended June 30, 2015, the Company has recognized $6,267 related to the dividend payable to Valent and $2,091 related to interest from July 1, 2014 to September 30, 2014 when the loan was exchanged for preferred shares. The dividend has been recorded as a direct increase in accumulated deficit and the $2,091 has been recognized as interest expense. For the year ended June 30, 2014 the Company accrued $8,140 in interest on the loan payable with Valent.

Related Parties

The Company acquired its VAL-083 prototype drug, patents and technology rights from Valent Technologies, LLC, (“Valent”), an entity owned by Dr. Dennis Brown, the Company’s Chief Scientific Officer. As a result Valent is a related party to the Company.

The following related party transactions and balances have been recorded by the Company.

During the three months ended September 30, 2015

Pursuant to consulting agreements with the Company’s officers the Company recognized a total of $120,000 in compensation expense for the three months ended September 30, 2015.

The Company paid $41,750 in directors’ fees during the three months ended September 30, 2015.

Included in accounts payable at September 30, 2015 is an aggregate amount owing of $38,774 (June 30, 2015 - $90,820) to the Company’s officers and directors for fees and expenses. The Company pays related party payables incurred for fees and expenses under normal commercial terms.

The Company recorded $2,089 in dividends related to the preferred stock issued to Valent.

During the three months ended September 30, 2014

Effective September 30, 2014, the Company entered into and closed an agreement with Valent to exchange its loan with Valent for 278,530 shares of preferred stock of the Company.

Pursuant to consulting agreements with the Company’s officers the Company recognized a total of $145,000 in compensation expense for the three months ended September 30, 2014.

The Company paid $24,500 in directors’ fees during the three months ended September 30, 2014.

The Company accrued $2,091 in interest expense on its loan with Valent.

During the year ended June 30, 2015

Effective September 30, 2014, the Company entered into and closed an agreement with Valent to exchange its loan with Valent for 278,530 shares of preferred stock of the Company.

Pursuant to consulting agreements with the Company’s officers the Company recognized a total of $505,000 in compensation expense for the year ended June 30, 2015.

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Included in accounts payable at June 30, 2015 is an aggregate amount of $90,820 owed to the Company’s officers and directors for fees and expenses. The Company pays related party payables incurred for fees and expenses under normal commercial terms.

The Company recognized $119,417 in directors’ fees during the year ended June 30, 2015.

During the year ended June 30, 2014

Pursuant to consulting agreements with the Company’s officers the Company recognized a total of $407,196 in compensation expense for the year ended June 30, 2014.

The Company recognized $77,833 in directors’ fees during the year ended June 30, 2014.

Liquidity and Capital Resources

Three months ended September 30, 2015 compared to the three months ended September 30, 2014

	September 30, 2015 $	September 30, 2014 $	Change $	Change %

Cash used in operating activities	(1,401,881)	(971,516)	(430,365)	44
Cash flows from financing activities	2,451,544	527,551	1,923,993	365

Operating Activities

Net cash used in operating activities increased to $1,401,881 for the three months ended September 30, 2015 from $971,516 for the three months ended September 30, 2014. During the three months ended September 30, 2015 and 2014 the Company reported net losses of $1,621,388 and $1,516,736 respectively. The loss from the revaluation of the derivative was $539,446 for the three months ended September 30, 2015 compared to a loss of $562,969 for the three months ended September 30, 2014. Excluding the impact of changes in the fair value of the derivative liability, non-cash items relating to the loss due to changes in warrant terms, warrants issued for services, and stock option expense totaled $68,125 for the three months ended September 30, 2015. Non-cash items relating to the gain due to changes in warrant terms, accrued interest and share-based compensation totaled ($116,159) for the three months ended September 30, 2014. The most significant changes in non-cash working capital for the three months ended September 30, 2015 were cash used in a reduction of accounts payable and accrued liabilities of $389,502, cash used in a reduction of related party payables of $52,046, and cash flow from a decrease in prepaid expenses of $63,385. In the three months ended September 30, 2014 the most significant items were cash from an increase in accounts payable and accrued liabilities of $49,083 and $72,381 from a decrease in prepaid expenses.

Financing Activities

During the three months ended September 30, 2015 the Company received $2,453,633 in net proceeds from the completion of a public offering by the Company of common stock and common stock purchase warrants. Including deferred costs recorded by the Company at June 30, 2015, the total net cash proceeds of the offering was $1,903,514.

The Company received net proceeds of $527,551 from the exercise of warrants during the three months ended September 30, 2014.

In addition, during the three months ended September 30, 2015, the Company recorded $2,089 related to the dividend payable to Valent.

Year ended June 30, 2015 compared to the year ended June 30, 2014

	June 30, 2015 $	June 30, 2014 $	Change $	Change %

Cash used in operating activities	(3,853,069)	(4,004,031)	150,962	(4)
Cash flows from financing activities	847,791	2,480,750	(1,632,959)	(66)

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Operating Activities

Net cash used in operating activities decreased to $3,853,069 for the year ended June 30, 2015 from $4,004,031 for the year ended June 30, 2014. During the year ended June 30, 2015 the Company reported a loss of $4,347,767 compared to an income of $6,358,408 for the year ended June 30, 2014. However, included in the net income in 2014 was a gain of $11,529,498 attributable to changes in the fair value of the derivative liability. During the year ended June 30, 2015, the Company recognized a gain of $627,433 from changes in the fair value of the derivative liability. Excluding the impact of changes in the fair value of the derivative liability, non-cash items relating to accrued interest, gains from amending the terms of certain warrants, losses from the exchange of warrants, and stock-based compensation totaled $595,582 for the year ended June 30, 2015. Non-cash items relating to accrued interest, gains from amending the terms of certain warrants, warrants issued for services, and share-based compensation totaled $1,540,925 for the year ended June 30, 2014. The most significant change in non-cash working capital for the year ended June 30, 2015 was due to an increase in accounts payable and accrued liabilities of $517,359. In the year ended June 30, 2014 the most significant items were due to reductions in related party payables and accounts payable and accrued liabilities of $181,502 and $186,321, respectively.

Financing Activities

The Company received net proceeds of $1,404,177 from the exercise of warrants during the year ended June 30, 2015. The Company also incurred deferred costs of $550,119 relating to the financing the Company completed subsequent to June 30, 2015. In addition, the Company recognized $6,267 in dividends on the Series A Preferred Stock issued to Valent. During the year ended June 30, 2014 the Company received net proceeds of $2,480,750 from the exercise of warrants.

Operating Capital and Capital Expenditure Requirements

Going concern

(See note 1 to the Consolidated Condensed Interim Financial Statements and to the consolidated financial statements)

The financial statements have been prepared on a going concern basis which assumes that the Company will continue its operations for the foreseeable future and contemplates the realization of assets and the settlement of liabilities in the normal course of business.

For the year ended June 30, 2015, the Company reported a loss of $4,347,767, negative cash flow from operations of $3,853,069 (2014 - $4,004,031) and an accumulated deficit of $18,613,294 at that date. As at June 30, 2015, the Company has cash and cash equivalents on hand of $1,754,433 and a working capital balance of $1,722,336. For the three-month period ended September 30, 2015, the Company reported a loss of $1,621,388 and an accumulated deficit of $20,236,771 at that date. As at September 30, 2015, the Company has cash and cash equivalents on hand of $2,804,096. The Company does not have the prospect of achieving revenues in the near future and the Company will require additional funding to maintain its research and development projects and for general operations. There is a great degree of uncertainty with respect to the expenses the Company will incur in executing its business plan. In addition, the Company has not begun to commercialize or generate revenues from any product candidate.

Consequently, management is pursuing various financing alternatives to fund the Company’s operations so it can continue as a going concern. During the quarter ended September 30, 2015 the Company received gross proceeds of $2,566,660 from a public offering of common stock and common stock purchase warrants. However, the net proceeds from the financing are not enough to fund all of the Company’s planned activities. Management plans to secure the necessary additional financing through the issue of new equity and/or the entering into of strategic partnership arrangements. Nevertheless, there is no assurance that these initiatives will be successful.

These financial statements do not give effect to any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.

Our future funding requirements will depend on many factors, including but not limited to:

●	the rate of progress and cost of our clinical trials, preclinical studies and other discovery and research and development activities;

●	the costs associated with establishing manufacturing and commercialization capabilities;

●	the costs of acquiring or investing in businesses, product candidates and technologies;

●	the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

●	the costs and timing of seeking and obtaining FDA and other regulatory approvals;

●	the effect of competing technological and market developments; and

●	the economic and other terms and timing of any collaboration, licensing or other arrangements into which we may enter.

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Until we can generate a sufficient amount of product revenue to finance our cash requirements, which we may never do, we expect to finance future cash needs primarily through public or private equity offerings, debt financings or strategic collaborations. Although we are not reliant on institutional credit finance and therefore not subject to debt covenant compliance requirements or potential withdrawal of credit by banks, the current economic climate has also affected the availability of funds and activity in equity markets. We do not know whether additional funding will be available on acceptable terms, or at all. If we are not able to secure additional funding when needed, we may have to delay, reduce the scope of or eliminate one or more of our clinical trials or research and development programs or make changes to our operating plan. In addition, we may have to seek a partner for one or more of our product candidate programs at an earlier stage of development, which would lower the economic value of those programs to us.

Critical Accounting Policies

The preparation of financial statements, in conformity with generally accepted accounting principles in the United States, requires companies to establish accounting policies and to make estimates that affect both the amount and timing of the recording of assets, liabilities, revenues and expenses. Some of these estimates require judgments about matters that are inherently uncertain and therefore actual results may differ from those estimates.

A detailed presentation of all of the Company’s significant accounting policies and the estimates derived therefrom is included in note 3 to the Company’s consolidated financial statements. While all of the significant accounting policies are important to the Company’s consolidated financial statements, the following accounting policies and the estimates derived therefrom have been identified as being critical:

●	Shares for services

●	Stock options; and

●	Derivative liability

Shares for services

Periodically, the Company has issued equity instruments for services provided by employees and nonemployees. The equity instruments are valued at the fair value of the instrument granted.

Stock options

The Company accounts for these awards under ASC 718, “Compensation - Stock Compensation” (“ASC 718”). ASC 718 requires measurement of compensation cost for all stock-based awards at fair value on the date of grant and recognition of compensation over the requisite service period for awards expected to vest. Compensation expense for unvested options to non-employees is revalued at each period end and is being amortized over the vesting period of the options. The determination of grant-date fair value for stock option awards is estimated using the Black-Scholes model, which includes variables such as the expected volatility of the Company’s share price, the anticipated exercise behavior of its grantee, interest rates, and dividend yields. These variables are projected based on the Company’s historical data, experience, and other factors. Changes in any of these variables could result in material adjustments to the expense recognized for share-based compensation expense. Such value is recognized as expense over the requisite service period, net of estimated forfeitures, using the straight-line attribution method. The estimation of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from current estimates, such amounts are recorded as a cumulative adjustment in the period estimates are revised. The Company considers many factors when estimating expected forfeitures, including type of awards granted, employee class, and historical experience. Actual results and future estimates may differ substantially from current estimates.

Derivative liability

The Company accounts for certain warrants under the authoritative guidance on accounting for derivative financial instruments indexed to, and potentially settled in, a company’s own stock, on the understanding that in compliance with applicable securities laws, the warrants require the issuance of securities upon exercise and do not sufficiently preclude an implied right to net cash settlement. The Company classifies warrants in its balance sheet as a derivative liability which is fair valued at each reporting period subsequent to the initial issuance. As quoted prices for the derivative liability are not available, the Company uses a simulated probability valuation model to value the warrants. Determining the appropriate fair-value model and calculating the fair value of warrants require considerable judgment. Any change in the estimates used may cause the value to be higher or lower than that reported. The estimated volatility of the Company’s common stock at the date of issuance, and at each subsequent reporting period, is based on the historical volatility of similar life sciences companies. The risk-free interest rate is based on rates published by the government for bonds with a maturity similar to the expected remaining life of the warrants at the valuation date. The expected life of the warrants is assumed to be equivalent to their remaining contractual term.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

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MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCQX, under the symbol “DMPI”. Previously, the Company’s common stock was quoted on the OTCQB. There was no reported trading in our common stock prior to January 25, 2013.

The following table sets forth the range of high and low bid prices of our common stock as reported and summarized on the OTCQB or OTCQX, as applicable, for the periods indicated. These prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

Calendar Quarter	High Bid	Low Bid
2013 First Quarter	$2.50	$1.30
2013 Second Quarter	$2.48	$1.55
2013 Third Quarter	$2.04	$0.90
2013 Fourth Quarter	$1.48	$0.75
2014 First Quarter	$1.60	$0.79
2014 Second Quarter	$1.41	$0.75
2014 Third Quarter	$1.03	$0.62
2014 Fourth Quarter	$1.02	$0.73
2015 First Quarter	$0.99	$0.64
2015 Second Quarter	$0.90	$0.64
2015 Third Quarter	$0.87	$0.43
2015 Fourth Quarter (as of November 16, 2015)	$1.41	$0.43

As of November 11, 2015, there were approximately 195 holders of record of the Company’s common stock.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends on its common stock in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth the aggregate information of our equity compensation plans in effect as of June 30, 2015:

Plan	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders - Amended and Restated 2003 Employee Stock Option Plan	3,595,000	0.94	644,285
Totals	3,595,000		644,285

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

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DIRECTORS AND EXECUTIVE OFFICERS

Below are the names and certain information regarding the Company’s executive officers and directors.

Name	Age	Position

Jeffrey Bacha	47	President, Chief Executive Officer and Director

Dennis Brown	65	Chief Scientific Officer and Director

Scott Praill	49	Chief Financial Officer

John K. Bell	67	Director

Lynda Cranston	67	Director

William Garner	49	Director

Erich Mohr	60	Director

Robert J. Toth, Jr.	52	Director

Jeffrey Bacha, BSc, MBA has been Chief Executive Officer and President of the Company since January 25, 2013, and director of the Company since February 11, 2013. Mr. Bacha is one of our founders and has been President, Chief Executive Officer and director of DelMar (BC) since inception. Mr. Bacha is a seasoned executive leader with nearly twenty years of life sciences experience in the areas of operations, strategy and finance. His background includes successful public and private company building from both a start-up and turn around perspective; establishing and leading thriving management and technical teams; and raising capital in both the public and private markets. From July 2006 to August 2009, Mr. Bacha was Executive Vice President Corporate Affairs and Chief Operating Officer at Clera, Inc. From March 2005 to July 2006 Mr. Bacha was Consultant and held various positions at Clera Inc., Urigen Holdings Inc. and XBiotech, Inc. From 1999 through 2004, Mr. Bacha served as President & CEO of Inimex Pharmaceuticals, a venture-capital funded drug discovery and development company and is a former Senior Manager and Director of KPMG Health Ventures. Mr. Bacha holds an MBA from the Goizueta Business School at Emory University and a degree in BioPhysics from the University of California, San Diego. Mr. Bacha’s experience as one of our founders and Chief Executive Officer qualifies him to serve on our Board of Directors.

Dr. Dennis M. Brown, PhD, has been Chief Scientific Officer of the Company since January 25, 2013 and director of the Company since February 11, 2013. Dr. Brown is one of our founders and has served as Chief Scientific Officer and director of DelMar (BC) since inception. Dr. Brown has more than thirty years of drug discovery and development experience. He has served as Chairman of Mountain View Pharmaceutical's board of directors since 2000 and is the President of Valent. In 1999 he founded ChemGenex Therapeutics, which merged with a publicly traded Australian company in 2004 to become ChemGenex Pharmaceuticals (ASX: CXS/NASDAQ: CXSP), of which he served as President and a Director until 2009. He was previously a co-founder of Matrix Pharmaceutical, Inc., where he served as Vice President (VP) of Scientific Affairs from 1985-1995 and as VP, Discovery Research, from 1995-1999. He also previously served as an Assistant Professor of Radiology at Harvard University Medical School and as a Research Associate in Radiology at Stanford University Medical School. He received his B.A. in Biology and Chemistry (1971), M.S. in Cell Biology (1975) and Ph.D. in Radiation and Cancer Biology (1979), all from New York University. Dr. Brown is an inventor of about 34 issued U.S. patents and applications, many with foreign counterparts. Dr. Brown’s scientific knowledge and experience qualifies him to serve on our Board of Directors.

Scott Praill, CPA, BSc. has been Chief Financial Officer of the Company since January 29, 2013 and previously served as a consultant to DelMar (BC). Since 2004, Mr. Praill has been an independent consultant providing accounting and administrative services to companies in the resource industry. Mr. Praill served as CFO of Strata Oil & Gas, Inc. from June 2007 to September 2008. From November 1999 to October 2003 Mr. Praill was Director of Finance at Inflazyme Pharmaceuticals Inc. Mr. Praill completed his articling at Price Waterhouse (now PricewaterhouseCoopers LLP) and obtained his Chartered Professional Accountant designation in 1996. Mr. Praill obtained his Certified Public Accountant (Illinois) designation in 2001. Mr. Praill received a Financial Management Diploma (Honors), from British Columbia Institute of Technology in 1993, and a Bachelor of Science from Simon Fraser University in 1989.

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John K. Bell, FCPA, FCA, ICD.D has served as a director of the Company since February 11, 2013. John K. Bell is Chairman of Onbelay Capital Inc, a Canadian based private equity company with principal investments in Telematics and auto parts manufacturing (for past 5 years). Prior to that, from 1996 to 2005, Mr. Bell was CEO and owner of Polymer Technologies Inc., an automotive parts manufacturer. Prior to that, from 1977 to 1995, Mr. Bell was founder and owner of Shred-Tech Limited a global manufacturer and supplier of industrial shredders and mobile document shredders. Mr. Bell served as interim CEO and director of ATS Automation Tooling Systems (TSX-ATA) in 2007. Mr. Bell is a director of Strongco Corporation (TSX-SQP), Tweed Marijuana Inc.(TSX-V-TWD), and the Royal Canadian Mint (TSX-MNT). Mr. Bell is the past National secretary and board member of The Crohns and Colitis Foundation of Canada. Mr. Bell is also the past Chairman of Waterloo Regional Police, Cambridge Memorial Hospital, Canada’s Technology Triangle accelerator network and The Region of Waterloo prosperity counsel. Mr. Bell is a graduate of Western University Ivey School of Business, a Fellow of the institute of Chartered Accountants of Ontario, a graduate of the Institute of Directors Program of Canada and the owner’s president program at Harvard and International marketing program at Oxford. Mr. Bell’s financial and executive business experience qualifies him to serve on our Board of Directors.

Lynda Cranston BScN, MScN, ICD.D has served as a director of the Company since February 5, 2015 and serves as the Chair of our Governance and Compensation Committee. Mrs. Cranston recently retired from healthcare where she had been a CEO for over 20 years. Her last appointment prior to her retirement was as the first CEO of the Provincial Health Services Authority (2002 to 2013). Prior to this appointment Mrs. Cranston had been the first CEO of the Canadian Blood Services in Ottawa, ON (1998-2001). Before moving to Ottawa, Mrs. Cranston, as the CEO of BC Women's Hospital and Healthcare Centre had merged the organization with the BC Children's Hospital and the Sunny Hill Health Centre for Children to become the Children's and Women's Healthcare Centre of BC. Following the merger Mrs. Cranston became the first CEO. Mrs. Cranston also sits on the national board of the Gastrointestinal Society as its chair. In 2013, Mrs. Cranston was identified as a member of Diversity 50 by the Canadian Board Diversity Council as being one of Canada's most board ready candidates. Mrs. Cranston was awarded the Board Chair Award of Excellence by the HealthCare Leaders' Association of British Columbia in 2008. In 2007, she was inducted into Canada's Most Powerful Women Top 100 Hall of Fame after having been identified in '04,'05 & '06 as one of Canada's Most Powerful Women Top 100. Mrs. Cranston is a recipient of the YWCA Women of Distinction Award, the 125th Anniversary of the Confederation of Canada Commemorative Medal for community contributions, and the Queen's Golden Jubilee Medal for contribution to Canada and community. Ms. Cranston’s healthcare industry and executive knowledge and experience qualify her to serve on our Board of Directors.

Dr. William Garner, MD, MPH has served as a director of the Company since February 11, 2013. Dr. Garner is one of our founders and has served as a director of DelMar (BC) since inception. Dr. Garner is an experienced entrepreneur and investor. He is founder and managing director of EGB Advisors, LLC ("EGB"), a pharmaceutical commercialization boutique. Through this entity, Dr. Garner has worked on a number of pharmaceutical business transactions and has raised financing for several drug development companies including Update Pharma, Inc. where he is currently Executive Chairman. Other EGB companies include Urigen Pharmaceuticals, Inc., and Inverseon, Inc., which is developing a novel therapy for smoking cessation, asthma and other pulmonary diseases. In 2012, he merged Inverseon with another company to form Invion Ltd. (ASX:IVX), serving as CEO until May of 2013. He also served as President and Chief Executive Officer of Urigen Pharmaceuticals, Inc. (URGP.PK) from December 2005 to December 2010 where he moved a procedure-based drug from a university license to a phase II multi-center clinical trial which achieved statistical significance on all end points in Painful Bladder Syndrome/Interstitial Cystitis. Before this, Dr. Garner worked in medical affairs at Hoffmann LaRoche in oncology. Prior to Roche, Dr. Garner was in the venture capital department at Paramount Capital Investments in New York City. He serves on the board of ImmunoGenetix in Kansas City. Dr. Garner has a Master of Public Health from Harvard and received his M.D. degree from New York Medical College. Dr. Garner did residency training in Anatomic Pathology at Columbia-Presbyterian and is currently a licensed physician in the State of New York. Dr. Garner’s medical and scientific knowledge and experience qualifies him to serve on our Board of Directors.

Dr. Erich Mohr, Ph.D., R. Psych., has served as a director of the Company since March 31, 2015. Dr. Mohr has nearly two decades of biotechnology experience in executive leadership roles as co-founder, chief scientific officer, chief executive officer and board member. Dr. Mohr has overseen and participated in dozens of clinical development programs and regulatory advisory panels. He is currently Chairman, Chief Executive Officer and Founder of MedGenesis Therapeutix Inc., a privately-held biopharmaceutical company committed to developing and commercializing innovative therapeutics to provide life-enhancing treatments to patients with serious neurologic diseases. Formerly, he was Chairman and Chief Executive Officer of CroMedica Global Inc., which merged with PRA International in 2002 to form one of the major contract research organizations in the world. In addition to his industry experience, Dr. Mohr has over 30 years of experience in experimental therapeutics of CNS disorders including eight years at the University of Ottawa, ultimately as a Professor of Medicine (Neurology) and Psychology. Dr. Mohr is the author of over 150 publications, books, book chapters and abstracts. Currently, he is the Chair of the Board of Governors of the University of Victoria, British Columbia, having previously served as a member and as Vice Chair. He earned his Masters of Science and Ph.D. in Neuropsychology at the University of Victoria, British Columbia, and his Bachelors of Arts in Psychology and dual Bachelors of Science in Chemistry and Biology from the University of the Pacific in Stockton, California. Dr. Mohr’s scientific and business executive knowledge and experience qualify him to serve on our Board of Directors.

Robert J. Toth, Jr., MBA has served as a director of the Company since August 20, 2013. Since 2005, Mr. Toth has primarily been managing his personal investment portfolio. From 2004-2005, Mr. Toth served as a consulting analyst to Narragansett Asset Management, a New York-based healthcare-focused hedge fund, where he advised the firm on biotechnology investments. From 2001-2003, he was the Senior Portfolio Manager for San Francisco-based EGM Capital’s Medical Technology hedge fund, where he was responsible for managing and maintaining a dedicated medical technology portfolio. Mr. Toth began his Wall Street career in 1996 as an Equity Research Associate for Vector Securities International, a healthcare-focused brokerage firm. From 1997-1999 he served as Senior Biotechnology Analyst. He joined Prudential Securities as Senior Vice President and Biotechnology Analyst where he served from 1999-2001 following Prudential’s acquisition of Vector. His responsibilities included the analysis of commercial, clinical and scientific fundamentals of oncology- and genomics-based biotechnology companies on behalf of institutional investors. Mr. Toth was named to the Wall Street Journal’s Allstar List for stock picking in 1999. Mr. Toth received an MBA from the University of Washington and Bachelor of Science degrees in Biological Sciences and Biochemistry from California Polytechnic State University, San Luis Obispo. Mr. Toth’s financial and biotechnology industry knowledge and experience quality him to serve on our Board of Directors.

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The Company’s executive officers are not full-time employees, but are engaged by us on an independent contractor or contract-employment basis. Mr. Bacha and Mr. Praill each devote 100% of their business time to us, and Dr. Brown devotes approximately 80% of his business time to us. See “Executive Compensation”.

Officers and Directors are elected annually by the Board of Directors and serve at the discretion of the Board of Directors. The Directors are elected to serve one year terms.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

The Board of Directors has formed an Audit Committee, which currently consists of John K. Bell, Chair, and Robert Toth, both of whom are independent (as that term is defined under the Nasdaq Marketplace Rules) and financially literate (as such qualification is interpreted by the Board of Directors in its business judgment). The Board of Directors intends to expand the Audit Committee at such time as the Board of Directors has additional independent members. We are relying upon the exemption in section 6.1 of Canadian National Instrument 52-110 - Audit Committees from Parts 3 and 5 thereof.

The Board of Directors has also recently formed a Corporate Governance and Compensation Committee which consists of Lynda Cranston, Chair, John K. Bell, Erich Mohr, and Robert Toth. The Corporate Governance and Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to (i) corporate governance practices and policies and (ii) compensation matters, including compensation of the directors and senior management of the Company and the administration of compensation plans of the Company.

Nomination of Directors

The Board of Directors assesses potential candidates to fill perceived needs on the Board of Directors for required skills, expertise, independence and other factors.

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Orientation and Continuing Education

New members of the Board of Directors are provided with sufficient information to ensure that they are familiarized with the Company and the policies and mandates of the Board of Directors. Members of the Board of Directors are encouraged to communicate with management, legal counsel and, where applicable, auditors and technical consultants of the Company to keep themselves current with industry developments and applicable legal, accounting and regulatory changes.

Board Leadership Structure and Role in Risk Oversight

Mr. Bacha serves as Chairman and Chief Executive Officer. Due to the small size and early stage of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions combined.

Our Board of Directors is primarily responsible for overseeing our risk management processes. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding the Company’s assessment of risks. The Board of Directors focuses on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensures that risks undertaken by the Company are consistent with the board’s appetite for risk. While the Board of Directors oversees the Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our board leadership structure supports this approach.

Assessments

The Board of Directors assesses, on an ongoing basis, its overall performance and that of its committees in order to determine whether they are performing effectively. The Board of Directors also assesses, on an ongoing basis, the effectiveness and contribution of each director of the Company, having regard to the competencies and skills each director is expected to bring to the Board of Directors.

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EXECUTIVE COMPENSATION

The Board of Directors has formed a Corporate Governance and Compensation Committee which is undertaking a review of management compensation. The Corporate Governance and Compensation Committee will be responsible for approving management compensation on a go forward basis. The Company seeks to provide competitive compensation arrangements that attract and retain key talent necessary to achieve the business objectives of the Company.

The following table sets forth all compensation paid in respect of the Company’s principal executive officers and those individuals who received compensation in excess of $100,000 per year for the years ended June 30, 2015 and 2014.

Name and Principal Position	Period	Salary (US$)	Option Awards (US$)		Total (US$)
Jeffrey Bacha CEO	Year Ended June 30, 2015	180,000	-		180,000
	Year Ended June 30, 2014	140,976	199,850	(1)	340,826

Dennis Brown Chief Scientific Officer	Year Ended June 30, 2015	150,000	-		150,000
	Year Ended June 30, 2014	120,000	199,850	(1)	319,850

Scott Praill, Chief Financial Officer	Year Ended June 30, 2015	175,000	-		175,000
	Year Ended June 30, 2014	117,480	199,850	(2)	317,330

(1)	Represents the grant date fair value of 350,000 options with an exercise price of $1.05 granted on August 15, 2013. The options vested over a 12 month period and expire 10 years from the date of grant.

(2)	Represents the grant date fair value of 350,000 options with an exercise price of $1.05 issued on August 15, 2013. The options vest over a 36 month period and expire 10 years from the date of grant.

The previous consulting agreements between DelMar (BC) and each of Mr. Bacha and Dr. Brown expired on December 31, 2012. Until July 1, 2014 we continued to compensate Mr. Bacha and Dr. Brown at the rates set forth in their respective consulting agreements (CDN $12,000 per month and $10,00 per month respectively) except that commencing January 1, 2014 we began paying compensation in USD rather than CDN. Commencing July 1, 2014, the Company began to compensate Mr. Bacha USD $15,000 on a monthly basis and Dr. Brown at USD $12,500 on a monthly basis. The Company recently completed consulting agreements with Mr. Bacha and Dr. Brown that are retroactive to January 1, 2015. The terms of the new agreements are substantially the same as the previously expired agreements except that they reflect the current compensation noted above.

Mr. Bacha and Dr. Brown have continued to provide services to us as Chief Executive Officer and Chief Scientific Officer, respectively. Mr. Bacha devotes 100% of his business time to us and Dr. Brown devotes approximately 80% of his business time to us. The consulting agreements between DelMar (BC) and Mr. Bacha and Dr. Brown, respectively, do not specify the amount of time Mr. Bacha and Dr. Brown are required to devote to us, but did require that Mr. Bacha and Dr. Brown each provide us with the full benefit of their respective knowledge, expertise and ingenuity, and prohibit Mr. Bacha and Dr. Brown from engaging in any business, enterprise or activity contrary to or that would detract from our business.

We were party to a consulting agreement, dated February 1, 2013, with Scott Praill, our Chief Financial Officer. Pursuant to the consulting agreement, we agreed to pay Mr. Praill a fee of CDN$10,000 per month and a one-time fee of CDN $30,000 for services rendered to that date. The consulting agreement did not specify the amount of time Mr. Praill is required to devote to us, but did require that Mr. Praill provide us with the full benefit of his knowledge, expertise and ingenuity, and prohibited Mr. Praill from engaging in any business, enterprise or activity contrary to or that would detract from our business. The consulting agreement expired on December 31, 2013. Mr. Praill devotes 100% of his business time to us. Since the expiration of the consulting agreement, we have continued to compensate Mr. Praill under the terms of the original agreement except that commencing January 1, 2014 we began paying compensation in USD rather than CDN. Commencing July 1, 2014, the Company began to compensate Mr. Praill USD $12,500 on a monthly basis. Mr. Praill continues to serve as our Chief Financial Officer. The Company subsequently entered into a consulting agreement with Mr. Praill that is retroactive to January 1, 2015. The terms of the new agreement are substantially the same as the previously expired agreement except that it reflects the current compensation noted above.

66

As a result of the Company establishing a Corporate Governance and Compensation Committee, the Company anticipates entering into employment agreements with Mr. Bacha, Mr. Praill, and Dr. Brown in the near future. The contemplated employment agreements will replace the existing consulting agreements.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards to our named executive officers as of June 30, 2015.

	Option awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price (US$)	Option expiration date
Jeffrey Bacha (1)	150,000	-	-	0.40	Feb 1, 2022
	350,000	-	-	1.05	Aug 15, 2023

Dennis Brown (1)	150,000	-	-	0.40	Feb 1, 2022
	350,000	-	-	1.05	Aug 15, 2023

Scott Praill (1)	50,000	-	-	0.40	Feb 1, 2022
	218,750	131,250	-	1.05	Aug 15, 2023

(1)	Actual exercise price is CDN $0.50. Price disclosed is U.S. dollar equivalent as of June 30, 2015.

Director Compensation

Director compensation is intended to provide an appropriate level of remuneration considering the responsibilities, time requirements and accountability of the Directors.

The following table sets forth director compensation for the fiscal year ended June 30, 2015 (excluding compensation to the Company’s executive officers set forth in the summary compensation table above) paid by the Company.

	Fees Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
William Garner	29,000	-	-	-	-	-	29,000
John K. Bell	37,000	-	-	-	-	-	37,000
Robert J, Toth, Jr.	31,500	-	-	-	-	-	31,500
Lynda Cranston	14,167	-	-	-	-	-	14,167
Erich Mohr	7,750	-	-	-	-	-	7,750

Risk Management

The Company does not believe risks arising from its compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

67

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of November 16, 2015, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

The following table sets forth certain information, as of November 16, 2015, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned		Percentage of Common Stock (2)
Directors and Officers:
Jeffrey Bacha	4,189,027	(3)	9.6%
Dennis Brown	4,122,542	(4)	10.2%
William Garner	2,701,873	(5)	6.8%
John K. Bell	407,000	(6)	1.0%
Scott Praill	610,000	(7)	1.5%
Robert J. Toth, Jr.	163,500	(8)	*
Lynda Cranston	110,000	(9)	*
Erich Mohr	100,000	(9)	*
All officers and directors as a group (8 persons)	12,403,942		26.9%
Beneficial owners of more than 5%:
Valent Technologies LLC	2,150,000	(10)	5.4%
Howard K. Fuguet (11)	2,500,000		6.3%

* Less than 1%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o DelMar Pharmaceuticals, Inc., Suite 720 - 999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5.

(2)	Applicable percentage ownership is based on 39,477,556 shares of common stock outstanding as of November 16, 2015, together with securities exercisable or convertible into shares of common stock within 60 days of November 16, 2015 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of November 16, 2015 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes 3,498,542 shares issuable upon exchange of Exchangeable Shares (including 660,000 shares held in trust), 500,000 shares issuable upon exercise of options, and 60,000 shares issuable upon exercise of warrants.

(4)	Includes 1,650,000 shares held by Valent, 500,000 shares issuable upon exercise of warrants held by Valent, 500,000 shares issuable upon exercise of options, and 85,000 shares issuable upon exercise of warrants held by Dr. Brown.

(5)	Consists of 2,415,207 outstanding shares, 270,000 shares issuable upon exercise of options, and 16,666 shares issuable upon exercise of warrants. Does not include 50,000 shares issuable upon exchange of Exchangeable Shares, which are held in trust for Dr. Garner by Jeffrey Bacha.

(6)	Includes 100,000 shares issuable upon exchange of Exchangeable Shares held by Onbelay Capital, Inc., 137,000 shares owned by Onbelay Capital, Inc., 50,000 shares issuable upon exercise of warrants held by Onbelay Capital, Inc. and 120,000 shares issuable upon exercise of options.

(7)	Includes 400,000 shares issuable upon exercise of options, 100,000 shares issuable upon exchange of Exchangeable Shares, and 50,000 shares issuable upon exercise of warrants.

(8)	Includes 120,000 shares issuable upon exercise of options.

(9)	Represents shares issuable upon exercise of options.

(10)	Includes 500,000 shares issuable upon exercise of warrants. Valent is owned by Dennis Brown, the Company’s Chief Scientific Officer.

(11)	The address of the shareholder is Ropes & Gray LLP, 800 Boylston Street, Boston MA, 02199-3600.

68

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

On September 12, 2010, DelMar (BC) entered into a Patent Assignment Agreement (the “Assignment”) with Valent Technologies LLC pursuant to which Valent assigned to DelMar (BC) its rights to patent applications and the prototype drug product related to VAL-083. In accordance with the Assignment the consideration paid by DelMar (BC) was $250,000 to acquire the prototype drug product. In accordance with the terms of the Assignment, Valent is entitled to receive a future royalty (in the single digits) on certain revenues derived from the development and commercialization of VAL-083. In the event that DelMar (BC) terminates the agreement, DelMar (BC) may be entitled to receive royalties from Valent’s subsequent development of VAL-083 depending on the development milestones DelMar (BC) has achieved prior to the termination of the Assignment. The Assignment has a term (on a country-by-country basis), of the later of ten years or until patent rights covered by the Assignment no longer exist, subject to earlier termination in the event DelMar (BC) breaches its payment obligations and fails to remedy such breach within 60 days, or if either party materially beaches any of its obligations and does not cure such breach within 30 days after receipt of notice thereof.

On January 25, 2013, the Company issued to Valent 1,150,000 shares of common stock, in exchange for Valent agreeing to reduce certain royalties payable to it under the Assignment.

Pursuant to a loan agreement dated February 3, 2011, between DelMar (BC) and Valent, Valent loaned DelMar $250,000 for the purchase of the prototype drug product under the Assignment. The loan is unsecured, bears interest at 3% per year, and is payable on demand. Effective September 30, 2014, the Company entered into and closed an agreement with Valent to exchange its loan, including accrued interest to September 30, 2014, with Valent for 278,530 shares of preferred stock of the Company. The preferred stock has an annual 3% dividend.

In addition, under the terms of the Assignment, DelMar issued to Valent warrants to acquire 500,000 common shares at an exercise price of CDN $0.50 per upon the completion of the financing transaction that closed in February 2012.

On April 30, 2012, DelMar (BC) issued 500,000 common shares in partial settlement of accounts payable in the amount of CDN $250,000 (U.S. $253,050) owed to Valent.

Valent, which is owned by Dr. Dennis Brown, our Chief Scientific Officer, leases facilities in California and we have access to such facilities pursuant to an informal unwritten arrangement with Valent.

Included in accounts payable at September 30, 2015 is an aggregate amount of $38,774 (June 30, 2015- $90,820) owed to the Company’s officers and directors for fees and expenses. The Company pays related party payables incurred for fees and expenses under normal commercial terms.

Director Independence

William J. Garner, John K. Bell, Robert J. Toth, Jr., Lynda Cranston and Erich Mohr are independent as that term is defined under the Nasdaq Marketplace Rules.

ADDITIONAL INFORMATION

Federal securities laws require us to file information with the Commission concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, and other information with the Commission. You can inspect and copy this information at the public reference facility maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549.

You can get additional information about the operation of the Commission's public reference facilities by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site (http://www.sec.gov) at which you can read or download our reports and other information.

69

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to DelMar Pharmaceuticals, Inc. and the securities offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the securities offered hereby have been passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The balance sheets of DelMar Pharmaceuticals, Inc. as of June 30, 2015 and June 30, 2014 and the related statements of operations and comprehensive loss, changes in stockholders’ deficiency, and cash flows for the years then ended included in this registration statement on Form S-1 have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

70

DelMar Pharmaceuticals, Inc.

Consolidated Financial Statements

June 30, 2015 (as restated)

(in US dollars unless otherwise noted)

F-1

Independent Auditor’s Report

To the Shareholders of DelMar Pharmaceuticals, Inc.

We have audited the accompanying consolidated financial statements (restated) of DelMar Pharmaceuticals, Inc. and its subsidiaries, which comprise the consolidated balance sheets (restated) as at June 30, 2015 and June 30, 2014 and the consolidated statements of operations and comprehensive loss (restated), changes in stockholders’ equity (deficiency) (restated) and consolidated cash flows (restated) for the years then ended, and the related notes (restated), which comprise a summary of significant accounting policies and other explanatory information.

Management’s responsibility for the consolidated financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements (restated) in accordance with accounting principles generally accepted in the United States of America and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements (restated) based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements (restated) are free from material misstatement. Canadian generally accepted auditing standards also require that we comply with ethical requirements.

An audit involves performing procedures to obtain audit evidence, on a test basis, about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. We were not engaged to perform an audit of the company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting principles and policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion on the consolidated financial statements (restated).

Opinion

In our opinion, the consolidated financial statements (restated) present fairly, in all material respects, the financial position of DelMar Pharmaceuticals, Inc. and its subsidiaries as at June 30, 2015 and June 30, 2014 and the result of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of matter

As discussed in Note 2 of the consolidated financial statements (restated), the 2014 consolidated financial statements have been restated to correct errors.

The accompanying consolidated financial statements (restated) have been prepared assuming that DelMar Pharmaceuticals, Inc. will continue as a going concern. As discussed in note 1 to the consolidated financial statements (restated), there is substantial doubt about DelMar Pharmaceuticals, Inc.’s ability to continue as a going concern. Management’s plans in regards to these matters are described in Note 1. The consolidated financial statements (restated) do not include any adjustments that might result from the outcome of this uncertainty.

signed “PricewaterhouseCoopers LLP”

Chartered Professional Accountants

September 3, 2015, except for the disclosure and effects of the matters described in Note 2, as to which the date is November 16, 2015.

PricewaterhouseCoopers LLP

PricewaterhouseCoopers Place, 250 Howe Street, Suite 700, Vancouver, British Columbia, Canada V6C 3S7

T: +1 604 806 7000, F: +1 604 806 7806, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.

F-2

DelMar Pharmaceuticals, Inc.

Consolidated Balance Sheet

(in US dollars unless otherwise noted)

	Note	June 30, 2015 $	June 30, 2014 $
		(as restated)	(as restated)
Assets

Current assets
Cash and cash equivalents		1,754,433	4,759,711
Taxes and other receivables	6	25,831	9,572
Prepaid expenses		245,038	234,627
Deferred costs	13	550,119	-
		2,575,421	5,003,910

Liabilities

Current liabilities
Accounts payable and accrued liabilities		762,265	244,906
Related party payables	9	90,820	54,960
		853,085	299,866

Loan payable to Valent	5	-	276,439

Stock option liability	8	179,445	217,759

Derivative liability	7	2,364,381	5,111,007
		3,396,911	5,905,071

Stockholders’ accumulated deficit

Preferred stock
Authorized
5,000,000 shares, $0.001 par value
Issued and outstanding
278,530 Series A shares at June 30, 2015 (June 30, 2014 – none)	5	278,530	-
1 special voting share at June 30, 2015 (June 30, 2014 – 1)		-	-

Common stock
Authorized
200,000,000 shares, $0.001 par value
39,455,931 issued at June 30, 2015 (June 30, 2014 – 35,992,343)	8	39,456	35,992

Additional paid-in capital	8	17,363,208	13,149,478

Warrants	8	89,432	151,451

Accumulated deficit		(18,613,294)	(14,259,260)

Accumulated other comprehensive income		21,178	21,178
		(821,490)	(901,161)
		2,575,421	5,003,910

Going concern, nature of operations, and corporate history (note 1)

Restatement of previously issued financial statements (notes 2 and 14)

Commitments and contingencies (note 11)

Subsequent events (note 13)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

DelMar Pharmaceuticals, Inc.

Consolidated Statement of Operations and Comprehensive Loss

(in US dollars unless otherwise noted)

	Note	Year ended June 30, 2015 $	Year ended June 30, 2014 $
		(as restated)	(as restated)
Expenses
Research and development		2,555,754	2,119,217
General and administrative		2,168,899	3,134,409

		4,724,653	5,253,626

Other loss (income)
Change in fair value of derivative liability	7	(627,433)	(11,529,498)
Change in fair value of derivative liability due to change in warrant terms	7	(23,658)	(111,179)
Loss on exchange of warrants	7	249,062	-
Foreign exchange loss		23,415	22,581
Interest expense	5	2,091	8,140
Interest income		(363)	(2,078)

		(376,886)	(11,612,034)

Net and comprehensive loss (income) for the year		4,347,767	(6,358,408)

Basic loss (income) per share		0.11	(0.20)
Diluted loss (income) per share		0.11	0.00

Basic weighted average number of shares		38,067,516	31,969,595
Diluted weighted average number of shares		38,067,516	39,090,331

The accompanying notes are an integral part of these consolidated financial statements.

F-4

DelMar Pharmaceuticals, Inc.

Consolidated Statement of Changes in Stockholders' Accumulated Deficit (as restated)

(in US dollars unless otherwise noted)

	Number of shares	Common stock $	Additional paid-in capital $	Accumulated other comprehensive income $	Preferred stock $	Warrants $	Accumulated deficit $	Stockholders' equity (deficiency) $
			(as restated)			(as restated)	(as restated)	(as restated)

Balance – June 30, 2013
as previously reported	31,150,009	31,150	7,585,810	21,178	-	6,441,700	(21,792,762)	(7,712,924)
Restatement adjustments	-	-	-	-	-	(6,288,594)	1,175,094	(5,113,500)

Balance – June 30, 2013 - as restated	31,150,009	31,150	7,585,810	21,178	-	153,106	(20,617,668)	(12,826,424)

Exercise of placement agent warrants (note 8)	123,810	124	102,676	-	-	-	-	102,800
Exercise of CA$0.50 unit warrants (note 8)	241,000	241	259,074	-	-	-	-	259,315
Exercise of Investor Warrants net of cash issue costs (note 8)	3,929,524	3,929	2,473,161	-	-	-	-	2,477,090
Reclassification of derivative liability to equity upon exercise of Investor Warrants (note 7)	-	-	1,110,548	-	-	-	-	1,110,548
Exercise of CA$0,50 broker warrants (note 8)	8,000	8	4,751	-	-	(1,099)	-	3,660
Expiry of broker warrants (note 8)	-	-	556	-	-	(556)	-	-
Shares issued for services (note 8)	540,000	540	632,960	-	-	-	-	633,500
Stock-based compensation (note 8)	-	-	979,942	-	-	-	-	979,942
Income for the period	-	-	-	-	-	-	6,358,408	6,358,408

Balance - June 30, 2014	35,992,343	35,992	13,149,478	21,178	-	151,451	(14,259,260)	(901,161)

Exercise of Investor Warrants net of cash issue costs (note 8)	1,986,074	1,986	1,264,191	-	-	-	-	1,266,177
Reclassification of derivative liability to equity upon exercise of Investor Warrants (note 7)	-	-	391,422	-	-	-	-	391,422
Shares issued upon the exchange of warrants (note 7)	945,514	946	976,951	-	-	-	-	977,897
Reclassification of derivative liability to equity upon amendment of warrant terms (note 7)	-	-	975,278	-	-	-	-	975,278
Reclassification of stock option liability (note 8)	-	-	38,038	-	-	-	-	38,038
Exercise of CA $0.50 broker warrants (note 8)	345,000	345	187,034	-	-	(49,379)	-	138,000
Expiration of broker warrants (note 8)	-	-	12,640	-	-	(12,640)	-	-
Issuance of Series A preferred stock (note 5)	-	-	-	-	278,530	-	-	278,530
Shares issued for services (note 8)	187,000	187	181,000	-	-	-	-	181,187
Stock-based compensation (note 8)	-	-	187,176	-	-	-	-	187,176
Series A preferred stock dividend (note 5)	-	-	-	-	-	-	(6,267)	(6,267)
Loss for the period	-	-	-	-	-	-	(4,347,767)	(4,347,767)

Balance - June 30, 2015	39,455,931	39,456	17,363,208	21,178	278,530	89,432	(18,613,294)	(821,490)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

DelMar Pharmaceuticals, Inc.

Consolidated Statement of Cash Flows

(in US dollars unless otherwise noted)

	Year ended June 30, 2015 $	Year ended June 30, 2014 $
	(as restated)	(as restated)
Cash flows from operating activities
(Loss) income for the period	(4,347,767)	6,358,408
Items not affecting cash
Accrued interest	2,091	8,140
Change in fair value of derivative liability	(627,433)	(11,529,498)
Change in fair value of derivative liability due change in warrant terms	(23,658)	(111,179)
Loss on exchange of warrants	249,062	-
Warrants issued for services	-	124,020
Stock-based compensation	368,087	1,519,944

	(4,379,618)	(3,630,165)
Changes in non-cash working capital
Taxes and other receivables	(16,259)	7,322
Prepaid expenses	(10,411)	(13,365)
Accounts payable and accrued liabilities	517,359	(186,321)
Related party payables	35,860	(181,502)

	526,549	(373,866)
	(3,853,069)	(4,004,031)

Cash flows from financing activities
Net proceeds from the exercise of warrants	1,404,177	2,480,750
Deferred costs	(550,119)	-
Series A preferred stock dividend	(6,267)	-

	847,791	2,480,750

Decrease in cash and cash equivalents	(3,005,278)	(1,523,281)

Cash and cash equivalents - beginning of year	4,759,711	6,282,992

Cash and cash equivalents - end of year	1,754,433	4,759,711

Supplementary information

Issuance of preferred shares for the settlement of the loan payable with Valent (note 5)	278,530	-
Reclassification of derivative liability to equity upon the exercise of Investor Warrants (note 7)	391,422	1,110,548
Reclassification of derivative liability to equity upon the exchange of Investor Warrants (note 7)	728,835	-
Reclassification of derivative liability to equity upon the amendment of Dividend Warrants (note 7)	975,278	-
Reclassification of stock option liability to equity upon the forfeiture of stock options (note 7)	38,038	-
Exercise of CA$0.50 warrants for no additional consideration (note 7)	-	259,315

The accompanying notes are an integral part of these consolidated financial statements.

F-6

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

1	Going concern, nature of operations, and corporate history

Going concern

These financial statements have been prepared on a going concern basis which assumes that DelMar Pharmaceuticals, Inc. (“the Company”) will continue its operations for the foreseeable future and contemplates the realization of assets and the settlement of liabilities in the normal course of business.

For the year ended June 30, 2015, the Company reported a loss of $4,347,767, negative cash flow from operations of $3,853,069 (2014 - $4,004,031) and an accumulated deficit of $18,613,294 at that date. As at June 30, 2015, the Company has cash and cash equivalents on hand of $1,754,433 and a working capital balance of $1,722,336. The Company has not begun to generate revenues from its product candidate and the Company does not have the prospect of achieving revenues in the near future. The Company will require additional funding to maintain its research and development projects and for general operations. These circumstances indicate the existence of a material uncertainty that casts substantial doubt as to the ability of the Company to meet its obligations as they come due.

Consequently, management is pursuing various financing alternatives to fund the Company’s operations so it can continue as a going concern. Subsequent to June 30, 2015 the Company received net proceeds of approximately $1.9 million from a registered-direct offering of common stock and common stock purchase warrants (note 13). Management plans to secure the necessary additional financing through the issue of new equity and/or the entering into of strategic partnership arrangements. Nevertheless, there is no assurance that these initiatives will be successful.

These financial statements do not give effect to any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.

Nature of operations

The Company is a clinical stage drug development company with a focus on the treatment of cancer. We are conducting clinical trials in the United States with our product candidate, VAL-083, as a potential new treatment for glioblastoma multiforme (“GBM”), the most common and aggressive form of brain cancer. We have also acquired certain exclusive commercial rights to VAL-083 in China where it is approved as a chemotherapy for the treatment of chronic myelogenous leukemia (“CML”) and lung cancer. In order to accelerate our development timelines and reduce technical risk, we leverage existing clinical and commercial data from a wide range of sources. We plan to seek marketing partnerships in China in order to potentially generate future royalty revenue.

The address of the Company’s administrative offices is Suite 720 - 999 West Broadway, Vancouver, British Columbia, V5Z 1K5 with clinical operations located at 3485 Edison Way, Suite R, Menlo Park, California, 94025.

F-7

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

Corporate history

The Company is a Nevada corporation formed on June 24, 2009 under the name Berry Only Inc. On January 25, 2013 (the “Closing Date”), the Company entered into and closed an exchange agreement (the “Exchange Agreement”), with Del Mar Pharmaceuticals (BC) Ltd. (“DelMar (BC)”), 0959454 B.C. Ltd. (“Callco”), and 0959456 B.C. Ltd. (“Exchangeco”) and the security holders of DelMar (BC).

Upon completion of the Exchange Agreement, DelMar (BC) became a wholly-owned subsidiary of the Company (the “Reverse Acquisition”). As a result of the shareholders of DelMar (BC) having a controlling interest in the Company subsequent to the Reverse Acquisition, for accounting purposes the transaction is a capital transaction with DelMar (BC) being the accounting acquirer even though the legal acquirer is Berry. No goodwill was recorded with respect to the transaction as it did not constitute a business combination. For accounting purposes, the transaction is reflected as a recapitalization of DelMar (BC) and consideration for the Reverse Acquisition was deemed to be the fair value of the shares that were issued by DelMar (BC) to acquire the net liabilities of Berry on January 25, 2013. Therefore, the historic financial statements of DelMar (BC) are presented as the comparative balances for the periods prior to the Reverse Acquisition.

DelMar Pharmaceuticals, Inc. is the parent company of DelMar (BC), a British Columbia, Canada corporation incorporated on April 6, 2010, which is a clinical stage company with a focus on the development of drugs for the treatment of cancer. The Company is also the parent company to Callco and Exchangeco which are British Columbia, Canada corporations. Callco and Exchangeco were formed to facilitate the Reverse Acquisition.

References to the Company refer to the Company and its wholly-owned subsidiaries, DelMar (BC), Callco and Exchangeco.

2	Restatement of previously issued financial statements

We are restating herein our previously issued consolidated financial statements and the related disclosures for the years ended June 30, 2015 and June 30, 2014 (the "Restated Periods").

The restatement is the result of our corrections for the effect of financial statement errors attributable to the incorrect accounting for certain warrants issued for placement agent services issued on March 6, 2013 (the “Placement Agent Warrants”) (note 7). The Placement Agent Warrants were improperly accounted for as equity instruments at the time they were issued. During the preparation of our first quarter of fiscal 2016, we discovered that the Placement Agent Warrants represented a derivative liability and should not have been recognized as equity because the exercise price of the Placement Agent Warrants is subject to adjustment in certain circumstances. The public offering financing that was completed in August 2015 resulted in the exercise price of the Placement Agent Warrants being reduced from $0.80 to $0.786. Accordingly, we have classified the Placement Agent Warrants as a derivative liability on the Consolidated Balance Sheets at June 30, 2015 and June 30, 2014 as well as recognized the gain/loss from the revaluation of the derivative liability in the Consolidated Statement of Operations and Comprehensive Loss of the years ended June 30, 2015 and June 30, 2014. We have also reflected the cumulative impact of the fair value adjustments from March 6, 2013 to June 30, 2014 in the accumulated deficit. In addition, we have provided quarterly financial information to reflect the impacts of the restatement adjustments for the quarters ended March 31, 2013, June 30, 2013, September 30, 2013, December 31, 2013, March 31, 2014, September 30, 2014, December 31, 2014, and March 31, 2015 (note 14).

The errors did not impact cash used in operations or cash flows from financing in our Consolidated Statement of Cash Flows nor did it impact our working capital.

F-8

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

The aggregate impacts of correcting the errors relating to the Placement Agent Warrants as of and for the years ended June 30, 2015 and June 30, 2014 were as follows:

Restatement Adjustments to Previously Reported Balance Sheet - Increase/(Decrease)

	June 30, 2015 $	June 30, 2014 $

Derivative liability	1,333,377	1,781,640

Additional paid-in capital	(136,800)	(136,800)

Warrants	(6,048,994)	(6,048,994)

Accumulated deficit	4,852,417	4,404,154

Restatement Adjustments to Previously Reported Statement of Operations and Comprehensive Loss - Increase/(Decrease)

	June 30, 2015 $	June 30, 2014 $

Change in fair value of derivative liability	448,263	3,229,060

We assessed the impact of these errors on our previously issued annual financial statements and concluded that the combined impact of these errors was material to the financial statements. Consequently, we have restated the prior period financial statements identified above. All amounts in our consolidated financial statements affected by the restatement adjustments reflect such amounts as restated.

The net effect of the restatement adjustments related to the years prior to fiscal 2014 are reflected as an adjustment to the beginning balances for fiscal 2014. The cumulative impact of the adjustments decreased the accumulated deficit by $1,175,094, decreased warrants by $6,288,594, and increased the derivative liability by $5,113,500 as of the beginning of fiscal 2014.

Comparison of restated financial statements to financial statements as previously reported

The following tables compare our previously reported Consolidated Balance Sheets as of June 30, 2015 and June 30, 2014 and the previously reported Consolidated Statements of Operations and Comprehensive Loss for the fiscal years ended June 30, 2015 and June 30, 2014 to the corresponding restated financial statements for those years as restated.

F-9

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

Consolidated Balance Sheets

	June 30, 2015
	As previously reported $	Restatement adjustments $	As restated $

Assets

Current assets
Cash and cash equivalents	1,754,433	-	1,754,433
Taxes and other receivables	25,831	-	25,831
Prepaid expenses	245,038	-	245,038
Deferred costs	550,119	-	550,119

	2,575,421	-	2,575,421

Liabilities

Current liabilities
Accounts payable and accrued liabilities	762,265	-	762,265
Related party payables	90,820	-	90,820

	853,085	-	853,085

Loan payable to Valent	-	-	-

Stock option liability	179,445	-	179,445

Derivative liability	1,031,004	1,333,377	2,364,381

	2,063,534	1,333,377	3,396,911

Stockholders’ Equity (Deficiency)

Preferred stock
Authorized
5,000,000 shares, $0.001 par value
278,530 Series A issued at June 30, 2015	278,530	-	278,530
1 special voting share issued at June 30, 2015	-	-	-

Common stock
Authorized
200,000,000 shares, $0.001 par value
39,455,931 issued at June 30, 2015	39,456	-	39,456

Additional paid-in capital	17,500,008	(136,800)	17,363,208

Warrants	6,138,426	(6,048,994)	89,432

Accumulated deficit	(23,465,711)	4,852,417	(18,613,294)

Accumulated other comprehensive income	21,178	-	21,178

	511,887	(1,333,377)	(821,490)

	2,575,421	-	2,575,421

F-10

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

	June 30, 2014
	As previously reported $	Restatement adjustments $	As restated $

Assets

Current assets
Cash and cash equivalents	4,759,711	-	4,759,711
Taxes and other receivables	9,572	-	9,572
Prepaid expenses	234,627	-	234,627

	5,003,910	-	5,003,910

Liabilities

Current liabilities
Accounts payable and accrued liabilities	244,906	-	244,906
Related party payables	54,960	-	54,960

	299,866	-	299,866

Loan payable to Valent	276,439	-	276,439

Stock option liability	217,759	-	217,759

Derivative liability	3,329,367	1,781,640	5,111,007

	4,123,431	1,780,640	5,905,071

Stockholders’ Equity (Deficiency)

Preferred stock
Authorized
5,000,000 shares, $0.001 par value
1 special voting share outstanding issued at June 30, 2014	-	-	-

Common stock
Authorized
200,000,000 shares, $0.001 par value
35,992,343 issued at June 30, 2014	35,992	-	35,992

Additional paid-in capital	13,286,278	(136,800)	13,149,478

Warrants	6,200,445	(6,048,994)	151,451

Accumulated deficit	(18,663,414)	4,404,154	(14,259,260)

Accumulated other comprehensive income	21,178	-	21,178

	880,479	(1,781,640)	(901,161)

	5,003,910	-	5,003,910

F-11

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

Consolidated Statements of Operations and Comprehensive Loss

	June 30, 2015
	As previously reported $	Restatement adjustment $	As restated $

Expenses
Research and development	2,555,754	-	2,555,754
General and administrative	2,168,899	-	2,168,899

	4,724,653	-	4,724,653

Other (income) loss
Change in fair value of derivative liability	(179,170)	(448,263)	(627,433)
Change in fair value of derivative liability due to change in warrant terms	(23,658)	-	(23,658)
Loss on exchange of warrants	249,062	-	249,062
Foreign exchange (gain) loss	23,415	-	23,415
Interest expense	2,091	-	2,091
Interest income	(363)	-	(363)

	71,377	(448,263)	(376,886)

Loss for the period	4,796,030	(448,263)	4,347,767

Basic and diluted loss per share	0.13	(0.02)	0.11

Basic weighted average number of shares	38,067,516	-	38,067,516

F-12

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

	June 30, 2014
	As previously reported $	Restatement adjustment $	As restated $

Expenses
Research and development	2,119,217	-	2,119,217
General and administrative	3,134,409	-	3,134,409

	5,253,626	-	5,253,626

Other (income) loss
Change in fair value of derivative liability	(8,300,438)	(3,229,060)	(11,529,498)
Change in fair value of derivative liability due to change in warrant terms	(111,179)	-	(111,179)

Foreign exchange (gain) loss	22,581	-	22,581
Interest expense	8,140	-	8,140
Interest income	(2,078)	-	(2,078)

	(8,382,974)	(3,229,060)	(11,612,034)

Income for the period	(3,129,348)	(3,229,060)	(6,358,408)

Basic income per share	(0.10)	(0.10)	(0.20)
Diluted income per share	0.00	0.00	0.00

Basic weighted average number of shares	31,969,595	-	31,969,595
Diluted weighted average number of shares	39,090,331	-	39,090,331

3	Change in fiscal year end

On July 21, 2014, the Board of Directors of the Company approved a change in the Company’s fiscal year end from December 31 to June 30. As a result of this change, the Company has prepared consolidated financial statements for the years ended June 30, 2015 and 2014. References to any of the Company’s 2013 or earlier fiscal years mean the fiscal year ending December 31 of that calendar year.

4	Significant accounting policies

Basis of presentation

The financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”) and are presented in United States dollars. The Company’s functional currency is the United States dollar (note 1).

F-13

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

The principal accounting policies applied in the preparation of these consolidated financial statements are set out below and have been consistently applied to all periods presented.

Consolidation

The consolidated financial statements include the accounts of Del Mar (BC), Callco, and Exchangeco as of and for the period ended June 30, 2015. Inter-company balances and transactions have been eliminated on consolidation.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions about future events that affect the reported amounts of assets, liabilities, expenses, contingent assets and contingent liabilities as at the end or during the reporting period. Actual results could significantly differ from those estimates. Significant areas requiring management to make estimates include the derivative liability and the valuation of equity instruments issued for services. Further details of the nature of these assumptions and conditions may be found in the relevant notes to these consolidated financial statements.

Cash and cash equivalents

Cash and cash equivalents consist of cash on deposit and highly liquid short-term interest bearing securities with maturities at the date of purchase of three months or less. Cash and cash equivalents are held at recognized Canadian and United States financial institutions. Interest earned is recognized in the consolidated statement of operations and comprehensive loss.

Foreign currency translation

The functional currency of the Company at June 30, 2015 is the United States dollar. Transactions that are denominated in a foreign currency are re-measured into the functional currency at the current exchange rate on the date of the transaction. Any foreign-currency denominated monetary assets and liabilities are subsequently re-measured at current exchange rates, with gains or losses recognized as foreign exchange losses or gains in the consolidated statement of operations and comprehensive loss. Non-monetary assets and liabilities are translated at historical exchange rates. Expenses are translated at average exchange rates during the period. Exchange gains and losses are included in the consolidated statements of operations and comprehensive loss for the period.

Current and future income taxes

The Company follows the liability method of accounting for income taxes. Under this method, current income taxes are recognized for the estimated income taxes payable for the current period. Income taxes are accounted for using the asset and liability method of accounting. Future income taxes are recognized for the future income tax consequences attributable to differences between the carrying values of assets and liabilities and their respective income tax bases and for loss carry-forwards. Future income tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which temporary differences are expected to be recovered or settled. The effect on future income tax assets and liabilities of a change in tax laws or rates is included in earnings in the period that includes the enactment date. When realization of future income tax assets does not meet the more-likely-than-not criterion for recognition, a valuation allowance is provided.

F-14

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

Financial instruments

The Company has financial instruments that are measured at fair value. To determine the fair value, we use the fair value hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use to value an asset or liability and are developed based on market data obtained from independent sources. Unobservable inputs are inputs based on assumptions about the factors market participants would use to value an asset or liability. The three levels of inputs that may be used to measure fair value are as follows:

●	Level one - inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities;

●	Level two - inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals; and

●	Level three - unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.

The Company’s financial instruments consist of cash and cash equivalents, taxes and other receivables, accounts payable and accrued liabilities, related party payables and derivative liability. The carrying values of cash and cash equivalents, taxes and other receivables, accounts payable and accrued liabilities and related party payables approximate their fair values due to the immediate or short-term maturity of these financial instruments.

Derivative liability

The Company accounts for warrants under the authoritative guidance on accounting for derivative financial instruments indexed to, and potentially settled in, a company’s own stock, on the understanding that in compliance with applicable securities laws, the warrants require the issuance of securities upon exercise and do not sufficiently preclude an implied right to net cash settlement. The Company classifies these warrants on its balance sheet as a derivative liability which is fair valued at each reporting period subsequent to the initial issuance. The Company has used a simulated probability valuation model to value the warrants. Determining the appropriate fair-value model and calculating the fair value of warrants requires considerable judgment. Any change in the estimates (specifically probabilities) used may cause the value to be higher or lower than that reported. The estimated volatility of the Company’s common stock at the date of issuance, and at each subsequent reporting period, is based on the historical volatility of similar life sciences companies. The risk-free interest rate is based on rates published by the government for bonds with a maturity similar to the expected remaining life of the warrants at the valuation date. The expected life of the warrants is assumed to be equivalent to their remaining contractual term.

F-15

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

a)	Fair value of derivative liability

The derivative is not traded in an active market and the fair value is determined using valuation techniques. The Company uses judgment to select a variety of methods to make assumptions that are based on specific management plans and market conditions at the end of each reporting period. The Company uses a fair value estimate to determine the fair value of the derivative liability. The carrying value of the derivative liability would be higher or lower as management estimates around specific probabilities change. The estimates may be significantly different from those recorded in the consolidated financial statements because of the use of judgment and the inherent uncertainty in estimating the fair value of these instruments that are not quoted in an active market. All changes in the fair value are recorded in the consolidated statement of operations and comprehensive loss each reporting period. This is considered to be a Level 2 financial instrument.

The Company has the following liabilities under the fair value hierarchy:

	June 30, 2015
	(as restated)
Liability	Level 1	Level 2	Level 3
Derivative liability	-	2,364,381	-

	June 30, 2014
	(as restated)
Liability	Level 1	Level 2	Level 3
Derivative liability	-	5,111,007	-

Intangible assets

Expenditures associated with the filing, or maintenance of patents, licensing or technology agreements are expensed as incurred. Costs previously recognized as an expense are not recognized as an asset in subsequent periods.

Once the technology has achieved commercialization, patent costs will be deferred and amortized over the remaining life of the related patent.

Research and development costs (including clinical trial expenses)

Research and development expenses include payroll, employee benefits, stock-based compensation expense, and other headcount-related expenses associated with product research and development. Research and development expenses also include third-party development and clinical trial expenses noted bel0w. Such costs related to product research and development are included in research and development expense until the point that technological feasibility is reached, which for our drug candidate, is generally shortly before the drug is approved by the relevant food and drug administration. Once technological feasibility is reached, such costs are capitalized and amortized to cost of revenue over the estimated life of the product.

F-16

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

Clinical trial expenses are a component of research and development costs and include fees paid to contract research organizations, investigators and other service providers who conduct specific research for product development activities on behalf of the Company. The amount of clinical trial expenses recognized in a period related to service agreements is based on estimates of the work performed on an accrual basis. These estimates are based on patient enrollment, services provided and goods delivered, contractual terms and experience with similar contracts. The Company monitors these factors to the extent possible and adjusts our estimates accordingly. Prepaid expenses or accrued liabilities are adjusted if payments to service providers differ from estimates of the amount of service completed in a given period.

Research and development costs are expensed in the period incurred. At June 30, 2015 and 2014 all research and development costs have been expensed.

Shares for services

The Company has issued equity instruments for services provided by employees and non-employees. The equity instruments are valued at the fair value of the instrument granted (see notes 7 and 8 for assumptions).

Stock options

The Company accounts for these awards under Accounting Standards Codification (“ASC”) 718, “Compensation - Stock Compensation” (“ASC 718”). ASC 718 requires measurement of compensation cost for all stock-based awards at fair value on the date of grant and recognition of compensation over the requisite service period for awards expected to vest. Compensation expense for unvested options to non-employees is revalued at each period end and is being amortized over the vesting period of the options. The determination of grant-date fair value for stock option awards is estimated using the Black-Scholes model, which includes variables such as the expected volatility of the Company’s share price, the anticipated exercise behavior of its grantee, interest rates, and dividend yields. These variables are projected based on the Company’s historical data, experience, and other factors. Changes in any of these variables could result in material adjustments to the expense recognized for share-based payments. Such value is recognized as expense over the requisite service period, net of estimated forfeitures, using the straight-line attribution method. The estimation of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from current estimates, such amounts are recorded as a cumulative adjustment in the period estimates are revised. The Company considers many factors when estimating expected forfeitures, including type of awards granted, employee class, and historical experience. Actual results and future estimates may differ substantially from current estimates.

Comprehensive income

In accordance with ASC 220, “Comprehensive Income” (“ASC 220”) all components of comprehensive income, including net loss, are reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net loss and other comprehensive (income) loss, including foreign currency translation adjustments, are reported, net of any related tax effect, to arrive at comprehensive income. No taxes were recorded on items of other comprehensive income.

F-17

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

Loss per share

Income or loss per share is calculated based on the weighted average number of common shares outstanding. For the year ended June 30, 2015 diluted loss per share does not differ from basic loss per share since the effect of the Company’s warrants and stock options are anti-dilutive. At June 30, 2015, potential common shares of 17,067,870 (2014 – 21,919,699) related to outstanding warrants and stock options were excluded from the calculation of net loss per common share because their inclusion would be anti-dilutive.

For the year ended June 30, 2014 diluted income per share has also been presented. Diluted income per share is calculated using the treasury stock method which uses the weighted average number of common shares outstanding during the period and also includes the dilutive effect of potentially issuable common shares from outstanding stock options and warrants.

Segment information

The Company identifies its operating segments based on business activities, management responsibility and geographical location. The Company operates within a single operating segment being the research and development of cancer indications, and operates in one geographic area, being North America. All of the Company’s assets are located in either Canada or the United States.

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

Accounting Standards Update (“ASU”) 2014-15 - Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern

The objective of the guidance is to require management to explicitly assess an entity's ability to continue as a going concern, and to provide related footnote disclosures in certain circumstances. In connection with each annual and interim period, management will assess if there is substantial doubt about an entity's ability to continue as a going concern within one year after the issuance date of an entity’s financial statements. The new standard defines substantial doubt and provides examples of indicators thereof. The definition of substantial doubt incorporates a likelihood threshold of "probable" similar to the current use of that term in U.S. GAAP for loss contingencies. The new standard will be effective for all entities in the first annual period ending after December 15, 2016 (December 31, 2016 for calendar year-end entities). Earlier application is permitted. The Company is currently assessing this standard for its impact on future reporting periods.

F-18

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

ASU 2014-10 Topic 915, Development Stage Entities

The objective of the guidance is to reduce cost and complexity in the financial reporting system by eliminating inception-to-date information from the financial statements of development stage entities. The new standard eliminates the concept of a development stage entity (“DSE”) from US GAAP. Therefore, the current incremental reporting requirements for a DSE, including inception-to-date information, will no longer apply. This standard is effective for annual reporting periods beginning after December 15, 2014. The Company has elected to early adopt this guidance effective with its June 30, 2014 consolidated financial statements.

ASU 3013-05 Topic 830, Accounting for Cumulative Translation Adjustments

The standard amends cumulative translation adjustment derecognition guidance in particular when (i) an entity ceases to have a controlling financial interest in certain subsidiaries or groups of assets within a foreign entity, or (ii) there is a loss of a controlling financial interest in a foreign entity or a step acquisition involving an equity method investment that is a foreign entity. This is effective for public entities for years, and interim periods within those years, beginning after December 15, 2013.

ASU 2013-11 Topic 740, Accounting for Cumulative Translation Adjustments

The standard amends guidance on financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. This is effective for public entities for years, and interim periods within those years, beginning after December 15, 2013.

5	Valent Technologies LLC agreements

On September 12, 2010 the Company entered into a Patent Assignment Agreement (the “Assignment Agreement”) with Valent to acquire patents and the prototype drug product related to VAL-083. In accordance with the Assignment Agreement the Company paid $250,000 to acquire the prototype drug product. In addition, under certain circumstances Valent agreed to assign, convey and transfer to the Company all its right, title and interest in and to the patents in exchange for share purchase warrants. The Company will then be responsible for the further development and commercialization of VAL-083. Valent retained an option to reacquire certain intellectual property until a Financing Transaction is completed by the Company. Under the Assignment Agreement, a ‘Financing Transaction’ is defined as a cumulative equity or debt financing(s), or a merger, acquisition, amalgamation, reverse takeover or other combination, or any combination of the foregoing, cumulatively totaling at least $2,000,000. In accordance with the terms of the Assignment Agreement, Valent is entitled to receive a future royalty on revenues derived from the development and commercialization of VAL-083. In the event that the Company terminates the agreement, the Company may be entitled to receive royalties from Valent’s subsequent development of VAL-083 depending on the development milestones the Company has achieved prior to the termination of the Assignment Agreement.

On January 25, 2013, in connection with the Company’s Reverse Acquisition (note 1), the Company issued to Valent 1,150,000 shares of common stock, in exchange for Valent reducing certain future royalties under the Assignment Agreement.

F-19

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

Pursuant to a loan agreement dated February 3, 2011, the Company received a loan from Valent of $250,000 for the purchase of the prototype drug product. The loan was unsecured and bears interest at 3.00% per year. The loan was originally due on demand but was converted to a five year term loan due, along with all accrued interest, on June 30, 2019. As a result, the Company has presented the full loan and accrued interest balance as a non-current liability at June 30, 2014.

Pursuant to the Assignment Agreement with Valent, the Company agreed to issue warrants to Valent under certain circumstances. The financing completed by the Company that closed in February 2012 constituted a Financing Transaction under the terms of the Assignment Agreement and resulted in the Company issuing 500,000 warrants to Valent on February 1, 2012 at an exercise price of CA$0.50 per warrant (note 8). In exchange for the warrants Valent has assigned all of its right, title and interest in and to the patents for VAL-083 to the Company. The fair value of the contingent warrants of $89,432 has been recognized as an expense and a corresponding increase to additional paid-in capital in prior periods.

On September 30, 2014, the Company entered into an exchange agreement (the “Valent Exchange Agreement”) with Valent. Pursuant to the Valent Exchange Agreement, Valent exchanged its loan payable in the outstanding amount of $278,530 (including aggregate accrued interest to September 30, 2014 of $28,530), issued to Valent by DelMar (BC), for 278,530 shares of the Company’s Series A Preferred Stock.

Effective September 30, 2014, the Company filed a Certificate of Designation of Series A Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of Nevada. Pursuant to the Series A Certificate of Designation, the Company designated 278,530 shares of preferred stock as Series A Preferred Stock. The shares of Series A Preferred Stock have a stated value of $1.00 per share (the “Stated Value”) and are not convertible into common stock. The holder of the Series A Preferred Stock will be entitled to dividends at the rate of 3% of the Stated Value per year, payable quarterly in arrears. Upon any liquidation of the Company, the holder of the Series A Preferred Stock will be entitled to be paid, out of any assets of the Company available for distribution to stockholders, the Stated Value of the shares of Series A Preferred Stock held by such holder, plus any accrued but unpaid dividends thereon, prior to any payments being made with respect to the common stock.

For the year ended June 30, 2015, the Company recorded $6,267 related to the dividend payable to Valent and $2,091 related to interest from July 1, 2014 to September 30, 2014 when the loan was exchanged for preferred stock. The dividend of $6,267 has been recorded as a direct increase in accumulated deficit while the $2,091 has been recorded as interest expense. For the year ended June 30, 2014 the Company accrued $8,140 in interest expense on its loan payable with Valent.

One of the Company’s officers and directors is a principal of Valent and as result Valent is a related party to the Company (note 9).

F-20

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

6	Taxes and other receivables

	June 30, 2015 $	June 30, 2014 $

Government grants receivable	9,820	562
Other receivables	16,011	9,010

	25,831	9,572

On June 15, 2014, the Company was granted a non-repayable financial contribution from the National Research Council of Canada Industrial Research Assistance Program (“IRAP”). The Company will be reimbursed for certain research and development costs to a maximum of $155,635 (CA$194,398) in the period from June 15, 2014 through June 15, 2017.

The total amount credited in the statement of operations for all IRAP grants for the year ended June 30, 2015 was $62,943 (2014 - $562).

7	Derivative liability

The Company has issued common stock purchase warrants. Based on the terms of certain of these warrants the Company determined that the warrants were a derivative liability which is recognized at fair value at the date of the transaction and re-measured at fair value each reporting period with the changes in fair value recorded in the consolidated statement of operations and comprehensive loss.

CA$0.50 Unit Warrants

During the years ended December 31, 2012 and 2011 the Company issued a total of 5,410,000 units for services, settlement of accounts payable, and cash proceeds for an aggregate of $2,671,923 (CA$2,705,000). The proceeds from the issuance of 3,000,000 of these units were held in escrow pursuant to an exclusive option investment agreement with a strategic investor. Subsequently, the Company elected to allow the option to expire and the related units were cancelled and the funds returned from escrow to the subscriber in order for the Company to retain control over certain intellectual property and commercial rights.

During the year ended June 30, 2014, 241,000 of these warrants were exercised for no additional consideration for 241,000 shares of common stock with $259,315 of the derivative liability being reclassified to equity. The warrants that have been exercised were revalued at their exercise date and then the reclassification to equity was recorded. On January 25, 2014, the remaining 2,169,000 of these warrants expired.

F-21

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

Investor Warrants

In connection with the Reverse Acquisition (note 1), on January 25, 2013, January 31, 2013, February 8, 2013, February 21, 2013, February 28, 2013, March 1, 2013, and March 6, 2013, the Company entered into and closed a series of subscription agreements with accredited investors (the “Investors”), pursuant to which the Company issued an aggregate of 13,125,002 units at a purchase price of $0.80 per unit, for aggregate gross proceeds of $10,500,000 (the “Private Offering”). Each unit consists of one share of common stock and one five-year warrant (the “Investor Warrants”) to purchase one share of common stock at an exercise price of $0.80. The exercise price of the Investor Warrants is subject to adjustment in the event that the Company sells common stock at a price lower than the exercise price, subject to certain exceptions. The Investor Warrants are redeemable by the Company at a price of $0.001 per Investor Warrant at any time subject to the conditions that (i) the Company’s common stock has traded for twenty (20) consecutive trading days with a closing price of at least $1.60 per share with an average trading volume of 50,000 shares per day and (ii) the underlying shares of common stock are registered.

Investor warrant exercises

On June 6, 2014, pursuant to an Election to Exercise Warrants agreement, the Company reduced the Investor Warrant exercise price from $0.80 to $0.65 per share for warrants to purchase 3,652,211 shares of the Company’s common stock. In accordance with the agreements, the holders of the Investor Warrants exercised the Investor Warrants for cash at the foregoing reduced exercise price. The Company received net proceeds of $2,255,240 after paying a 5% warrant agent fee of $118,697. As a result, $984,484 of the derivative liability has been reclassified to equity.

In addition, during the year ended June 30, 2014, 277,313 warrants were exercised at $0.80 per warrant for 277,313 shares of common stock. The Company received proceeds of $221,850 from the exercise. As a result, $126,064 of the derivative liability has been reclassified to equity.

Tender offer – Investor Warrant exercise price reduction

On June 9, 2014, as amended on June 26, 2014, July 10, 2014, and July 29, 2014, the Company filed a tender offer statement with the Securities and Exchange Commission with respect to certain Investor Warrants to provide the holders thereof with the opportunity to amend and exercise their warrants, upon the terms and subject to the conditions set forth in the Company’s tender offer statement. Pursuant to the tender offer, the Company offered to amend Investor Warrants to purchase an aggregate of 9,195,478 shares of common stock (the “Offer to Amend and Exercise”). There was no minimum participation requirement with respect to the Offer to Amend and Exercise.

F-22

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

Pursuant to the Offer to Amend and Exercise, the Investor Warrants subject to the tender offer were amended (the “Amended Warrants”) to: (i) reduce the exercise price of the Investor Warrants from $0.80 per share to $0.65 per share of common stock in cash, (ii) shorten the exercise period of the Investor Warrants so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Pacific Time) on August 8, 2014, as may be extended by the Company in its sole discretion (“Expiration Date”), (iii) delete the price-based anti-dilution provisions contained in the Investor Warrants, (iv) restrict the ability of the holder of shares issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of time twenty (20) days after the Expiration Date (the “ Lock-Up Period ”); and (v) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

Upon the expiry of the Offer to Amend and Exercise on August 8, 2014, 762,227 Amended Warrants were exercised for net proceeds of $470,676 after payment by the Company of a 5% warrant agent fee of $24,772. As a result, 8,433,251 Investor Warrants remained outstanding under their original terms subsequent to the tender offer.

In addition to the price reduction tender offer, during the year ended June 30, 2015, 1,223,847 Investor Warrants were exercised at $0.65 per share for 1,223,847 shares of common stock. The Company received proceeds of $795,501 from these exercises.

As a result of all of the Investor Warrants exercised for cash at $0.65 per warrant, including the tender offer relating to the price reduction to $0.65, a total of $391,422 of the derivative liability has been reclassified to equity. All Investor Warrants that have been exercised were revalued at their exercise date and then the reclassification to equity was recorded.

Investor Warrant exchange

On December 31, 2014, the Company issued 414,889 shares of common stock in exchange for 1,244,666 Investor Warrants. The Investor Warrants that have been exchanged were revalued at their exchange date and then a reclassification to equity was recorded. The reclassification to equity upon the exchange was $305,112. The Company recognized a loss of $92,843 at the time of the exchange.

Tender offer warrant exchange

On January 8, 2015, the Company filed a tender offer statement with the Securities and Exchange Commission, and on January 23, 2015, the Company filed an amendment thereto, with respect to certain Investor Warrants to purchase common stock of the Company. The tender offer provided the holders of the Investor Warrants with the opportunity to receive one share of common stock for every three Investor Warrants tendered. The tender offer was available to all 5,964,738 Investor Warrants outstanding on January 8, 2015. To participate in the tender offer the Investor Warrant holders were required to deliver completed exchange documents to the Company, prior to the expiration of the tender offer, which was 5:00 p.m. (Pacific Time) on February 9, 2015.

The tender offer expired on February 9, 2015. A total of 1,591,875 Investor Warrants were exchanged for 530,625 shares of common stock. The Investor Warrants that have been exchanged were revalued at their exchange date and then a reclassification to equity was recorded. The reclassification to equity upon the exchange was $423,723. The Company recognized a loss of $156,219 at the time of the exchange.

F-23

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

The remaining 4,372,863 Investor Warrants outstanding at June 30, 2015 have been re-valued at June 30, 2015 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility – 76.6%, risk free rate – 1.14% and a term of approximately 2.5 years.

All 4,372,863 Investor Warrants outstanding at June 30, 2015 have an exercise price of $0.80 at June 30, 2015. However, subsequent to June 30, 2015, the Company issued shares of common stock at $0.60 per share (note 13). As a result of the Investor Warrants being subject to adjustment in the event that the Company sells common stock at a price lower than the exercise price, subject to certain exceptions, the 4,372,863 Investor Warrants outstanding at June 30, 2015 now have an exercise price of $0.786.

Placement Agent Warrants

Also in connection with the reverse acquisition (note 1), on March 6, 2013 the Company issued 5,250,000 Placement Agent Warrants that are exercisable at $0.80 per share until March 6, 2018 but can be exercised on a cashless basis. During the year ended June 30, 2014, 200,000 Placement Agent Warrants were exercised on a cashless basis for 123,810 shares of common stock. The Placement Agent Warrants were revalued on the exercise date resulting in $102,800 being reclassified to equity.

The exercise price of the Placement Agent Warrants is subject to adjustment in the event that the Company sells common stock at a price lower than the exercise price, subject to certain exceptions. As a result of the Company issuing common shares at $0.60 per share subsequent to June 30, 2015, the exercise price of all remaining 5,050,000 Placement Agent Warrants has been reduced to $0.786 per share (note 13).

The 5,050,000 Placement Agent Warrants outstanding at June 30, 2015 have been re-valued at June 30, 2015 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility – 84.1%, risk free rate – 0.85% and a term of approximately 2.5 years.

Dividend warrants

In connection with the Reverse Acquisition (note 1), warrants that Berry issued pursuant a warrant dividend became warrants of the Company (the “Dividend Warrants”). The Dividend Warrants are exercisable at $1.25 per share until January 24, 2018. The Dividend Warrants will only be exercisable at such times as the underlying shares of common stock are registered. The Dividend Warrants will be redeemable by the Company at a price of $0.001 per Dividend Warrant at any time commencing 18 months following the date of issuance subject to the conditions that (i) the Company’s common stock has traded for twenty (20) consecutive trading days with a closing price of at least $2.50 per share and (ii) the underlying shares of common stock are registered. Subject to the conditions set forth therein, the Dividend Warrants may be redeemed by the Company upon not less than ninety (60) days nor more than ninety (90) days prior written notice.

On October 31, 2014, the Company and all of its Dividend Warrant holders entered into amendments to the Dividend Warrants such that the Company’s redemption rights and certain provisions of the Dividend Warrant agreements relating to potential cash settlement of the Dividend Warrants were removed. The Dividend Warrants were revalued to the date of the amendment on October 31, 2014 which resulted in a reclassification to equity of $975,278.

F-24

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

Warrants issued for services

During the year ended December 31, 2013, the Company issued 300,000 warrants for services. The warrants were issued on September 12, 2013 and are exercisable on a cashless basis at an exercise price of $1.76 for five years. The Company has recognized $124,020 in expense in the consolidated statement of operations.

The warrants have been measured at fair value at their issue date of June 30, 2015 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility – 76.7%, risk free rate - 1.31% and a term of approximately 3.25 years.

The Company’s derivative liability is summarized as follows:

	June 30, 2015 $	June 30, 2014 $

	(as restated)	(as restated)

Opening balance	5,111,007	18,100,327

Change in fair value of warrants	(627,433)	(11,529,498)
Change in fair value due to change in warrant terms	(23,658)	(111,179)
Reclassification to equity upon amendment of warrants	(975,278)	-
Warrants issued for services	-	124,020
Reclassification to equity upon exchange of warrants	(728,835)	-
Reclassification to equity upon exercise of warrants	(391,422)	(1,472,663)

Closing balance	2,364,381	5,111,007

8	Stockholders’ equity (deficiency)

Preferred stock

Authorized

5,000,000 preferred shares, $0.001 par value

Issued and outstanding

Special voting shares – at June 30, 2015 and 2014 – 1

Series A shares – at June 30, 2015 – 278,530 (June 30, 2014 – none)

F-25

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

Effective September 30, 2014 pursuant to the Company’s Valent Exchange Agreement (note 5), the Company filed the Series A Certificate of Designation with the Secretary of State of Nevada. Pursuant to the Series A Certificate of Designation, the Company designated 278,530 shares of preferred stock as Series A Preferred Stock. The shares of Series A Preferred Stock have a stated value of $1.00 per share (the “Stated Value”) and are not convertible into common stock. The holder of the Series A Preferred Stock will be entitled dividends at the rate of 3% of the Stated Value per year, payable quarterly in arrears. Upon any liquidation of the Company, the holder of the Series A Preferred Stock will be entitled to be paid, out of any assets of the Company available for distribution to stockholders, the Stated Value of the shares of Series A Preferred Stock held by such holder, plus any accrued but unpaid dividends thereon, prior to any payments being made with respect to the common stock.

In connection with the Exchange Agreement (note 1), on the Closing Date, the Company, Callco, Exchangeco and Computershare Trust Company of Canada (the “Trustee”) entered into a voting and exchange trust agreement (the “Trust Agreement”). Pursuant to the Trust Agreement, the Company issued one share of Special Voting Preferred Stock (the “Special Voting Share”) to the Trustee, and the parties created a trust for the Trustee to hold the Special Voting Share for the benefit of the holders of the shares of Exchangeco acquired as part of the Reverse Acquisition (the “Exchangeable Shares”) (other than the Company and any affiliated companies) (the “Beneficiaries”). Pursuant to the Trust Agreement, the Beneficiaries will have voting rights in the Company equivalent to what they would have had they received shares of common stock in the same amount as the Exchangeable Shares held by the Beneficiaries.

In connection with the Exchange Agreement and the Trust Agreement, on January 17, 2013, the Company filed a certificate of designation of Special Voting Preferred Stock (the “Special Voting Certificate of Designation”) with the Secretary of State of Nevada. Pursuant to the Special Voting Certificate of Designation, one share of the Company’s blank check preferred stock was designated as Special Voting Preferred Stock. The Special Voting Preferred Stock votes as a single class with the common stock and is entitled to a number of votes equal to the number of Exchangeable Shares of Exchangeco outstanding as of the applicable record date (i) that are not owned by the Company or any affiliated companies and (ii) as to which the holder has received voting instructions from the holders of such Exchangeable Shares in accordance with the Trust Agreement.

The Special Voting Preferred Stock is not entitled to receive any dividends or to receive any assets of the Company upon any liquidation, and is not convertible into common stock of the Company.

The voting rights of the Special Voting Preferred Stock will terminate pursuant to and in accordance with the Trust Agreement. The Special Voting Preferred Stock will be automatically cancelled at such time as the share of Special Voting Preferred Stock has no votes attached to it.

Common stock

Authorized

200,000,000 common shares, $0.001 par value

Issued and outstanding at June 30, 2015 – 39,455,931 (2014 – 35,992,343). The issued and outstanding common shares at June 30, 2015 include 4,256,042 (2014 - 7,044,583) shares of common stock on an as-exchanged basis with respect to the Exchangeable Shares (note 1).

F-26

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

a)	Shares issued for services

During the year ended June 30, 2015, the Company issued 187,000 (June 30, 2014 – 540,000) shares of common stock for services resulting in the recognition of $181,187 (June 30, 2014 - $633,500) in expense.

The total shares for services expense for the year ended June 30, 2015 of $181,187 (June 30, 2014 - $633,500) in addition to the stock option expense for the period of $186,900 (June 30, 2014 - $886,444) and warrants issued for services of $nil (2014 - $124,020) results in a total share-based payment expense of $368,087 for the year ended June 30, 2015 (June 30, 2014 - $1,643,964). This total expense has been recognized as to $36,284 (June 30, 2014 - $404,177) and $331,803 (June 30 2014 - $1,239,787) for research and development, and general and administrative respectively for the year ended June 30, 2015.

Stock options

On February 1, 2012, the Company’s Board of Directors approved its stock option plan (the “Plan”). Under the Plan the number of common shares that will be reserved for issuance to officers, directors, employees and consultants under the Plan will not exceed 7.5% of the share capital of the Company on a fully diluted basis. The requisite service period of the options ranges from six months to three years and also has a range of six months to three years contractual term.

In the event of the sale of 66 2/3% of the equity securities of the Company where equity securities include shares, warrants, stock options, and any convertible securities of the Company, any options not yet granted under the Plan shall be deemed granted to the principal founders of the Company on a pro-rata basis in accordance with their ownership of the Company on a fully-diluted basis immediately prior to the closing of such a sale.

The following table sets forth the options outstanding under the Plan as of June 30, 2015:

	Number of stock options outstanding	Weighted average exercise price

Balance – June 30, 2013	1,140,000	0.78
Granted	2,100,000	1.06
Forfeited	(52,786)	0.87

Balance – June 30, 2014	3,187,214	0.96
Granted	600,000	0.88
Cancelled	(120,000)	1.05
Forfeited	(72,214)	0.53

Balance - June 30, 2015	3,595,000	0.94

F-27

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

The following table summarizes stock options currently outstanding and exercisable at June 30, 2015:

Exercise price $	Number Outstanding at June 30, 2015	Weighted average remaining contractual life (years)	Weighted average exercise price $	Number exercisable at June 30, 2015	Exercise price $

0.40	825,000	6,63	0.40	825,000	0.40
0.74	180,000	9.60	0.74	56,389	0.74
0.80	120,000	9.75	0.80	30,000	0.80
1.00	300,000	4.25	1.00	50,000	1.00
1.05	1,870,000	8.13	1.05	1,611,250	1.05
1.54	180,000	7.75	1.54	180,000	1.54
2.30	120,000	7.92	2.30	120,000	2.30

	3,595,000		0.94	2,872,639	0.94

Included in the number of stock options outstanding are 825,000 stock options granted at an exercise price of CA$ $0.50. The exercise prices for these stock options shown in the above table have been converted to $0.40 US$ using the period ending closing exchange rate. Certain stock options have been granted to non-employees and will be revalued at each reporting date until they have fully vested.

The stock options have been valued using a Black-Scholes pricing model using the following assumptions:

	June 30, 2015	June 30, 2014
Dividend rate	0%	0%
Volatility	67% to 85%	73% to 76%
Risk-free rate	1.00% to 1.25%	1.25%
Term - years	0.5 to 2.5	0.5 to 2.5

The Company has recognized the following amounts as stock-based compensation expense for the periods noted:

	Years ended June 30,
	2015 $	2014 $

Research and development	36,284	358,177
General and administrative	150,616	528,267

	186,900	886,444

F-28

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

Of the total stock option expense of $186,900 (2014 - $886,443) for the year ended June 30, 2015, $225,214 (2014 - $979,942) has been recognized as additional paid in capital and $38,314 (2014 – a reduction of $93,498) has been recognized as a reduction to stock option liability. The aggregate intrinsic value of stock options outstanding at June 30, 2015 was $203,528 (2014 - $372,454) and the aggregate intrinsic value of stock options exercisable at June 30, 2015 was also $203,528 (2014 - $336,853). As of June 30, 2015 there was $57,335 in unrecognized compensation expense that will be recognized over the next year. No stock options granted under the Plan have been exercised to June 30 2015. Upon the exercise of stock options new shares will be issued.

A summary of the status of the Company’s unvested stock options as of June 30, 2015 under all plans is presented below:

	Number of options	Weighted average exercise price $	Weighted average grant date fair value $

Unvested at June 30, 2013	420,083	1.06	0.61
Granted	2,100,000	1.06	0.58
Vested	(1,731,616)	1.06	0.58
Forfeited	(52,786)	0.87	0.49

Unvested at June 30, 2014	735,681	0.98	0.54

Granted	600,000	0.88	0.32
Vested	(421,106)	0.94	0.48
Forfeited	(72,214)	0.53	0.36
Cancelled	(120,000)	1.05	0.57

Unvested at June 30, 2015	722,361	0.95	0.41

The aggregate intrinsic value of unvested stock options at June 30, 2015 was $0 (2014 - $35,601). The unvested stock options have a remaining weighted average contractual term of 7.24 years.

Warrants

	Number of warrants	Amount $
	(as restated)	(as restated)

Balance – June 30, 2013	950,000	153,106
Expiry of broker warrants (i)	(5,000)	(556)
Exercise of broker warrants (ii)	(8,000)	(1,099)

Balance – June 30, 2014	937,000	151,451

Expiry of broker warrants (i)	(92,000)	(12,640)
Exercise of broker warrants (iii)	(345,000)	(49,379)

Balance - June 30, 2015	500,000	89,432

i)	The Company has issued broker warrants as finder’s fees in relation to the issuance of certain securities. All of the warrants were issued on March 1, 2012 and have an exercise price of CA$0.50 per warrant. Of the total, 5,000 expired during the year ended June 30, 2014 and 92,000 expired during the year ended June 30, 2015.

F-29

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

ii)	During the year ended June 30, 2014, 8,000 broker warrants were exercised for proceeds of $3,660 (CA$4,000).

iii)	The Company has issued 345,000 warrants for investor relations services. The warrants were issued on February 1, 2012 and vested in 12 equal installments over a 12-month period commencing on March 1, 2012. The warrants have an exercise price of CA$0.50 per warrant. The 345,000 warrants were exercised during the year ended June 30, 2015 for cash proceeds of $138,000 (CA$ 172,500).

Certain of the Company’s warrants have been recognized as a derivative liability (note 7).

The following table summarizes all of the Company’s outstanding warrants as of June 30, 2015:

Description	Number

Issued for patents (i)	500,000
Investor Warrants (ii)	4,372,863
Dividend Warrants (iii)	3,250,007
Placement Agent (iv)	5,050,000
Issued for services (v)	300,000

Closing balance - June 30, 2015	13,472,870

i)	The Company issued 500,000 warrants to Valent (note 5). The warrants have an exercise price of CA$0.50 per warrant and expire February 1, 2017.

ii)	The Investor Warrants were issued as part of the Company’s $0.80 unit offering. They were issued in tranches on January 25, 2013, January 31, 2013, February 8, 2013, February 21, 2013, February 28, 2013, March 1, 2013, and March 6, 2013 respectively. Of the initial number issued of 13,125,002, 277,313 have been exercised at $0.80, 5,638,285 have been exercised at $0.65, and 2,836,541 have been exchanged on a three for one basis for 945,514 shares of common stock. As a result of the Company issuing common shares at $0.60 per share subsequent to June 30, 2015, the exercise price of all remaining 4,372,863 Investor Warrants has been reduced to $0.786 per Investor Warrant (note 13).

iii)	The Dividend Warrants are exercisable at $1.25 per share until January 24, 2018.

iv)	The Placement Agent Warrants are exercisable at $0.80 per share until March 6, 2018 but can be exercised on a cashless basis. The Placement Agent Warrants were all issued on March 6, 2013. The exercise price of the Placement Agent Warrants is subject to adjustment in the event that the Company sells common stock at a price lower than the exercise price, subject to certain exceptions. As a result of the Company issuing common shares at $0.60 per share subsequent to June 30, 2015, the exercise price of all remaining 5,050,000 Placement Agent Warrants has been reduced to $0.786 per share (note 13).

v)	The warrants are exercisable on a cashless basis at a price of $1.76 per share until September 12, 2018.

F-30

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

9	Related party transactions

During the year ended June 30, 2015

Effective September 30, 2014, the Company entered into and closed an agreement with Valent to exchange its loan with Valent for 278,530 shares of preferred stock of the Company (note 5).

Pursuant to consulting agreements with the Company’s officers the Company recognized a total of $505,000 in compensation expense for the year ended June 30, 2015.

Included in accounts payable at June 30, 2015 is an aggregate amount of $90,820 owed to the Company’s officers and directors for fees and expenses. The Company pays related party payables incurred for fees and expenses under normal commercial terms.

The Company recognized $119,417 in directors’ fees during the year ended June 30, 2015.

During the year ended June 30, 2014

Pursuant to consulting agreements with the Company’s officers the Company recognized a total of $425,845 in compensation expense for the year ended June 30, 2014.

The Company recognized $77,833 in directors’ fees during the year ended June 30, 2014.

10	Current and future income taxes

The Company has the following non-capital losses available to reduce taxable income of future years:

Expiry date	$

2029	65,450
2030	1,043,923
2031	1,132,631
2033	3,913,138
2034	5,417,455
2035	2,843,797

F-31

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

Significant components of the Company’s future tax assets are shown below:

	June 30, 2015 $	June 30, 2014 $

Non-capital losses carried forward	4,342,685	2,686,530
Financing costs	10,565	7,737
Scientific research and development	183,913	144,235

	4,537,163	2,838,502
Valuation allowance	(4,537,163)	(2,838,502)

Net future tax assets	-	-

The income tax benefit of these tax attributes has not been recorded in these consolidated financial statements because of the uncertainty of their recovery.

The Company’s effective income tax rate differs from the statutory income tax rate of 34% (2014 - 34%).

The differences arise from the following items:

	June 30, 2015 $	June 30, 2014 $

Tax recovery at statutory income tax rates	(1,630,650)	(989,430)
Permanent differences	(49,820)	110,113
Effect of rate differentials between jurisdictions	327,485	149,219
Other	(4,783)	(8,713)
Change in valuation allowance	1,357,768	738,811

	-	-

11	Commitments and contingencies

Office lease

The Company currently rents its offices pursuant to a one-year lease that commenced on May 27, 2015 at a rate of $3,082 (CA$3,850) per month. During the year ended June 30, 2015, the Company recorded $29,429 as rent expense (2014 - $23,850).

F-32

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

12	Financial risk management

Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company’s income or valuation of its financial instruments.

The Company is exposed to financial risk related to fluctuation of foreign exchange rates. Foreign currency risk is limited to the portion of the Company’s business transactions denominated in currencies other than the United Sates dollar, primarily general and administrative expenses incurred in Canadian dollars. The Company believes that the results of operations, financial position and cash flows would be affected by a sudden change in foreign exchange rates, but would not impair or enhance its ability to pay its Canadian dollar accounts payable. The Company manages foreign exchange risk by converting its US$ to CA$ as needed. The Company maintains the majority of its cash in US$. As at June 30, 2015, Canadian dollar denominated accounts payable and accrued liabilities exposure in US$ totaled $217,423.

a)	Foreign exchange risk

Foreign exchange risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. If foreign exchange rates were to fluctuate within +/-10% of the closing rate at year-end, the maximum exposure is $21,742.

Balances in foreign currencies at June 30, 2015 and 2014 are as follows:

	June 30, 2015 balances CA$	June 30, 2014 balances CA$

Trade payables	201,169	136,825
Cash	88,205	65,513

b)	Interest rate risk

The Company is subject to interest rate risk on its cash and cash equivalents and believes that the results of operations, financial position and cash flows would not be significantly affected by a sudden change in market interest rates relative to the investment interest rates due to the short-term nature of the investments. As at June 30, 2015, cash and cash equivalents held in Canadian dollar accounts or short-term investments were $70,618. The Company’s cash balance currently earns interest at standard bank rates. If interest rates were to fluctuate within +/-10% of the closing rate at year end the impact of the Company’s interest bearing accounts will be not be significant.

The only financial instruments that expose the Company to interest rate risk are its cash and cash equivalents.

F-33

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in raising funds to meet cash flow requirements associated with financial instruments. The Company continues to manage its liquidity risk based on the outflows experienced for the period ended June 30, 2015 and is undertaking efforts to conserve cash resources wherever possible. The maximum exposure of the Company’s liquidity risk is $853,084 at June 30, 2015 (note 1).

Credit risk

Credit risk arises from cash and cash equivalents, deposits with banks and financial institutions, as well as outstanding receivables. The Company limits its exposure to credit risk, with respect to cash and cash equivalents, by placing them with high quality credit financial institutions. The Company’s cash equivalents consist primarily of operating funds with commercial banks. Of the amounts with financial institutions on deposit, the following table summarizes the amounts at risk should the financial institutions with which the deposits are held cease trading:

The maximum exposure of the Company’s credit risk is $25,831 at June 30, 2015.

Cash and cash equivalents $	Insured amount $	Non-insured amount $

1,754,433	70,618	1,683,815

Concentration of credit risk

Financial instruments that subject the Company to credit risk consist primarily of cash and cash equivalents. The Company places its cash and cash equivalents in accredited financial institutions and therefore the Company’s management believes these funds are subject to minimal credit risk. The Company has no significant off-balance sheet concentrations of credit risk such as foreign currency exchange contracts, option contracts or other hedging arrangements.

13	Subsequent events

Issuance of common shares and warrants

On July 15, 2015 the Company’s Registration Statement on Form S-1 relating to a public offering by the Company of common stock and common stock purchase warrants (the “Offering”) was declared effective by the Securities and Exchange Commission. Pursuant to the Offering, the Company issued 4,277,667 shares of common stock at $0.60 per share and 4,277,667 warrants (the “Offering Warrants”) to purchase shares of common stock at $0.001 per warrant for total gross proceeds of $2,566,660. The Offering Warrants are exercisable at $0.75 per share for a period of five years until they expire on July 31, 2020.

F-34

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

The Company engaged certain placement agents for the sale of a portion of the shares and Offering Warrants. Under the Company’s engagement agreements with these placement agents, the Company agreed to pay up to a 7% cash commission and issue warrants to purchase shares of common stock (the “Agent Warrants”) up to the number of shares of our common stock equal to 5% of the aggregate number of shares sold in the Offering by such placement agent. Pursuant to the placement agent agreements the Company paid a total cash commission of $80,575 and issued 93,908 Agent Warrants. The Agent Warrants are exercisable at a per share price equal to $0.75 during the five-year period commencing six months from the effective date of the Offering, which period shall not extend further than five years from the effective date of the Offering. Therefore, all Agent Warrants expire on July 15, 2020.

In addition to the cash commission of $80,575 the Company also incurred additional issue and closing costs of approximately $565,000 (including costs deferred at June 30, 2015 of $550,119) resulting in net cash proceeds of approximately $1,921,085.

The exercise price of the Investor Warrants (note 7) issued by the Company during the period ended June 30, 2013 is subject to adjustment in the event that the Company sells common stock at a price lower than the exercise price, subject to certain exceptions. As a result of the Offering, the exercise price of the 4,372,863 Investor Warrants currently outstanding, was reduced to $0.786 per share.

Warrants for services

Subsequent to June 30, 2015, the Company issued 60,000 warrants to purchase common stock for services. These warrants vest in tranches of 20,000 warrants each on November 30, 2015, December 31, 2015, and January 31, 2016 and are exercisable commencing January 1, 2016 at $0.75 until they expire on July 15, 2020.

Stock options

Subsequent to June 30, 2015, the Company cancelled 50,000 stock options exercisable at $1.05.

14	Quarterly information (unaudited)

As described in Note 2 to the Consolidated Financial Statements, we have restated our historical consolidated financial statements for the previously issued years ended June 30, 2015 and June 30, 2014 and consolidated financial statements for each of the quarters in the years then ended as well as the quarters ended March 31, 2013 and June 30, 2013.

F-35

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

The following quarterly financial information reflects the impacts of the restatement adjustments relating to the change in fair value of the derivative liability, net loss, loss per share, derivative liability, warrants, additional paid in capital, and deficit for the quarters ended March 31, 2013, June 30, 2013, September 30, 2013, December 31, 2013, March 31, 2014, September 30, 2014, December 31, 2014, and March 31, 2015.

	March 31, 2013 (unaudited)
	As previously reported $	Restatement adjustments $	As restated $

Assets

Current assets
Cash and cash equivalents	7,532,835	-	7,532,835
Taxes and other receivables	76,894	-	76,894
Prepaid expenses	83,530	-	83,530

	7,693,259	-	7,693,259

Liabilities

Current liabilities
Accounts payable and accrued liabilities	578,893	-	578,893
Related party payables	296,059	-	296,059

	874,952	-	874,952

Loan payable to Valent	266,307	-	266,307

Stock option liability	183,499	-	183,499

Derivative liability	8,387,626	3,736,320	12,123,946

	9,712,384	3,736,320	13,448,704

Stockholders’ Equity (Deficiency)

Preferred stock
Authorized
5,000,000 shares, $0.001 par value
1 share outstanding as of March 31, 2013	-	-	-

Common stock
Authorized
200,000,000 shares, $0.001 par value
Issued and outstanding
30,635,009 at March 31, 2013	30,635	-	30,635

Additional paid-in capital	6,466,498	-	6,466,498

Warrants	6,441,700	(6,288,594)	153,106

Accumulated deficit	(14,979,136)	2,552,274	(12,426,862)

Accumulated other comprehensive income	21,178	-	21,178

	(2,019,125)	(3,736,320)	(5,755,445)

	7,693,259	-	7,693,259

F-36

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

	March 31, 2013 (unaudited)
	As previously reported $	Restatement adjustment $	As restated $

Expenses
Research and development	631,947	-	631,947
General and administrative	920,377	-	920,377

	1,552,324	-	1,552,324

Other (income) loss
Change in fair value of derivative liability	2,543,574	(2,552,274)	(8,700)
Issuance of shares to Valent for future royalty reduction	598,000	-	598,000
Derivative issue costs	2,713,220	-	2,713,220
Foreign exchange (gain) loss	(3,754)	-	(3,754)
Interest expense	1,955	-	1,955

	5,852,995	(2,552,274)	3,300,721

Net and comprehensive loss for the period	7,405,319	(2,552,274)	4,853,045

Basic and diluted loss per share	0.30	(0.10)	0.20

Weighted average number of shares	24,316,325	-	24,316,325

F-37

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

	June 30, 2013 (unaudited)
	As previously reported $	Restatement adjustments $	As restated $

Assets

Current assets
Cash and cash equivalents	6,282,992	-	6,282,992
Taxes and other receivables	16,894	-	16,894
Prepaid expenses	221,262	-	221,262
Deferred costs	-	-	-

	6,521,148	-	6,521,148

Liabilities

Current liabilities
Accounts payable and accrued liabilities	431,227	-	431,227
Related party payables	236,462	-	236,462

	667,689	-	667,689

Loan payable to Valent	268,299	-	268,299

Stock option liability	311,257	-	311,257

Derivative liability	12,986,827	5,113,500	18,100,327

	14,234,072	5,113,500	19,347,572

Stockholders’ Equity (Deficiency)

Preferred stock
Authorized
5,000,000 shares, $0.001 par value
1 share outstanding as of June 30, 2013	-	-	-

Common stock
Authorized
200,000,000 shares, $0.001 par value
Issued and outstanding
31,150,009 at June 30, 2013	31,150	-	31,150

Additional paid-in capital	7,585,810	-	7,585,810

Warrants	6,441,700	(6,288,594)	153,106

Accumulated deficit	(21,792,762)	1,175,094	(20,617,668)

Accumulated other comprehensive income	21,178	-	21,178

	(7,712,924)	(5,113,500)	(12,826,424)

	6,521,148	-	6,521,148

F-38

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

	June 30, 2013 (unaudited)
	As previously reported $	Restatement adjustment $	As restated $

Expenses
Research and development	584,412	-	584,412
General and administrative	1,654,380	-	1,654,380

	2,238,792	-	2,238,792

Other (income) loss
Change in fair value of derivative liability	4,599,201	1,377,180	5,976,381
Issuance of shares to Valent for future royalty reduction	-	-	-
Derivative issuance costs	-	-	-
Foreign exchange (gain) loss	(25,179)	-	(25,179)
Interest expense	1,992	-	1,992
Interest income	(1,180)	-	(1,180)

	4,574,834	1,377,180	5,952,014

Net and comprehensive loss for the period	6,813,626	1,377,180	8,190,806

Basic and diluted loss per share	0.22	0.04	0.26

Weighted average number of shares	30,974,569	-	30,974,569

F-39

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

	September 30, 2013 (unaudited)
	As previously reported $	Restatement adjustments $	As restated $

Assets

Current assets
Cash and cash equivalents	5,170,812	-	5,170,812
Taxes and other receivables	11,755	-	11,755
Prepaid expenses	210,469	-	210,469

	5,393,036	-	5,393,036

Liabilities

Current liabilities
Accounts payable and accrued liabilities	210,608	-	210,608
Related party payables	217,151	-	217,151

	427,759	-	427,759

Loan payable to Valent	270,328	-	270,328

Stock option liability	208,776	-	208,776

Derivative liability	4,790,468	2,081,055	6,871,523

	5,697,331	2,081,055	7,778,386

Stockholders’ Equity (Deficiency)

Preferred stock
Authorized
5,000,000 shares, $0.001 par value
1 share outstanding as of September 30, 2013	-	-	-

Common stock
Authorized
200,000,000 shares, $0.001 par value
Issued and outstanding
31,519,819 at September 30, 2013	31,520	-	31,520

Additional paid-in capital	8,439,437	(136,800)	8,302,637

Warrants	6,202,100	(6,048,994)	153,106

Accumulated deficit	(14,998,530)	4,104,739	(10,893,791)

Accumulated other comprehensive income	21,178	-	21,178

	(304,295)	(2,081,055)	(2,385,350)

	5,393,036	-	5,393,036

F-40

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

	September 30, 2013 (unaudited)
	As previously reported $	Restatement adjustment $	As restated $

Expenses
Research and development	560,235	-	560,235
General and administrative	741,368	-	741,368

	1,301,603	-	1,301,603

Other (income) loss
Change in fair value of derivative liability	(8,094,339)	(2,929,646)	(11,023,985)
Issuance of shares to Valent for future royalty reduction	-	-	-
Derivative issuance costs	-	-	-
Foreign exchange (gain) loss	(2,834)	-	(2,834)
Interest expense	2,029	-	2,029
Interest income	(691)	-	(691)

	(8,095,835)	(2,929,646)	(11,025,481)

Net and comprehensive income for the period	(6,794,232)	(2,929,646)	(9,723,878)

Basic income per share	(0.22)	(0.09)	(0.31)
Diluted income per share	(0.02)	-	(0.02)

Basic weighted average number of shares	31,430,566	-	31,430,566
Diluted weighted average number of shares	41,671,789	-	41,671,789

F-41

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

	December 31, 2013 (unaudited)
	As previously reported $	Restatement adjustments $	As restated $

Assets

Current assets
Cash and cash equivalents	4,136,803	-	4,136,803
Taxes and other receivables	11,062	-	11,062
Prepaid expenses	170,883	-	170,883

	4,318,748	-	4,318,748

Liabilities

Current liabilities
Accounts payable and accrued liabilities	140,457	-	140,457
Related party payables	109,030	-	109,030

	249,487	-	249,487

Loan payable to Valent	272,372	-	272,372

Stock option liability	212,561	-	212,561

Derivative liability	4,402,306	1,855,370	6,257,676

	5,136,726	1,855,370	6,992,096

Stockholders’ Equity (Deficiency)

Preferred stock
Authorized
5,000,000 shares, $0.001 par value
1 share outstanding at December 31, 2013	-	-	-

Common stock
Authorized
200,000,000 shares, $0.001 par value
31,534,819 Issued at December 31, 2013	31,535	-	31,535

Additional paid-in capital	8,791,715	(136,800)	8,654,915

Warrants	6,202,100	(6,048,994)	153,106

Accumulated deficit	(15,864,506)	4,330,424	(11,534,082)

Accumulated other comprehensive income	21,178	-	21,178

	(817,978)	(1,855,370)	(2,673,348)

	4,318,748	-	4,318,748

F-42

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

	December 31, 2013 (unaudited)
	As previously reported $	Restatement adjustment $	As restated $

Expenses
Research and development	566,060	-	566,060
General and administrative	636,182	-	636,182

	1,202,242	-	1,202,242

Other (income) loss
Change in fair value of derivative liability	(372,487)	(225,685)	(598,172)
Foreign exchange (gain) loss	34,797	-	34,797
Interest expense	2,044	-	2,044
Interest income	(620)	-	(620)

	(336,266)	(225,685)	(561,951)

Net and comprehensive loss for the period	865,976	(225,685)	640,291

Basic and diluted loss per share	0.03	(0.01)	0.02

Weighted average number of shares	31,523,732	-	31,523,732

F-43

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

	March 31, 2014 (unaudited)
	As previously reported $	Restatement adjustments $	As restated $

Assets

Current assets
Cash and cash equivalents	3,474,150	-	3,474,150
Taxes and other receivables	10,419	-	10,419
Prepaid expenses	269,584	-	269,584

	3,754,153	-	3,754,153

Liabilities

Current liabilities
Accounts payable and accrued liabilities	404,413	-	404,413
Related party payables	35,798	-	35,798

	440,211	-	440,211

Loan payable to Valent	274,387	-	274,387

Stock option liability	241,863	-	241,863

Derivative liability	5,857,991	2,530,555	8,388,546

	6,814,452	2,530,555	9,345,007

Stockholders’ Equity (Deficiency)

Preferred stock
Authorized
5,000,000 shares, $0.001 par value
1 share outstanding at March 31, 2014
	-	-	-
Common stock
Authorized
200,000,000 shares, $0.001 par value
Issued and outstanding
32,082,132 at March 31, 2014	32,082	-	32,082

Additional paid-in capital	9,748,010	(136,800)	9,611,210

Warrants	6,201,544	(6,048,994)	152,550

Accumulated deficit	(19,063,113)	3,655,239	(15,407,874)

Accumulated other comprehensive income	21,178	-	21,178

	(3,060,299)	(2,530,555)	(5,590,854)

	3,754,153	-	3,754,153

F-44

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

	March 31, 2014 (unaudited)
	As previously reported $	Restatement adjustment $	As restated $

Expenses
Research and development	618,869	-	618,869
General and administrative	966,923	-	966,923

	1,585,792	-	1,585,792

Other (income) loss
Change in fair value of derivative liability	1,599,349	675,185	2,274,534
Issuance of shares to Valent for future royalty reduction	-	-	-
Derivative issuance costs	-	-	-
Foreign exchange (gain) loss	11,947	-	11,947
Interest expense	2,015	-	2,015
Interest income	(496)	-	(496)

	1,612,815	675,185	2,288,000

Net and comprehensive loss for the period	3,198,607	675,185	3,873,792

Basic and diluted loss per share	0.10	0.02	0.12

Weighted average number of shares	31,659,791	-	31,659,791

F-45

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

	September 30, 2014 (unaudited)
	As previously reported $	Restatement adjustments $	As restated $

Assets

Current assets
Cash and cash equivalents	4,315,746	-	4,315,746
Taxes and other receivables	19,340	-	19,340
Prepaid expenses	162,246	-	162,246

	4,497,332	-	4,497,332

Liabilities

Current liabilities
Accounts payable and accrued liabilities	293,989	-	293,989
Related party payables	41,674	-	41,674

	335,663	-	335,663

Loan payable to Valent	-	-	-

Stock option liability	182,065	-	182,065

Derivative liability	3,458,662	1,976,015	5,434,677

	3,976,390	1,976,015	5,952,405

Stockholders’ Equity (Deficiency)

Preferred stock
Authorized
5,000,000 shares, $0.001 par value
Issued and outstanding
278,530 Series A shares at September 30, 2014	278,530	-	278,530
1 special voting share at September 30, 2014
	-	-	-
Common stock
Authorized
200,000,000 shares, $0.001 par value
Issued and outstanding
36,842,070 at September 30, 2014	36,842	-	36,842

Additional paid-in capital	13,982,362	(136,800)	13,845,562

Warrants	6,187,805	(6,048,994)	138,811

Accumulated deficit	(19,985,775)	4,209,779	(15,775,996)

Accumulated other comprehensive income	21,178	-	21,178

	520,942	(1,976,015)	(1,455,073)

	4,497,332	-	4,497,332

F-46

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

	September 30, 2014 (unaudited)
	As previously reported $	Restatement adjustment $	As restated $

Expenses
Research and development	671,627	-	671,627
General and administrative	445,000	-	445,000

	1,116,627	-	1,116,627

Other (income) loss
Change in fair value of derivative liability	368,594	194,375	562,969
Change in fair value of derivative liability due to change in warrant terms	(167,190)	-	(167,190)
Foreign exchange (gain) loss	2,391	-	2,391
Interest expense	2,091	-	2,091
Interest income	(152)	-	(152)

	205,734	194,375	400,109

Net and comprehensive loss for the period	1,322,361	194,375	1,516,736

Basic and diluted loss per share	0.04	-	0.04

Weighted average number of shares	36,451,014	-	36,451,014

F-47

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

	December 31, 2014 (unaudited)
	As previously reported $	Restatement adjustments $	As restated $

Assets

Current assets
Cash and cash equivalents	3,958,439	-	3,958,439
Taxes and other receivables	14,082	-	14,082
Prepaid expenses	155,857	-	155,857

	4,128,378	-	4,128,378

Liabilities

Current liabilities
Accounts payable and accrued liabilities	256,527	-	256,527
Related party payables	37,659	-	37,659

	294,186	-	294,186

Loan payable to Valent	-	-	-

Stock option liability	180,350	-	180,350

Derivative liability	1,567,291	1,518,889	3,086,180

	2,041,827	1,518,889	3,560,716

Stockholders’ Equity (Deficiency)

Preferred stock
Authorized
5,000,000 shares, $0.001 par value
Issued and outstanding
278,530 Series A shares at December 31, 2014	278,530	-	278,530
1 special voting share at December 31, 2014	-	-	-

Common stock
Authorized
200,000,000 shares, $0.001 par value
Issued and outstanding
38,580,306 at December 31, 2014	38,580		38,580

Additional paid-in capital	16,625,081	(136,800)	16,488,281

Warrants	6,187,805	(6,048,994)	138,811

Accumulated deficit	(21,064,623)	4,666,905	(16,397,718)

Accumulated other comprehensive income	21,178	-	21,178

	2,086,551	(1,518,889)	567,662

	4,128,378	-	4,128,378

F-48

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

	December 31, 2014 (unaudited)
	As previously reported $	Restatement adjustment $	As restated $

Expenses
Research and development	612,169	-	612,169
General and administrative	656,229	-	656,229

	1,268,398	-	1,268,398

Other (income) loss
Change in fair value of derivative liability	(435,200)	(457,126)	(892,326)
Change in fair value of derivative liability due to change in warrant terms	143,532	-	143,532
Loss on exchange of warrants	92,843	-	92,843
Foreign exchange (gain) loss	7,295	-	7,295
Interest expense	-	-	-
Interest income	(109)	-	(109)

	(191,639)	(457,126)	(648,765)

Net and comprehensive loss for the period	1,076,759	(457,126)	619,633

Basic and diluted loss per share	0.03	(0.01)	0.02

Basic weighted average number of shares	37,798,183	-	37,798,183

F-49

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

	March 31, 2015 (unaudited)
	As previously reported $	Restatement adjustments $	As restated $

Assets

Current assets
Cash and cash equivalents	3,006,598	-	3,006,598
Taxes and other receivables	49,044	-	49,044
Prepaid expenses	357,639	-	357,639

	3,413,281	-	3,413,281

Liabilities

Current liabilities
Accounts payable and accrued liabilities	486,175	-	486,175
Related party payables	43,503	-	43,503

	529,678	-	529,678

Loan payable to Valent	-	-	-

Stock option liability	179,445	-	179,445

Derivative liability	1,487,137	1,956,471	3,443,608

	2,196,260	1,956,471	4,152,731

Stockholders’ Equity (Deficiency)

Preferred stock
Authorized
5,000,000 shares, $0.001 par value
Issued and outstanding
278,530 Series A shares at March 31, 2015	278,530	-	278,530
1 special voting share at March 31, 2015	-	-	-

Common stock
Authorized
200,000,000 shares, $0.001 par value
Issued and outstanding
39,455,931 at March 31, 2015	39,456	-	39,456

Additional paid-in capital	17,455,279	(136,800)	17,318,479

Warrants	6,138,426	(6,048,994)	89,432

Accumulated deficit	(22,715,848)	4,229,323	(18,486,525)

Accumulated other comprehensive income	21,178	-	21,178

	1,217,021	(1,956,471)	(739,450)

	3,413,281	-	3,413,281

F-50

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

June 30, 2015

(in US dollars unless otherwise noted)

	March 31, 2015 (unaudited)
	As previously reported $	Restatement adjustment $	As restated $

Expenses
Research and development	641,839	-	641,839
General and administrative	500,753	-	500,753

	1,142,592	-	1,142,592

Other (income) loss
Change in fair value of derivative liability	343,569	437,583	781,152
Change in fair value of derivative liability due to change in warrant terms	-	-	-
Loss on exchange of warrants	156,219	-	156,219
Foreign exchange (gain) loss	6,826	-	6,826
Interest expense	-	-	-
Interest income	(70)	-	(70)

	506,544	437,583	944,127

Net and comprehensive loss for the period	1,649,136	437,583	2,086,719

Basic and diluted loss per share	0.04	0.01	0.05

Weighted average number of shares	38,976,827	-	38,976,827

F-51

DelMar Pharmaceuticals, Inc.

Consolidated Condensed Interim Financial Statements

(Unaudited)

For the three months ended September 30, 2015

(expressed in US dollars unless otherwise noted)

F-52

DelMar Pharmaceuticals, Inc.

Consolidated Condensed Interim Balance Sheets

(Unaudited)

(expressed in US dollars unless otherwise noted)

	Note	September 30, 2015 $	June 30, 2015 $
			As Restated
Assets
Current assets
Cash and cash equivalents		2,804,096	1,754,433
Taxes and other receivables		35,732	25,831
Prepaid expenses		191,633	245,038
Deferred costs		-	550,119
		3,031,461	2,575,421

Liabilities
Current liabilities
Accounts payable and accrued liabilities		372,763	762,265
Related party payables	5	38,774	90,820
		411,537	853,085

Stock option liability		179,445	179,445
Derivative liability	6	2,954,986	2,364,381
		3,545,968	3,396,911

Stockholders’ accumulated deficit
Preferred stock
Authorized
5,000,000 shares, $0.001 par value
Issued and outstanding
278,530 Series A shares at September 30, 2015 (June 30, 2015 – 278,530)	4	278,530	278,530
1 special voting share at September 30, 2015 (June 30, 2015 – 1)		-	-

Common stock
Authorized
200,000,000 shares, $0.001 par value
43,733,598 issued at September 30, 2015 (June 30, 2015 – 39,455,931)	7	43,734	39,456
Additional paid-in capital	7	18,601,567	17,363,208
Warrants	7	777,255	89,432
Accumulated deficit		(20,236,771)	(18,613,294)
Accumulated other comprehensive income		21,178	21,178
		(514,507)	(821,490)
		3,031,461	2,575,421

Going concern, nature of operations, and corporate history (note 1)

Restatement of previously issued financial statements (note 2)

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

F-53

DelMar Pharmaceuticals, Inc.

Consolidated Condensed Interim Statement of Loss and Comprehensive Loss

(Unaudited)

(expressed in US dollars unless otherwise noted)

		Three months ended
		September 30,
	Note	2015 $	2014 $
			(As Restated)
Expenses
Research and development		603,845	671,627
General and administrative		474,025	445,000

		1,077,870	1,116,627

Other loss (income)
Change in fair value of derivative liability	6	539,446	562,969
Change in fair value of derivative liability due to change in warrant terms	6	21,565	(167,190)
Foreign exchange loss (gain)		(17,473)	2,391
Interest expense		-	2,091
Interest income		(20)	(152)

		543,518	400,109

Net and comprehensive loss for the period		1,621,388	1,516,736

Basic loss per share		0.04	0.04

Basic weighted average number of shares		42,481,875	36,451,014

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

F-54

DelMar Pharmaceuticals, Inc.

Consolidated Condensed Interim Statement of Cash Flows

(Unaudited)

(expressed in US dollars unless otherwise noted)

	Three months ended September 30,
	2015 $	2014 $
		As Restated
Cash flows from operating activities
Loss for the period	(1,621,388)	(1,516,736)
Items not affecting cash
Accrued interest	-	2,091
Change in fair value of derivative liability	539,446	562,969
Change in fair value of derivative liability due to change in warrant terms	21,565	(167,190)
Warrants issued for services	6,654	-
Share-based compensation	39,906	48,940
	(1,013,817)	(1,069,926)
Changes in non-cash working capital
Taxes and other receivables	(9,901)	(9,768)
Prepaid expenses	63,385	72,381
Accounts payable and accrued liabilities	(389,502)	49,083
Related party payables	(52,046)	(13,286)
	(388,064)	98,410
	(1,401,881)	(971,516)
Cash flows from financing activities
Net proceeds from issuance of shares and warrants	2,453,633	-
Series A preferred stock dividend	(2,089)	-
Net proceeds from the exercise of warrants	-	527,551
	2,451,544	527,551

Increase (decrease) in cash and cash equivalents	1,049,663	(443,965)
Cash and cash equivalents - beginning of period	1,754,433	4,759,711
Cash and cash equivalents - end of period	2,804,096	4,315,746

Supplementary information
Issuance of preferred shares for the settlement of the loan payable to Valent (note 4)	-	278,530
Reclassification of derivative liability upon the exercise of investor warrants (note 6)	-	72,109
Reclassification of stock option liability upon the forfeiture of stock options	-	38,038
Deferred costs recognized as equity issue costs	550,119	-

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

F-55

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2015

(expressed in US dollars unless otherwise noted)

1	Going concern, nature of operations, and corporate history

Going concern

These financial statements have been prepared on a going concern basis which assumes that DelMar Pharmaceuticals, Inc. (“the Company”) will continue its operations for the foreseeable future and contemplates the realization of assets and the settlement of liabilities in the normal course of business.

For the three months ended September 30, 2015 the Company reported a net loss of $1,621,388 and for the fiscal year ended June 30, 2015, the Company reported a loss of $4,347,767. The Company also reported negative cash flows from operations of $1,401,881 for the three months ended September 30, 2015 and an accumulated deficit of $20,236,771 at that date. As at September 30, 2015, the Company has cash and cash equivalents on hand of $2,804,096 and a working capital balance of $2,619,924. The Company has not begun to generate revenues from its product candidate and the Company does not have the prospect of achieving revenues in the near future. The Company will require additional funding to maintain its research and development projects and for general operations. These circumstances indicate the existence of a material uncertainty that casts substantial doubt as to the ability of the Company to meet its obligations as they come due.

Consequently, management is pursuing various financing alternatives to fund the Company’s operations so it can continue as a going concern. During the quarter ended September 30, 2015 the Company received gross proceeds of $2,566,660 from a public offering of common stock and common stock purchase warrants (note 7). However, the net proceeds from this financing are not enough to fund all of the Company’s planned activities. Management plans to secure the necessary additional financing through the issue of new equity and/or the entering into of strategic partnership arrangements. Nevertheless, there is no assurance that these initiatives will be successful.

These financial statements do not give effect to any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.

Nature of operations.

The Company is a clinical stage drug development company with a focus on the treatment of cancer.   We are conducting clinical trials in the United States with our product candidate, VAL-083, as a potential new treatment for glioblastoma multiforme (“GBM”), the most common and aggressive form of brain cancer.  We have also acquired certain exclusive commercial rights to VAL-083 in China where it is approved as a chemotherapy for the treatment of chronic myelogenous leukemia (“CML”) and lung cancer.  In order to accelerate our development timelines and reduce technical risk, we leverage existing clinical and commercial data from a wide range of sources.  We plan to seek marketing partnerships in China in order to potentially generate future royalty revenue.

The address of the Company’s administrative offices is Suite 720 - 999 West Broadway, Vancouver, British Columbia, V5Z 1K5 with clinical operations located at 3485 Edison Way, Suite R, Menlo Park, California, 94025.

F-56

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2015

(expressed in US dollars unless otherwise noted)

Corporate history

The Company is a Nevada corporation formed on June 24, 2009 under the name Berry Only Inc. On January 25, 2013 (the “Closing Date”), the Company entered into and closed an exchange agreement (the “Exchange Agreement”), with Del Mar Pharmaceuticals (BC) Ltd. (“DelMar (BC)”), 0959454 B.C. Ltd. (“Callco”), and 0959456 B.C. Ltd. (“Exchangeco”) and the security holders of DelMar (BC). Upon completion of the Exchange Agreement, DelMar (BC) became a wholly-owned subsidiary of the Company (the “Reverse Acquisition”). As a result of the shareholders of DelMar (BC) having a controlling interest in the Company subsequent to the Reverse Acquisition, for accounting purposes the transaction is a capital transaction with DelMar (BC) being the accounting acquirer even though the legal acquirer is the Company.

DelMar Pharmaceuticals, Inc. is the parent company of DelMar (BC), a British Columbia, Canada corporation, and Callco and Exchangeco which are British Columbia, Canada corporations. Callco and Exchangeco were formed to facilitate the Reverse Acquisition.

References to the Company refer to the Company and its wholly-owned subsidiaries, DelMar (BC), Callco and Exchangeco.

2	Restatement of previously issued financial statements

In our 2015 Annual Report on Form 10-K/A, we restated our previously issued consolidated financial statements and the related disclosures for the fiscal years ended June 30, 2015 and June 30, 2014 and for each of the periods ended March 31, 2013, June 30, 2013, September 30, 2013, December 31, 2013, March 31, 2014, September 30, 2014, December 31, 2014, and March 31, 2015 (the "Restated Periods").

The restatement is the result of our corrections for the effect of financial statement errors attributable to the incorrect accounting for certain warrants issued for placement agent services issued on March 6, 2013 (the “Placement Agent Warrants”). The Placement Agent Warrants were improperly accounted for as equity instruments at the time they were issued. During the preparation of our first quarter of fiscal 2016, we discovered that the Placement Agent Warrants represented a derivative liability and should not have been recognized as equity. The exercise price of the Placement Agent Warrants is subject to adjustment in certain circumstances. The public equity financing that was completed in August 2015 resulted in the exercise price of the Placement Agent Warrants being reduced. Accordingly, we have classified the Placement Agent Warrants as a derivative liability on the Consolidated Balance Sheets at June 30, 2015 and June 30, 2014 as well as recognized the gain/loss from the revaluation of the derivative liability in the Consolidated Statement of Operations and Comprehensive Loss of the years ended June 30, 2015 and June 30, 2014. We have also reflected the cumulative impact of the fair value adjustments from March 6, 2013 to June 30, 2013 in the accumulated deficit.

The aggregate impacts of correcting the errors relating to the Placement Agent Warrants as of and for the quarter ended September 30, 2014 were as follows:

	September 30, 2014
	As previously reported $	Restatement adjustment $	As restated $

Change in fair value of derivative liability	368,594	194,375	562,969
Loss for the period	1,322,361	194,375	1,516,736
Basic and diluted loss per share	0.04	0.00	0.04

F-57

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2015

(expressed in US dollars unless otherwise noted)

	September 30, 2014
	As previously reported $	Restatement adjustment $	As restated $

Derivative liability	3,458,662	1,976,015	5,434,677
Additional paid-in capital	13,982,362	(136,800)	13,845,562
Warrants	6,187,805	(6,048,994)	138,811
Accumulated deficit	(19,985,775)	4,209,779	(15,775,996)

We assessed the impact of these errors on our previously issued financial statements and concluded that the combined impact of these errors was material to our financial statements. Consequently, we have restated the prior period financial statements identified above. All amounts in our consolidated financial statements in this Quarterly Report on Form 10-Q affected by the restatement adjustments reflect such amounts as restated.

3	Significant accounting policies

Basis of presentation

The consolidated condensed interim financial statements of the Company have been prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”) and are presented in United States dollars. The Company’s functional currency is the United States dollar.

The accompanying consolidated condensed interim financial statements include the accounts of the Company and its wholly-owned subsidiaries, DelMar BC, Callco, and Exchangeco. All intercompany balances and transactions have been eliminated.

The principal accounting policies applied in the preparation of these financial statements are set out below and have been consistently applied to all periods presented.

F-58

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2015

(expressed in US dollars unless otherwise noted)

Unaudited interim financial data

The accompanying unaudited September 30, 2015 consolidated condensed interim balance sheet, the consolidated condensed interim statements of loss and comprehensive loss for the three months ended September 30, 2015 and 2014, and consolidated condensed cash flows for the three months ended September 30, 2015 and 2014, and the related interim information contained within the notes to the consolidated condensed interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all of the information and the notes required by U.S. GAAP for complete financial statements. These consolidated condensed interim financial statements should read in conjunction with the audited financial statements of the Company as of June 30, 2015 in our amended Form 10-K/A filed with the Securities and Exchange Commission on November 16, 2015. In the opinion of management, the unaudited consolidated condensed interim financial statements reflect all adjustments, consisting of normal and recurring adjustments, necessary for the fair statement of the Company’s financial position at September 30, 2015 and results of its operations for the three months ended September 30, 2015 and 2014, and its cash flows for the three months ended September 30, 2015 and 2014. The results for three months ended September 30, 2015 are not necessarily indicative of the results to be expected for the fiscal year ending June 30, 2016 or for any other future annual or interim period.

Use of estimates

The preparation of consolidated condensed interim financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions about future events that affect the reported amounts of assets, liabilities, expenses, contingent assets and contingent liabilities as at the end or during the reporting period. Actual results could significantly differ from those estimates. Significant areas requiring management to make estimates include the derivative liability and the valuation of equity instruments issued for services. There have been no changes to the methodology used in determining these estimates from the period ended June 30, 2015.

Loss per share

Loss per share is calculated based on the weighted average number of common shares outstanding. For the three month periods ended September 30, 2015 and 2014 diluted loss per share does not differ from basic loss per share since the effect of the Company’s warrants and stock options are anti-dilutive. At September 30, 2015, potential common shares of 17,904,445 (September 30, 2014 – 17,790,758) relating to warrants and 3,545,000 (September 30, 2014 – 3,115,000) relating to stock options were excluded from the calculation of net loss per common share because their inclusion would be anti-dilutive.

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

F-59

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2015

(expressed in US dollars unless otherwise noted)

Accounting Standards Update (“ASU”) 2014-15 - Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern

The objective of the guidance is to require management to explicitly assess an entity's ability to continue as a going concern, and to provide related footnote disclosures in certain circumstances. In connection with each annual and interim period, management will assess if there is substantial doubt about an entity's ability to continue as a going concern within one year after the issuance date of an entity’s financial statements. The new standard defines substantial doubt and provides examples of indicators thereof. The definition of substantial doubt incorporates a likelihood threshold of "probable" similar to the current use of that term in U.S. GAAP for loss contingencies. The new standard will be effective for all entities in the first annual period ending after December 15, 2016 (December 31, 2016 for calendar year-end entities). Earlier application is permitted. The Company is currently assessing this standard for its impact on future reporting periods.

4	Valent Technologies, LLC

On September 30, 2014, the Company entered into an exchange agreement (the “Valent Exchange Agreement”) with Valent Technologies, LLC (“Valent”), an entity owned by Dr. Dennis Brown, the Company’s Chief Scientific Officer and director, and DelMar (BC). Pursuant to the Valent Exchange Agreement, Valent exchanged its loan payable in the outstanding amount of $278,530 (including aggregate accrued interest to September 30, 2014 of $28,530), issued to Valent by DelMar (BC), for 278,530 shares of the Company’s Series A Preferred Stock. The shares of Series A Preferred Stock have a stated value of $1.00 per share (the “Stated Value”) and are not convertible into common stock. The holder of the Series A Preferred Stock will be entitled to dividends at the rate of 3% of the Stated Value per year, payable quarterly in arrears.

For the three months ended September 30, 2015, the Company recorded $2,089 related to the dividend payable to Valent. The dividend of $2,089 has been recorded as a direct increase in accumulated deficit. For the three months ended September 30, 2014 the Company accrued $2,091 in interest expense on the loan payable.

5	Related party transactions

During the three months ended September 30, 2015

Pursuant to consulting agreements with the Company’s officers the Company recognized a total of $120,000 in compensation expense for the three months ended September 30, 2015.

Included in accounts payable at September 30, 2015 is an aggregate amount of $38,774 (June 30, 2015 - $90,820) owed to the Company’s officers and directors for fees and expenses. The Company pays related party payables incurred for fees and expenses under normal commercial terms.

The Company paid $41,750 in directors’ fees during the three months ended September 30, 2015.

The Company recorded $2,089 in dividends related to the preferred stock issued to Valent.

F-60

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2015

(expressed in US dollars unless otherwise noted)

During the three months ended September 30, 2014

Pursuant to consulting agreements with the Company’s officers the Company recognized a total of $145,000 in compensation expense for the three months ended September 30, 2014.

The Company paid $24,500 in directors’ fees during the three months ended September 30, 2014.

Accrued $2,091 in interest expense on its loan with Valent.

6	Derivative liability

The Company has issued common stock purchase warrants. Based on the terms of certain of these warrants the Company determined that the warrants were a derivative liability which is recognized at fair value at the date of the transaction and re-measured at fair value each reporting period with the changes in fair value recorded in the consolidated condensed statement of loss and comprehensive loss.

Investor Warrants

In connection with the Reverse Acquisition (note 1), during the quarter ended March 31, 2013 the Company issued units consisting of one share of common stock and one five-year warrant (the “Investor Warrants”) to purchase one share of common stock at an exercise price of $0.80. The exercise price of the Investor Warrants is subject to adjustment in the event that the Company issues common stock at a price lower than the exercise price, subject to certain exceptions. As a result of the financing completed by the Company during the current quarter (note 6) the exercise price of the Investor Warrants was reduced from $0.80 to $0.786. As a result of the price being reduced, the Company has recognized a loss of $8,098.

During the three months ended September 30, 2014 the Company concluded a tender offer whereby the holders of the Investor Warrants had the opportunity to exercise their warrants at an exercise price of $0.65. Under the tender offer, a total of 762,227 warrants were exercised for net proceeds of $470,676 after payment by the Company of a 5% warrant agent fee of $24,772. In addition, during the three months ended September 30, 2014, 87,500 warrants were exercised for 87,500 shares of common stock at an exercise price of $0.65 per warrant. The Company received proceeds of $56,875 from these exercises. As a result of all of the warrant exercises, the Company received net proceeds of $527,551 from the exercise of 849,727 warrants. The warrants that have been exercised were revalued at their exercise date and then the reclassification to equity was recorded.

The 4,372,863 Investor Warrants outstanding at September 30, 2015 all have an exercise price of $0.786 and have been re-valued at September 30, 2015 using the adjusted exercise price of $0.786 and using a probability valuation model using the following assumptions: dividend rate - 0%, volatility – 84.1%, risk free rate – 0.85% and a term of approximately 2.25 years.

F-61

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2015

(expressed in US dollars unless otherwise noted)

Placement Agent Warrants

Also in connection with the reverse acquisition (note 1), on March 6, 2013 the Company issued 5,250,000 warrants (the “Placement Agent Warrants”) that are exercisable at $0.80 per share until March 6, 2018 but can be exercised on a cashless basis. The exercise price of the Placement Agent Warrants is subject to adjustment in the event that the Company sells common stock at a price lower than the exercise price, subject to certain exceptions. As a result of the financing completed by the Company during the current quarter (note 6) the exercise price of the Placement Agent Warrants was reduced from $0.80 to $0.786. As a result of the price being reduced, the Company has recognized a loss of $13,467.

The 5,050,000 Placement Agent Warrants outstanding at September 30, 2015 all have an exercise price of $0.786 and have been re-valued at September 30, 2015 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility – 84.1%, risk free rate – 0.85% and a term of approximately 2.25 years.

2015 Agent Warrants

As part of the Company’s financing completed during the quarter ended September 30, 2015 (note 7), the Company issued 93,908 warrants to certain placement agents (“2015 Agent Warrants”). The 2015 Agent Warrants are exercisable at a per share price equal to $0.75 during the five-year period commencing six months from the effective date of the Offering, which period shall not extend further than five years from the effective date of the Offering. Therefore, all 2015 Agent Warrants expire on July 15, 2020.

The 93,908 2015 Agent Warrants outstanding at September 30, 2015 have been re-valued at September 30, 2015 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility – 80.6%, risk free rate – 1.35% and a term of approximately 5.0 years.

Warrants issued for services

The Company has issued 300,000 warrants for services. The warrants were issued on September 12, 2013 and are exercisable on a cashless basis at an exercise price of $1.76 for five years. The warrants have been measured at September 30, 2015 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility – 84.2%, risk free rate – 0.97% and a term of approximately 3.0 years.

F-62

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2015

(expressed in US dollars unless otherwise noted)

The Company’s derivative liability is summarized as follows:

	September 30, 2015 $	June 30, 2015 $
		(as restated)
Opening balance	2,364,381	5,111,007

Issuance of 2015 Agent Warrants	29,594	-
Change in fair value of warrants	539,446	(627,433)
Change in fair value due to change in warrant terms	21,565	(23,658)
Reclassification to equity upon amendment of warrants	-	(975,278)
Reclassification to equity upon exchange of warrants	-	(728,835)
Reclassification to equity upon exercise of warrants	-	(391,422)

Closing balance	2,954,986	2,364,381

7	Stockholders’ equity

Preferred stock

Authorized

5,000,000 preferred shares, $0.001 par value

Issued and outstanding

Special voting shares – at September 30, 2015 – 1 (June 30, 2015 – 1)

Series A shares – at September 30, 2015 – 278,530 (June 30, 2015 – 278,530)

Effective September 30, 2014 pursuant to the Company’s Valent Exchange Agreement (note 4), the Company filed the Series A Certificate of Designation with the Secretary of State of Nevada. Pursuant to the Series A Certificate of Designation, the Company designated 278,530 shares of preferred stock as Series A Preferred Stock. The shares of Series A Preferred Stock have a stated value of $1.00 per share (the “Stated Value”) and are not convertible into common stock. The holder of the Series A Preferred Stock will be entitled dividends at the rate of 3% of the Stated Value per year, payable quarterly in arrears. Upon any liquidation of the Company, the holder of the Series A Preferred Stock will be entitled to be paid, out of any assets of the Company available for distribution to stockholders, the Stated Value of the shares of Series A Preferred Stock held by such holder, plus any accrued but unpaid dividends thereon, prior to any payments being made with respect to the common stock.

Common stock

Authorized

200,000,000 common shares, $0.001 par value

F-63

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2015

(expressed in US dollars unless otherwise noted)

Issued and outstanding

September 30, 2015 – 43,733,598 (June 30, 2015 – 39,455,931)

The issued and outstanding common shares at September 30, 2015 include 4,256,042 shares of common stock on an as-exchanged basis with respect to the shares of Exchangeco that can be exchanged for shares of common stock of the Company.

	Shares of common stock outstanding	Common stock	Additional paid-in capital	Warrants

Balance – June 30, 2015 – as previously reported	39,455,931	39,456	17,500,008	6,138,426
Restatement adjustments	-	-	(136,800)	(6,048,994)
Balance – June 30, 2015 – as restated	39,455,931	39,456	17,363,208	89,432

Issuance of shares and warrants – net of issue costs	4,277,667	4,278	1,198,453	671,189
Warrants issued for services	-	-	-	16,634
Stock-based compensation	-	-	39,906	-

Balance – September 30, 2015	43,733,598	43,734	18,601,567	777,255

On July 15, 2015 the Company’s Registration Statement on Form S-1 relating to a public offering by the Company of common stock and common stock purchase warrants (the “Offering”) was declared effective by the Securities and Exchange Commission. Pursuant to the Offering, the Company issued 4,277,667 shares of common stock at $0.60 per share and 4,277,667 warrants (the “2015 Offering Warrants”) to purchase shares of common stock at $0.001 per warrant for total gross proceeds of $2,566,660. The 2015 Offering Warrants are exercisable at $0.75 per share for a period of five years until they expire on July 31, 2020.

The Company engaged certain placement agents for the sale of a portion of the shares and 2015 Offering Warrants. Under the Company’s engagement agreements with these placement agents, the Company agreed to pay up to a 7% cash commission and issue warrants to purchase shares of common stock (the “2015 Agent Warrants”) up to the number of shares of our common stock equal to 5% of the aggregate number of shares sold in the Offering by such placement agent. Pursuant to the placement agent agreements the Company paid a total cash commission of $80,575 and issued 93,908 2015 Agent Warrants (note 6). The 2015 Agent Warrants are exercisable at a per share price equal to $0.75 during the five-year period commencing six months from the effective date of the Offering, which period shall not extend further than five years from the effective date of the 2015 Offering. Therefore, all 2015 Agent Warrants expire on July 15, 2020.

In addition to the cash commission of $80,575 the Company also incurred additional cash issue and closing costs of $582,511 (including costs deferred at June 30, 2015 of $550,119) resulting in net cash proceeds of $1,903,514. The 2015 Agent Warrants have been recognized as non-cash issue costs of $29,594.

F-64

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2015

(expressed in US dollars unless otherwise noted)

Stock Options

The following table sets forth the options outstanding:

	Number of stock options outstanding	Weighted average exercise price $

Balance – June 30, 2015	3,595,000	0.94
Cancelled	(50,000)	1.05
Balance – September 30, 2015	3,545,000	0.93

The following table summarizes stock options currently outstanding and exercisable at September 30, 2015:

Exercise price $	Number outstanding at September 30, 2015	Weighted average remaining contractual life (years)	Weighted average exercise price $	Number exercisable at September 30, 2015	Exercise price $

0.37	825,000	6.38	0.37	825,000	0.37
0.74	180,000	9.35	0.74	91,389	0.74
0.80	120,000	9.50	0.80	60,000	0.80
1.00	300,000	4.00	1.00	50,000	1.00
1.05	1,820,000	7.88	1.05	1,633,333	1.05
1.54	180,000	7.50	1.54	180,000	1.54
2.30	120,000	7.67	2.30	120,000	2.30
	3,545,000		0.93	2,959,722	0.93

Included in the number of stock options outstanding are 825,000 stock options granted at an exercise price of CDN $0.50. The exercise prices shown in the above table have been converted to $0.37 using the period ending closing exchange rate. Certain stock options have been granted to non-employees and will be revalued at each reporting date until they have fully vested. The stock options have been re-valued using a Black-Scholes pricing model using the following assumptions:

September 30, 2015

Dividend rate	0%
Volatility	76% to 96.9%
Risk-free rate	1.00%
Term - years	0.5 to 1.0

The Company has recognized the following amounts as stock-based compensation expense for the periods noted:

	Three months ended September 30,
	2015 $	2014 $

Research and development	6,455	21,133
General and administrative	33,451	27,807

	39,906	48,940

F-65

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2015

(expressed in US dollars unless otherwise noted)

All of the total stock option expense of $39,906 for the three months ended September 30, 2015 has been recognized as additional paid in capital. Of the stock option expense of $48,940 for the three months ended September 30, 2014 $46,596 has been recognized as additional paid in capital and $2,344 has been recognized as a stock option liability. The aggregate intrinsic value of stock options outstanding at September 30, 2015 was $329,051 (September 30, 2014 - $423,679) and the aggregate intrinsic value of stock options exercisable at September 30, 2015 was $326,614 (September 30, 2014 - $396,368). As of September 30, 2015 there was $24,033 in unrecognized compensation expense that will be recognized over the next year. No stock options granted by the Company have been exercised to September 30, 2015. Upon the exercise of stock options new shares will be issued.

A summary of the status of the Company’s unvested stock options under all plans is presented below:

	Number of Options	Weighted average exercise price $	Weighted average grant date fair value $

Unvested at June 30, 2015	722,361	0.95	0.41
Vested	(87,083)	0.84	0.44
Cancelled	(50,000)	1.05	0.57

Unvested at September 30, 2015	585,278	0.96	0.39

Warrants

Certain of the Company’s warrants have been recognized as a derivative liability (note 6). The following table summarizes all of the Company’s outstanding warrants as of September 30, 2015:

Description	Number

Balance – June 30, 2015	13,472,870
2015 Offering Warrants (i)	4,277,667
2015 Agent Warrants (ii)	93,908
Warrants issued for services (iii)	60,000

Balance - September 30, 2015	17,904,445

i)	Issued as part of the Company’s public offering completed in August 2015. Warrants are exercisable at $0.75 until July 31, 2020.

ii)	Issued as part of the Company’s public offering completed in August 2015. The 2015 Agent Warrants are exercisable at a per share price equal to $0.75 during the five-year period commencing six months from the effective date of the Offering, which period shall not extend further than five years from the effective date of the 2015 Offering. Therefore, all 2015 Agent Warrants expire on July 15, 2020.

iii)	Warrants vest in tranches of 20,000 warrants each on November 30, 2015, December 31, 2015, and January 31, 2016 and are exercisable commencing January 1, 2016 at $0.75 until they expire on July 31, 2020.

F-66

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2015

(expressed in US dollars unless otherwise noted)

8	Financial instruments

The Company has financial instruments that are measured at fair value. To determine the fair value, we use the fair value hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use to value an asset or liability and are developed based on market data obtained from independent sources. Unobservable inputs are inputs based on assumptions about the factors market participants would use to value an asset or liability. The three levels of inputs that may be used to measure fair value are as follows:

●	Level one - inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities;

●	Level two - inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals; and

●	Level three - unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.

The Company’s financial instruments consist of cash and cash equivalents, other receivables, accounts payable, related party payables and derivative liability. The carrying values of cash and cash equivalents, other receivables, accounts payable and related party payables approximate their fair values due to the immediate or short-term maturity of these financial instruments.

F-67

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2015

(expressed in US dollars unless otherwise noted)

Derivative liability

The Company accounts for certain warrants under the authoritative guidance on accounting for derivative financial instruments indexed to, and potentially settled in, a company’s own stock, on the understanding that in compliance with applicable securities laws, the warrants require the issuance of securities upon exercise and do not sufficiently preclude an implied right to net cash settlement. The Company classifies these warrants on its balance sheet as a derivative liability which is fair valued at each reporting period subsequent to the initial issuance. The Company has used a simulated probability valuation model to value the warrants. Determining the appropriate fair-value model and calculating the fair value of warrants requires considerable judgment. Any change in the estimates (specifically probabilities) used may cause the value to be higher or lower than that reported. The estimated volatility of the Company’s common stock at the date of issuance, and at each subsequent reporting period, is based on the historical volatility of similar life sciences companies. The risk-free interest rate is based on rates published by the government for bonds with a maturity similar to the expected remaining life of the warrants at the valuation date. The expected life of the warrants is assumed to be equivalent to their remaining contractual term.

a)	Fair value of derivative liability

The derivative is not traded in an active market and the fair value is determined using valuation techniques. The Company uses judgment to select a variety of methods to make assumptions that are based on specific management plans and market conditions at the end of each reporting period. The Company uses a fair value estimate to determine the fair value of the derivative liability. The carrying value of the derivative liability would be higher or lower as management estimates around specific probabilities change. The estimates may be significantly different from those recorded in the consolidated financial statements because of the use of judgment and the inherent uncertainty in estimating the fair value of these instruments that are not quoted in an active market. All changes in the fair value are recorded in the consolidated statement of operations and comprehensive loss each reporting period. This is considered to be a Level 2 financial instrument.

The Company has the following liabilities under the fair value hierarchy:

	September 30, 2015
Liability	Level 1	Level 2	Level 3
Derivative liability	-	2,954,986	-

	June 30, 2015
	(as restated)
Liability	Level 1	Level 2	Level 3
Derivative liability	-	2,364,381	-

F-68

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

The following table provides information regarding the various expenses (other than placement agent fees) payable by us in connection with the issuance and distribution of the securities being registered hereby. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Nature of Expense	Amount
SEC registration fee	$11,403
Accounting fees and expenses	58,000
Legal fees and expenses	655,000
Transfer agent’s fees and expenses	1,000
Printing and related fees	2,500
Miscellaneous	15,000
Total	$742,903

Item 14.   Indemnification of Directors and Officers.

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

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Item 15.    Recent Sales of Unregistered Securities.

Between June 1, 2012 and January 1, 2013 inclusive DelMar (BC) issued 160,000 common shares for services.

During the six months ended June 30, 2013, DelMar (BC) issued 500,000 common shares in settlement of accounts payable in the amount of $253,050 (CDN $250,000) owed to Valent.

On January 25, 2013 the Company entered into and closed an exchange agreement, with DelMar BC, 0959454 B.C. Ltd., Callco, Exchangeco, and securityholders of DelMar (BC). Pursuant to the Exchange Agreement, (i) the Company issued 4,340,417 shares of common stock  to the U.S. Holders in exchange for the transfer to Exchangeco of all 4,340,417 outstanding common shares of DelMar (BC) held by the U.S. Holders, (ii) the Canadian Holders received, in exchange for the transfer to Exchangeco of all 8,729,583 outstanding common shares of DelMar (BC) held by the Canadian Holders, 8,729,583 Exchangeable Shares of Exchangeco, and (iii) outstanding warrants to purchase 3,360,000 common shares of DelMar (BC) and outstanding options to purchase 1,020,000 common shares of DelMar (BC) were deemed to be amended such that,  rather than entitling the holder to acquire common shares of DelMar (BC), such options and warrants will entitle the holders to acquire shares of common stock of the Company. The Canadian Holders will be entitled to require Exchangeco to redeem (or, at the option of the Company or Callco, to have the Company or Callco purchase) the Exchangeable Shares, and upon such redemption or purchase to receive an equal number of shares of common stock of the Company.

On January 25, 2013, January 31, 2013, February 8, 2013, February 21, 2013, February 28, 2013, March 1, 2013, and March 6, 2013, the Company entered into and closed a series of subscription agreements with accredited investors, pursuant to which the Company issued an aggregate of 13,125,002 Units at a purchase price of $0.80 per Unit, for aggregate gross proceeds of $10,500,000. Each Unit consists of one share of common stock and one five-year warrant to purchase one share of common stock at an exercise price of $0.80.

The Company retained Charles Vista, LLC as the Placement Agent for the Private Offering. The Company paid the Placement Agent a cash fee of $1,050,000 (equal to 10% of the gross proceeds), a non-accountable expense allowance of $315,000 (equal to 3% of the gross proceeds), and a one-year consulting fee of $60,000.  Also, the Company issued to the Placement Agent five-year warrants to purchase 5,250,000 shares of common stock (equal to 20% of the shares of common stock (i) included as part of the Units sold in the Private Offering and (ii) issuable upon exercise of the Investor Warrants) at an exercise price of $0.80, exercisable on a cash or cashless basis.

On January 25, 2013, the Company, Callco, Exchangeco and Computershare Trust Company of Canada (the “Trustee”) entered into a voting and exchange trust agreement (the “Trust Agreement”). Pursuant to the Trust Agreement, Company issued one share of Special Voting Preferred Stock (the “Special Voting Share”) to the Trustee, and the parties created a trust for the Trustee to hold the Special Voting Share for the benefit of the holders of the Exchangeable Shares (other than the Company and any affiliated companies) (the “Beneficiaries”). Pursuant to the Trust Agreement, the Beneficiaries will have voting rights in the Company equivalent to what they would have had they received shares of common stock in the same amount as the Exchangeable Shares held by the Beneficiaries.

On January 25, 2013, the Company issued 1,150,000 shares of common stock to Valent, a company owned by Dennis Brown, the Company’s Chief Scientific Officer, in exchange for Valent agreeing to reduce certain royalties payable to it pursuant to a patent assignment agreement between Valent and DelMar (BC).

On April 17, 2013, the Company issued an aggregate of 555,000 shares of restricted common stock to consultants for services.

During the three months ended September 30, 2013, the Company issued an aggregate of 1,469,810 shares of common stock, including 40,000 shares of common stock for services, 206,000 shares upon the exercise of 206,000 warrants for no additional consideration, 123,810 shares upon the cashless exercise of 200,000 warrants, and 1,100,000 shares upon the exchange of Exchangeable Shares. On September 12, 2013, the Company issued five-year warrants to purchase 300,000 shares of common stock for services. The warrants are exercisable on a cashless basis at an exercise price of $1.76.

During the three months ended December 31, 2013, the Company issued 15,000 shares of common stock upon the exercise of 15,000 warrants for no additional consideration and 255,000 shares of common stock upon the exchange of 255,000 Exchangeable Shares.

II-2

During the period from January 1, 2014 to April 14, 2014 the Company issued 305,313 shares of common stock upon the exercise of warrants, including 20,000 shares for no additional consideration, 8,000 shares for proceeds of CDN $4,000, and 277,313 shares for proceeds of $221,850.  In addition, during the period from January 1, 2014 to April 14, 2014 the Company issued 250,000 shares of common stock for services, and 205,000 shares of common stock upon the exchange of 205,000 Exchangeable Shares.

During the three months ended June 30, 2014, the Company issued 250,000 shares of common stock for services, 125,000 shares of common stock upon the exchange of 125,000 Exchangeable Shares, and 8,000 shares of common stock upon exercise of warrants at an exercise price of $0.46 per share.

On August 8, 2014, the Company consummated its offer (the “Warrant Tender Offer”) to amend certain of its outstanding warrants held by investors who participated in the Company’s private placement financings that closed on January 25, 2013, January 31, 2013, February 8, 2013, February 21, 2013, February 28, 2013, March 1, 2013, and March 6, 2013 (the “Investor Warrants”). Pursuant to the Warrant Tender Offer, an aggregate of 762,227 Investor Warrants were tendered by their holders and were amended and exercised in connection therewith for an aggregate exercise price of approximately $495,448. The Company received net proceeds of approximately $470,676 after paying a 5% warrant agent fee of approximately $24,772.

Effective October 31, 2014, the Company entered into election to exercise warrants agreements (the “Investor Warrant Amendments”) with certain holders of warrants to purchase shares of common stock issued to investors (the “Investor Warrants”), pursuant to which the Company reduced the exercise price from $0.80 to $0.65 per share for 1,136,347 Investor Warrants, and in accordance with the agreements, the holders of such Investor Warrants exercised the Investor Warrants for cash at the foregoing reduced exercise price, such that the Company received aggregate gross proceeds from such exercises of $738,626. Previously, in September 2014, pursuant to election to exercise warrant agreements, the Company reduced the exercise price from $0.80 to $0.65 of 87,500 Investor Warrants, and the holders of such Investor Warrants exercised such Investor Warrants for cash in accordance with such agreements, such that the Company received aggregate gross proceeds of $56,875 from such exercises.

On December 31, 2014, the Company entered into separate warrant exchange agreements (collectively, the “Exchange Agreements”) with each of certain holders of the Company’s outstanding warrants to purchase common stock issued in connection with its private placement financings that closed on January 25, 2013, January 31, 2013, February 8, 2013, February 21, 2013, February 28, 2013, March 1, 2013, and March 6, 2013. Pursuant to the Exchange Agreements, on December 31, 2014, the Company issued an aggregate of 414,889 shares of Common Stock to these holders in exchange for the surrender of warrants to purchase an aggregate of 1,244,666 shares of common stock.

During the three months ended December 31, 2014, the Company issued 187,000 shares of common stock for services.

On February 9, 2015, the Company issued an aggregate of 530,625 shares of common stock in exchange for the cancellation of 1,591,875 warrants pursuant to an exchange offer.

The transactions described above were exempt from registration under Section 4(a)(2) of the Securities Act and/or under Regulation S promulgated by the SEC.

Item 16.   Exhibits and Financial Statement Schedules.

(a) Exhibits.

A list of exhibits filed with this registration statement on Form S-1 is set forth on the Exhibit Index and is incorporated herein by reference.

(b) Financial statement schedule.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17.   Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

II-3

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)        That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)        For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)           The undersigned Registrant hereby undertakes that it will:

(1)           for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2)           for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia, Canada, on November 20, 2015.

DELMAR PHARMACEUTICALS, INC.

By:	/s/ Jeffrey Bacha
Jeffrey Bacha
Its:	CEO and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jeffrey Bacha	November 20, 2015
Jeffrey Bacha
Chief Executive Officer and Director (Principal Executive Officer)

/s/ Scott Praill	November 20, 2015
Scott Praill Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Dennis Brown	November 20, 2015
Dennis Brown
Director

/s/ William Garner	November 20, 2015
William Garner
Director

/s/ John K. Bell	November 20, 2015
John K. Bell
Director

/s/ Robert J. Toth, Jr.	November 20, 2015
Robert J. Toth, Jr.
Director

Lynda Cranston
Director

/s/ Erich Mohr	November 20, 2015
Erich Mohr
Director

II-5

EXHIBIT INDEX

1.1	Form of Placement Agent Agreement (previously filed)
2.1	Exchange Agreement, dated January 25, 2013, among the Company, Exchangeco, Callco, DelMar (BC) and securityholders of DelMar (BC) (1)
3.1	Articles of Incorporation of the Company (2)
3.2	Articles of Merger of the Company (3)
3.3	Certificate of Designation of Special Voting Preferred Stock of the Company (3)
3.4	Bylaws of the Company (2)
3.5	Amendment to Bylaws of the Company (4)
3.6	Certificate of Designation of Series A Preferred Stock (7)
4.1	Form of Warrant (previously filed)
5.1	Opinion of Sichenzia Ross Friedman Ference LLP (previously filed)
10.1	Intercompany Funding Agreement, dated January 25, 2013, between the Company and Exchangeco (1)
10.2	Support Agreement, dated January 25, 2013, among the Company, Exchangeco and Callco (1)
10.3	Voting and Exchange Trust Agreement, dated January 25, 2013, among the Company, Callco, Exchangeco, and the Trustee (1)
10.4	Form of Subscription Agreement (1)
10.5	Form of Registration Rights Agreement (1)
10.6	Form of Investor Warrant (1)
10.7	Form of Dividend Warrant (1)
10.8 †	Memorandum of Understanding and Collaboration Agreement between Guangxi Wuzhou Pharmaceutical (Group) Co. Ltd. and DelMar (BC) (1)
10.9 †	Patent Assignment Agreement, dated September 12, 2010, between DelMar (BC) and Valent (5)
10.1	Amendment, dated January 21, 2013, to Patent Assignment Agreement, dated September 12, 2010, between DelMar (BC) and Valent (5)
10.11	Loan Agreement, dated February 3, 2011, between DelMar (BC) and Valent (5)
10.12	Form of Election to Exercise Warrants (6)
10.13	Form of Investor Warrant Amendment (8)
10.14	Form of Dividend Warrant Amendment (8)
10.15	Form of Exchange Agreement (9)
10.16	Consulting Agreement, effective January 1, 2015 between DelMar (BC) and Jeffrey Bacha (previously filed)
10.17	Consulting Agreement, effective January 1, 2015 between DelMar (BC) and Dennis Brown (previously filed)
10.18	Consulting Agreement, effective January 1, 2015 between DelMar (BC) and Scott Praill (previously filed)
10.19	Form of Subscription Agreement (United States) (previously filed)
10.2	Form of Subscription Agreement (Canada) (previously filed)
16	Letter from John Kinross-Kennedy (1)
21	Subsidiaries (10)
23.1	Consent of PricewaterhouseCoopers LLP *
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1) (previously filed)

EX-101.INS	XBRL Instance Document *
EX-101.SCH	XBRL Taxonomy Extension Schema Document *
EX-101.CAL	XBRL Taxonomy Extension Calculation Linkbase *
EX-101.DEF	XBRL Taxonomy Extension Definition Linkbase *
EX-101.LAB	XBRL Taxonomy Extension Labels Linkbase *
EX-101.PRE	XBRL Taxonomy Extension Presentation Linkbase *

*	Filed herewith

†	Confidential treatment has been granted for certain confidential portions of this exhibit pursuant to Rule 24b-2 under the Exchange Act. In accordance with Rule 24b-2, these confidential portions have been omitted from this exhibit and filed separately with the Commission

(1)	Filed as exhibit to 8-K filed on January 31, 2013 and incorporated herein by reference.
(2)	Filed as an exhibit to S-1 filed August 17, 2010 and incorporated herein by reference.
(3)	Filed as an exhibit to 8-K filed January 23, 2013 and incorporated herein by reference.
(4)	Filed as an exhibit to 8-K filed February 14, 2013 and incorporated herein by reference.
(5)	Filed as exhibit to 8-K/A filed on March 14, 2103 and incorporated herein by reference.
(6)	Filed as an exhibit to 8-K filed June 9, 2014 and incorporated herein by reference.
(7)	Filed as an exhibit to 8-K filed October 3, 2014 and incorporated herein by reference.
(8)	Filed as an exhibit to 8-K filed November 6, 2014 and incorporated herein by reference.
(9)	Filed as an exhibit to 8-K filed January 7, 2015 and incorporated herein.
(10)	Filed as an exhibit to S-1 (Registration No. 333-189337) filed June 14, 2013 and incorporated herein by reference.

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